EXHIBIT 10.3
SENIOR SECURED CREDIT AGREEMENT
Dated as of August 20, 2007
Among
EXTERRAN HOLDINGS, INC.,
as US Borrower and Canadian Guarantor,
EXTERRAN CANADA, LIMITED PARTNERSHIP,
as Canadian Borrower,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as US Administrative Agent,
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA),
as Canadian Administrative Agent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
BANK OF AMERICA, N.A., CALYON NEW YORK BRANCH AND
FORTIS CAPITAL CORP.,
as Documentation Agents,
AND
THE LENDERS SIGNATORY HERETO
Arranged by:
WACHOVIA CAPITAL MARKETS, LLC AND J.P. MORGAN SECURITIES INC.,
as Joint Lead Arrangers and Joint Book Runners
$1,650,000,000 Senior Secured Credit Facilities

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EXHIBITS AND SCHEDULES

Exhibit A-1	-	Form of US Revolving Note
Exhibit A-2	-	Form of Canadian Revolving Note
Exhibit A-3	-	Form of Term Note
Exhibit A-4	-	Form of BA Equivalent Note
Exhibit B-1	-	Form of US Borrowing, Continuation and Conversion Request
Exhibit B-2	-	Form of Canadian Borrowing, Continuation and Conversion Request
Exhibit C-1	-	Form of Compliance Certificate (Condition to Close)
Exhibit C-2	-	Form of Compliance Certificate (Ongoing)
Exhibit D	-	List of Security Instruments
Exhibit E	-	Form of Assignment Agreement
Exhibit F	-	Form of Letter of Credit Application
Exhibit G	-	Form of Account Designation Letter
Exhibit H-1	-	Form of Commitment Increase Certificate
Exhibit H-2	-	Form of Additional Lender Certificate

Schedule 1.02	-	Existing Indebtedness
Schedule 2.01(b)	-	Existing Letters of Credit
Schedule 6.01(j)	-	Excepted Property
Schedule 7.02	-	Liabilities
Schedule 7.03	-	Litigation
Schedule 7.09	-	Taxes
Schedule 7.10	-	Titles, Etc.
Schedule 7.14	-	Subsidiaries
Schedule 7.19	-	Hedging Agreements
Schedule 7.20	-	Restriction on Liens
Schedule 8.08	-	Canadian Taxes
Schedule 8.09	-	Location of Canadian Personal Property
Schedule 9.07(a)	-	US Excluded Collateral

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Schedule 9.07(b)	-	Canadian Excluded Collateral
Schedule 10.01	-	Debt
Schedule 10.02	-	Liens
Schedule 10.03	-	Investments, Loans and Advances
Schedule 10.05	-	Unrestricted Subsidiaries
Schedule 10.14(j)	-	Permitted Property Sales
Schedule 10.16	-	Transactions with Affiliates

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     THIS SENIOR SECURED CREDIT AGREEMENT dated as of August 20, 2007, is among: EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower” and sometimes referred to herein as “Holdco”, and in its capacity as guarantor of the Canadian Tranche Loans, a “Canadian Guarantor”); EXTERRAN CANADA, LIMITED PARTNERSHIP (formerly, Universal Compression Canada, Limited Partnership), a Nova Scotia limited partnership (the “Canadian Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as US administrative agent for the Lenders (herein, together with its successors in such capacity, the “US Administrative Agent” and sometimes referred to herein as “Wachovia”); WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), individually and as Canadian administrative agent for the Lenders (herein, together with its successors in such capacity, the “Canadian Administrative Agent”); JPMORGAN CHASE BANK, N.A., individually and as syndication agent (herein, together with its successors in such capacity, the “Syndication Agent” and sometimes referred to herein as “JPMorgan”); WACHOVIA CAPITAL MARKETS, LLC (“Wachovia Securities”) and J.P. MORGAN SECURITIES INC. (“JPMSI” and together with Wachovia Securities and their successors in such capacity, the “Joint Lead Arrangers” and “Joint Book Runners”); BANK OF AMERICA, N.A., CALYON NEW YORK BRANCH and FORTIS CAPITAL CORP. (together with their successors in such capacity, the “Documentation Agents”); and each of the lenders that is a signatory hereto or which becomes a signatory hereto pursuant to Section 13.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”).
R E C I T A L S
     A. On February 5, 2007, Hanover Compressor Company (“Hanover”), Universal Compression Holdings, Inc. (“Holdings”), Holdco (formerly known as Iliad Holdings, Inc.), Hector Sub, Inc. (“Hanover Merger Subsidiary”) and Ulysses Sub, Inc. (“Universal Merger Subsidiary”) entered into that certain Agreement and Plan of Merger, as amended (the “Merger Agreement”) pursuant to which the parties contemplate a merger and after such merger Holdings will merge into the US Borrower with the US Borrower being the surviving entity (collectively, the “Merger”).
     B. As contemplated in the Merger Agreement, on the effective date of the Merger (“Merger Effective Date”), Holdings shall merge with and become the surviving entity of Universal Merger Subsidiary and Hanover shall merge with and become the surviving entity of Hanover Merger Subsidiary. Thereupon, the US Borrower shall merge with and become the surviving entity of Holdings.
     C. In connection with the Merger, the Borrowers have requested the Lenders to provide certain loans to and extensions of credit on behalf of the Borrowers.
     D. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
     E. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions and Accounting Matters
     Section 1.01 Terms Defined Above. As used in this Senior Secured Credit Agreement, the terms “Canadian Administrative Agent,” “Canadian Borrower,” “Documentation Agent,” “Hanover,” “Hanover Merger Subsidiary,” “Holdco,” “Holdings,” “Joint Book Runners,” “Joint Lead Arrangers,” “JPMorgan,” “JPMSI,” “Lender,” “Lenders,” “Merger,” “Merger Agreement,” “Merger Effective Date,” “Syndication Agent,” “Universal Merger Subsidiary,” “US Administrative Agent,” “US Borrower,” “Wachovia” and “Wachovia Securities” shall have the meanings indicated above.
     Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this ARTICLE I or in other provisions of this Senior Secured Credit Agreement in the singular to have equivalent meanings when used in the plural and vice versa):
     “ABS Facility” shall mean that certain $800,000,000 asset backed securitization facility under that certain Indenture dated as of August 20, 2007, between the ABS Subsidiaries and Wells Fargo Bank, National Association, as Indenture Trustee, as amended, modified, supplemented, restated, refinanced or replaced by another limited recourse facility from time to time; provided that the ABS Facility may be increased on a one-time basis by an amount up to $200,000,000 (the “ABS Facility Increase”); provided further that any exercise of a Commitment Increase pursuant to Section 2.03(a) when combined with all previous Commitment Increases exceeds $200,000,000 shall automatically and permanently reduce the availability of the ABS Facility to exceed $800,000,000 by the excess of the total Commitment Increases (including all previous Commitment Increases) over $200,000,000, and if the outstanding amount under the ABS Facility is above $800,000,000, the ABS Facility shall automatically and permanently be reduced by the excess of the total Commitment Increases (including all previous Commitment Increases) over $200,000,000 (but in no event to less than $800,000,000) and any Debt outstanding under the ABS Facility in excess of the amount so reduced shall be promptly repaid.
     “ABS Facility Excess Utilization” shall mean the borrowing of loans under the ABS Facility in excess of $800,000,000 at any time outstanding.
     “ABS Facility Increase” shall have the meaning assigned such term in the definition of ABS Facility.
     “ABS Subsidiary” shall mean Exterran ABS 2007 LLC, Exterran ABS Leasing 2007 LLC and any other Subsidiary certified by the Borrowers to be involved in or created in connection with or as a requirement of the ABS Facility and any Subsidiary of such Subsidiary.
     “Acceptance Date” shall mean any date, which must be a Business Day, on which a Bankers’ Acceptance is or is to be issued or a BA Equivalent Loan is or is to be made.
     “Acceptance Fees” shall mean an amount for each Bankers’ Acceptance and BA Equivalent Loan equal to the product of the Applicable Margin for Acceptance Fees times the Principal Amount of such Bankers’ Acceptance or BA Equivalent Loan times the Term/365.

     “Accepting Lender” shall mean any Canadian Tranche Revolving Lender that has accepted a Bankers’ Acceptance issued by (or advanced a BA Equivalent Loan to) the Canadian Borrower under this Agreement.
     “Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Initial Funding Date from the US Borrower to the US Administrative Agent in substantially the form attached hereto as Exhibit G.
     “Additional Lender” shall have the meaning assigned such term in Section 2.03(a)(i).
     “Additional Lender Certificate” shall have the meaning assigned such term in Section 2.03(a)(ii)(C).
     “Additional Term Loan Borrowing” shall mean a Borrowing comprised of Additional Term Loans.
     “Additional Term Loan Commitment” shall mean, with respect to each Additional Term Loan Lender, the commitment of such Additional Term Loan Lender to make Additional Term Loans pursuant to Section 2.01(a)(v), as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.03(c) or 5.06 or ARTICLE XI, (b) increased from time to time pursuant to Section 2.03(a) or (c) modified from time to time to reflect any Assignments permitted under Section 13.06(b). The amount of each Additional Term Loan Lender’s Additional Term Loan Commitment shall be the amount as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent.
     “Additional Term Loan Lender” shall mean a Term Loan Lender making an Additional Term Loan.
     “Additional Term Loans” shall have the meaning assigned such term in Section 2.01(a)(v).
     “Adjusted EBITDA” shall mean, without duplication, for any Testing Period the sum of (i) EBITDA of the US Borrower and its Consolidated Subsidiaries (excluding all Subsidiary EBITDA) for such Testing Period (excluding transaction expenses incurred in connection with the Merger) and (ii) cash from distributions attributable to the ownership of GP Interests, LP Units and IDRs received by the US Borrower or its Restricted Subsidiaries during such Testing Period, on an Annualized Basis and (iii) cash from distributions attributable to the ownership of Subordinated Units received by the US Borrower and its Restricted Subsidiaries during such Testing Period, on an Annualized Basis; provided that for so long as quarterly distributions on each Subordinated Unit is less than $0.4025 (or such other amount as adjusted pursuant to the EPLP Partnership Agreement), cash from distributions attributable to the ownership of Subordinated Units will be limited to actual cash distributions received by the US Borrower and its Restricted Subsidiaries from the Subordinated Units during such Testing Period. In each case, with respect to (ii) and (iii) above, adjusted for any dividend restrictions imposed on EPLP under its or any of its Subsidiaries’ credit facilities as if such dividend restriction was in effect for the entire Testing Period.

     “Administrative Agents” shall mean collectively, the US Administrative Agent and the Canadian Administrative Agent.
     “Affected Loans” shall have the meaning assigned such term in Section 5.04.
     “Affiliate” of any Person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (b) any director or officer of such first Person or of any Person referred to in clause (a) above and (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 30% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 30% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.
     “Agents” shall mean collectively, the Syndication Agent, the Documentation Agents and the Administrative Agents.
     “Aggregate Commitments” shall mean collectively, the Aggregate Revolving Commitments and the Aggregate Term Commitments.
     “Aggregate Credit Exposure” shall mean the aggregate Principal Amount of all Loans and LC Exposure outstanding at such time.
     “Aggregate Revolving Commitments” at any time shall equal the sum of (a) the Aggregate US Tranche Commitments and (b) the Canadian Allocated Aggregate Commitments. The initial Aggregate Revolving Commitments are $850,000,000.
     “Aggregate Term Commitments” at any time shall equal the sum of (a) the Term Commitments of all Term Loan Lenders and (b) the Additional Term Loan Commitments of all Additional Term Loan Lenders. The initial Aggregate Term Commitments are $800,000,000.
     “Aggregate US Tranche Commitments” at any time shall equal the sum of the US Tranche Commitments of all US Tranche Revolving Lenders. The initial Aggregate US Tranche Commitments are $825,000,000.
     “Agreement” shall mean this Senior Secured Credit Agreement, as the same may from time to time be amended or supplemented.
     “Alternate Currency” shall mean such foreign currencies which are readily convertible into US Dollars and are acceptable to the US Administrative Agent.
     “Annualized Basis” shall mean the process of multiplying the amount of the cash distributions received during the US Borrower’s most recent fiscal quarter by four.

     “Anti-Terrorism Laws” shall have the meaning assigned such term in Section 7.13(a).
     “Applicable Administrative Agent” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche or the Term Loan Facility, the US Administrative Agent and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Administrative Agent.
     “Applicable Borrower” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche or the Term Loan Facility, the US Borrower and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Borrower.
     “Applicable Lenders” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Tranche Revolving Lenders, (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Tranche Revolving Lenders and (c) with respect to a Loan or Borrowing made under the Term Loan Facility, the Term Loan Lenders.
     “Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office or branch of such Lender (or a Lender Affiliate) designated for such Type of Loan in its administrative questionnaire on file with the Applicable Administrative Agent or such other offices of such Lender (or of a Lender Affiliate) as such Lender may from time to time specify to the Applicable Administrative Agent and the Applicable Borrower as the office by which its Loans of such Type are to be made and maintained.
     “Applicable Margin” shall mean, with respect to the Revolving Credit Facility and the Term Loan Facility, a percentage per annum determined by reference to the Index Debt Ratings by Moody’s and S&P, respectively, applicable on such date, as set forth below:

	Applicable Margin
	US Dollar LIBOR Loans,
	US Dollar LIBOR	US Dollar Base Rate
	Reference Rate Loans and	Loans and Canadian Prime
Index Debt Rating	Acceptance Fees (bps)	Rate Loans (bps)	Commitment Fees (bps)
Category 1
BBB-/Baa3 or better	65	0	12.5

Category 2
BB+/Ba1	82.5	0	17.5

Category 3
BB/Ba2	100	0	22.5

Category 4
BB-/Ba3	125	25	30

Category 5
B+/B1	150	50	35

Category 6
B/B2 or worse	175	75	35

     For purposes of determining the Applicable Margin, the US Borrower’s initial Index Debt Rating will be Category 3 until October 1, 2007; and thereafter, the US Borrower’s Index Debt Rating shall be established by Moody’s and S&P. If the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Categories, the Applicable Margin shall be based (i) if the differential is one level, the lower number of the Categories, or (ii) if the differential is more than one level, the Category number immediately higher than the lowest. If the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall change (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the US Borrower to the US Administrative Agent pursuant to Section 9.01(f) or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the US Borrower and the US Tranche Revolving Lenders and to the extent there are Aggregate Term Commitments outstanding, the Term Loan Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating of such agency most recently in effect prior to such change or cessation. For purposes of the foregoing, if both Moody’s and S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the immediately preceding sentence of this definition), then such agencies shall be deemed to have established an Index Debt Rating in Category 6.
     “Assignment” shall have the meaning assigned such term in Section 13.06(b).
     “BA Equivalent Loan” shall mean an advance in Canadian Dollars made by a Canadian Tranche Revolving Lender to the Canadian Borrower evidenced by a BA Equivalent Note.
     “BA Equivalent Note” shall mean a promissory note executed and delivered by the Canadian Borrower to a Canadian Tranche Revolving Lender in substantially the form of Exhibit A-4 or by each Canadian Tranche Revolving Lender pursuant to the power of attorney in Section 2.11(b).
     “BA Exposure” shall mean at any time, with respect to any Accepting Lender, the aggregate Principal Amount of Bankers’ Acceptances and BA Equivalent Loans to be paid by the Canadian Borrower to the Canadian Administrative Agent at the Canadian Principal Office for which the Canadian Borrower has not reimbursed such Accepting Lender.
     “BA Maturity Date” shall mean the date on which a Bankers’ Acceptance is payable or a BA Equivalent Note matures in accordance with Section 2.11(a)(ii).

     “BA Net Proceeds” shall mean in respect of any Bankers’ Acceptance or BA Equivalent Loan, the amount (rounded to the nearest whole cent with one-half of one cent being rounded up) determined in accordance with the formula set forth below, less the Acceptance Fee applicable to such Bankers’ Acceptance or BA Equivalent Loan. The BA Net Proceeds of any Bankers’ Acceptance or BA Equivalent Loan shall be equal to the Principal Amount of such Bankers’ Acceptance or BA Equivalent Loan times the Price. For purposes of this definition, the “Price” of any Bankers’ Acceptance or BA Equivalent Loan shall equal {1 / [1 + (Bankers’ Acceptance Rate X Term/365)]} and shall be expressed as a decimal and be rounded to the nearest 1/10000 of 1%, with 0.0000005 being rounded up.
     “Bankers’ Acceptance Rate” shall mean in respect of a Bankers’ Acceptance accepted by an Accepting Lender on any date or a BA Equivalent Loan being advanced by such Accepting Lender on any date, (a) for a Canadian Tranche Revolving Lender which is a Major Schedule I Lender, the CDOR Rate and (b) for a Canadian Tranche Revolving Lender which is not a Major Schedule I Lender, the CDOR Rate plus 10 basis points.
     “Bankers’ Acceptances” shall mean bankers’ acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the DBNA, or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case issued by the Canadian Borrower and accepted by a Canadian Tranche Revolving Lender (and, if applicable, purchased by such Canadian Tranche Revolving Lender) at the request of the Canadian Borrower, such depository bill or bill of exchange to be substantially in the standard form of such Canadian Tranche Revolving Lender.
     “Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
     “Borrowers” shall mean collectively the US Borrower and the Canadian Borrower.
     “Borrowing” shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of US Dollar LIBOR Loans, and in the case of Bankers’ Acceptances or BA Equivalent Loans, as to which a single Interest Period is in effect.
     “Business Day” shall mean, other than for Letters of Credit, any day other than a day on which commercial banks are authorized or required to close in North Carolina for purposes of the US Tranche and the Term Loan Facility, and in North Carolina and in Calgary or Toronto, Canada for purposes of the Canadian Tranche, and, where such term is used in the definition of “Quarterly Date” or if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a US Dollar LIBOR Loan or a notice by a Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in US Dollar deposits are carried out in the London interbank market. With respect to Letters of Credit, “Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in the domicility of the respective Issuing Bank and confirming bank.

     “CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Section 11.02(c).
     “CAM Exchange Date” shall mean the date on which there shall occur an acceleration of Loans pursuant to Section 11.02(a) or Section 11.02(b).
     “CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Credit Exposure of such Lender for all Tranches (determined by the US Dollar Equivalent Amount for its Canadian Tranche Credit Exposure prevailing on the CAM Exchange Date and determined by the US Dollar Equivalent for its LC Exposure in Offshore Currency Letters of Credit prevailing on the CAM Exchange Date) and (b) the denominator shall be the Aggregate Credit Exposure (determined by the US Dollar Equivalent Amount for the Canadian Tranche Credit Exposure of all Canadian Tranche Revolving Lenders as of the CAM Exchange Date and determined by the US Dollar Equivalent for the LC Exposure in Offshore Currency Letters of Credit of all Lenders as of the CAM Exchange Date).
     “Canadian Allocated Aggregate Commitments” shall mean the aggregate amount of the US Tranche Commitments allocated by the US Borrower from time to time as the Canadian Allocated Aggregate Commitments pursuant to Section 2.03(b)(ii), not to exceed the Canadian Allocated Maximum Aggregate Commitments. The Canadian Allocated Aggregate Commitments may be terminated pursuant to Section 2.03(b)(i), 2.03(b)(iii), 5.06 or ARTICLE XI. The initial Canadian Allocated Aggregate Commitments are $25,000,000.
     “Canadian Allocated Commitment” shall mean as to each Canadian Tranche Revolving Lender, the percentage set forth in the column titled “Canadian Tranche Percentage” as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto, as applicable, of the Canadian Allocated Aggregate Commitments.
     “Canadian Allocated Maximum Aggregate Commitments” shall mean the aggregate maximum Canadian Allocated Commitments of all Canadian Tranche Revolving Lenders on file with the US Administrative Agent. The Canadian Allocated Maximum Aggregate Commitments are $100,000,000.
     “Canadian Allocation Period” shall mean any time during which either (a) the US Borrower has allocated any portion of the US Tranche Commitments as the Canadian Allocated Aggregate Commitments pursuant to Section 2.03(b)(ii) or (b) the Canadian Tranche Credit Exposure exceeds zero.
     “Canadian Commitment Fee” shall have the meaning assigned such term in Section 2.04(a)(ii).
     “Canadian Dollars” or “C$” shall mean lawful money of Canada.
     “Canadian Guarantor” shall mean the US Borrower and each Subsidiary Guarantor required to execute the Guaranty Agreement – Canada or supplement thereto pursuant to Section 9.07(b), excluding the Canadian Borrower.

     “Canadian Pension Plan” shall mean any “pension plan” or “plan” that is subject to the funding requirements of the Employment Pension Plans Act (Alberta) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees resident in Canada of the Canadian Borrower or a Significant Canadian Subsidiary.
     “Canadian Prime Rate” shall mean, at any time, the greater of (a) the rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (b) the annual rate of interest equal to the sum of (i) the 30-day CDOR Rate at such time and (ii) one percent (1%) per annum.
     “Canadian Prime Rate Loans” shall mean Loans denominated in Canadian Dollars that bear interest at a rate based upon the Canadian Prime Rate.
     “Canadian Principal Office” shall mean the principal office of the Canadian Administrative Agent, which, on the date of this Agreement is located at 141 Adelaide St., W., Suite 1500, Toronto, Ontario, Canada M5H 3L9, Attention: Sophie Ronan (Telecopy No. (416) 364-8165).
     “Canadian Reference Bank” shall mean the Bank of Montreal, or its successors and assigns, or one of the Major Schedule I Lenders as the US Administrative Agent may from time to time designate.
     “Canadian Subsidiary” shall mean each Restricted Subsidiary of the US Borrower that is formed under the laws of Canada, any Province thereof, or any territory thereof.
     “Canadian Tranche” shall mean the Canadian Allocated Commitments and the Canadian Tranche Loans.
     “Canadian Tranche Borrowing” shall mean a Borrowing comprised of Canadian Tranche Loans.
     “Canadian Tranche Credit Exposure” shall mean at any time, the US Dollar Equivalent Amount of the aggregate Principal Amount of the Canadian Tranche Loans outstanding at such time. The Canadian Tranche Credit Exposure of any Canadian Tranche Revolving Lender at any time shall be the US Dollar Equivalent Amount of the aggregate Principal Amount of the Canadian Tranche Loans owed to such Lender at such time.
     “Canadian Tranche Loan” shall mean any Revolving Loan (including Canadian Prime Rate Loans, Bankers’ Acceptances, BA Equivalent Loans, US Dollar LIBOR Loans and US Dollar Base Rate Loans) made by the Canadian Tranche Revolving Lenders pursuant to Section 2.01(a)(ii) or Section 2.11, as applicable.
     “Canadian Tranche Percentage” shall mean:
     (a) at any time during which the US Tranche Commitments remain outstanding, with respect to each Canadian Tranche Revolving Lender, the percentage set forth in the column titled “Canadian Tranche Percentage” as agreed between the US Administrative Agent and such

Lender and on file with the US Administrative Agent or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto; and
     (b) upon the termination of the Aggregate Revolving Commitments pursuant to Section 11.02, with respect to each Canadian Tranche Revolving Lender, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the Canadian Tranche Credit Exposure of such Canadian Tranche Revolving Lender, and the denominator of which is the Canadian Tranche Credit Exposure of all Canadian Tranche Revolving Lenders.
As of the Initial Funding Date, the Canadian Tranche Percentage of each Canadian Tranche Revolving Lender is the percentage agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto, as applicable.
     “Canadian Tranche Revolving Lender” shall mean a Lender with a Canadian Allocated Commitment or with outstanding Canadian Tranche Loans that is, for the purposes of the Income Tax Act (Canada) in force as of the date that such Lender acquires a Canadian Allocated Commitment, either (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada) or (b) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and that has, as part of its business carried on in Canada, a Canadian Allocated Commitment, and, in the case of clauses (a) and (b), is an Affiliate of a US Tranche Revolving Lender.
     “Canadian Welfare Plan” shall mean any medical, health, hospitalization, insurance or other employee benefit or welfare plan or arrangement applicable to employees resident in Canada of the Canadian Borrower or a Significant Canadian Subsidiary.
     “Capital Lease” shall mean a lease of (or other arrangement conveying the right to use) real and/or personal Property, or a combination thereof, with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a Debt in accordance with GAAP.
     “Capital Lease Obligations” shall mean, as to any Person, all obligations of such Person as lessee under any Capital Lease, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Equivalents” shall mean:
     (a) securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition;
     (b) certificates of deposit and Eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and

Development having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency or currency unit);
     (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
     (d) commercial paper having at least P2 or A2 from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in each case maturing within 270 days after the date of acquisition;
     (e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above; and
     (f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (d).
     “CDOR Rate” shall mean, on any day, the annual rate of interest which is the rate applicable to Canadian Dollar bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. Eastern time on such day for bankers’ acceptances having for purposes of calculating the Canadian Prime Rate a maturity of 30 days and, for purposes of Bankers’ Acceptances and BA Equivalent Loans, a comparable maturity date to the maturity date of such issue of Bankers’ Acceptances and BA Equivalent Loans; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the rate applicable to such Canadian Dollar bankers’ acceptances of comparable maturity date quoted by one of the Major Schedule I Lenders selected by the US Administrative Agent as of 10:00 a.m. Eastern time on such day.
     “CERCLA” shall have the meaning assigned such term in the definition of Environmental Laws.
     “Change of Control” shall mean the occurrence of one or more of the following events: (a) the approval by the holders of Equity Interests of the US Borrower of any plan or proposal for the liquidation or dissolution of the US Borrower (whether or not otherwise in compliance with the provisions of this Agreement); (b) any Person or “group” within the meaning of Section 13(d) of the Exchange Act shall become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares representing more than 50% of the aggregate voting power represented by the Equity Interests of the US Borrower; (c) the replacement of a majority of the Board of Directors of the US Borrower over a two-year period from the directors who constituted the Board of Directors of the US Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the US Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; (d) the US Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Hanover and Holdings except to the extent Hanover and Holdings are merged into the US Borrower; or (e) the US Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Canadian Borrower while any Canadian Tranche Loans are outstanding or any Canadian Allocated Commitments remain in effect.
     “Closing Date” shall mean August 20, 2007.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
     “Collateral” shall mean all Property of the US Borrower and the Subsidiary Guarantors which is secured by a Lien under the Security Instruments.
     “Combined Revolving Credit Exposure” shall mean at any time, the sum of (a) the US Tranche Credit Exposure at such time, and (b) the Canadian Tranche Credit Exposure at such time.
     “Commitment Fees” shall mean collectively, the Canadian Commitment Fee and the US Commitment Fee.
     “Commitment Increase” shall have the meaning assigned such term in Section 2.03(a)(i).
     “Commitment Increase Certificate” shall have the meaning assigned such term in Section 2.03(a)(ii)(B).
     “Commitment Reduction Amount” shall mean an amount equal to the amount of any prepayment owed under the Revolving Credit Facility pursuant to Sections 2.07(b)(iii), 2.07(b)(iv), 2.07(b)(v) and 2.07(b)(vi) whether or not any Revolving Loan or LC Exposure is then outstanding.
     “Compression Assets” shall mean all or any portion of any Person’s compression services or rental contracts, compression services customer relationships and related compression equipment.
     “Confidential Information” shall have the meaning assigned such term in Section 13.15.
     “Consolidated Net Income” shall mean for any period, the aggregate of the net income (or loss) of any Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein, without duplication) the following: (a) the net income of any Person in which it or any of its Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of it and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to it or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted under the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; provided that upon the removal of such restriction, the aggregate net income previously excluded within the last four (4) fiscal quarters shall be added to the net income for the same quarters; (c) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets; (e) gains, losses or other charges as a result of the early retirement of Debt; (f) non-cash gains or losses as a result of foreign currency adjustments and (g) the cost of refinancing any long-term debt to the extent such costs are paid for from the proceeds of such refinancing.
     “Consolidated Subsidiaries” shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.
     “Credit Exposure” shall mean at any time for any Lender (a) for the Canadian Tranche such Lender’s Canadian Tranche Credit Exposure, (b) for the US Tranche such Lender’s US Tranche Credit Exposure and (c) for the Term Tranche such Lender’s Term Credit Exposure.
     “DBNA” shall mean the Depository Bills and Notes Act (Canada).
     “Debt” shall mean, for any Person the sum of the following (without duplication): (a) all obligations of such Person (whether created or assumed) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (d) all Capital Lease Obligations in respect of which such Person is liable (whether contingent or otherwise); (e) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person but if not assumed by such Person, limited to the fair market values of such Property; (f) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others but only to the extent of the remaining maximum liability of such Person under such guaranty; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (h) prepayments or advances from customers made more than 60 days in advance of the date such goods and services are due to prepay, secure or settle obligations to deliver goods or services and in excess of the sum of (A) $50,000,000 outstanding at any time and (B) up to an additional $50,000,000 outstanding at any time if such amount is approved in writing by the US Administrative Agent from time to time (which consent shall not be unreasonably denied or delayed); provided, however, all prepayments or advances received in connection with fabrication, installation, turn-key or total solutions projects or other similar projects shall be excluded; (i) obligations to pay for commodities in the form of take-or-pay agreements or similar arrangements beyond the normal requirements of the business of the US Borrower and its Subsidiaries whether or not such goods or services are actually received or utilized by such Person; (j) any Equity Interests of such Person in which such Person has a mandatory obligation to redeem such Equity Interests; (k) any

Debt (as described in the other clauses of this definition) of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement but only to the extent of the maximum liability of such Person under such agreement or Governmental Requirement; and (l) all net mark to market obligations of such Person under Hedging Agreements.
     “Default” shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.
     “Disclosing Parties” shall have the meaning assigned such term in Section 13.15.
     “Disposition” shall mean the sale, exchange or conveyance (including any sale and leaseback transaction) of any Property by the US Borrower or any of its Domestic Subsidiaries, including any sale, exchange or conveyance, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dissolved Subsidiary” shall have the meaning assigned such term in Section 9.07(d)(ii).
     “Domestic Subsidiary” shall mean each Restricted Subsidiary of the US Borrower which is not a Foreign Subsidiary.
     “Drafts” shall mean, at any time, either a depository bill within the meaning of the DBNA or a bill of exchange within the meaning of the Bills of Exchange Act (Canada) drawn by the Canadian Borrower on a Canadian Tranche Revolving Lender but which at such time has not been completed as to the payee or accepted by such Lender or any other Person.
     “EBITDA” shall mean, for any period, the sum of Consolidated Net Income for such period plus the following consolidated expenses or charges to the extent deducted from Consolidated Net Income in such period: Total Interest Expense (or interest expense when determining EBITDA of an Unrestricted Subsidiary), taxes, depreciation, amortization and non-cash charges, provided that any cash actually paid with respect to such non-cash charges shall be deducted from EBITDA when paid. EBITDA will be adjusted on a pro forma basis (reasonably acceptable to the US Administrative Agent) for individual acquisitions and divestitures in excess of $50,000,000, including projected synergies.
     “8.50% Equipment Lease Notes” shall mean those 8.50% senior secured notes due 2008 issued pursuant to that certain Indenture, dated as of August 30, 2001 among the 2001A Trust, as issuer, Exterran Energy Solutions, L.P. (formerly Hanover Compression Limited Partnership) and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee and related equity certificates, as amended, modified, supplemented or restated from time to time.
     “8.625% Notes” shall mean those 8.625% senior notes due 2010 issued pursuant to that certain Senior Indenture dated as of December 15, 2003 between Hanover and Wachovia, as amended, modified, supplemented or restated from time to time.
     “8.75% Equipment Lease Notes” shall mean 8.75% senior secured notes due 2011 issued pursuant to that certain Indenture, dated as of August 30, 2001 among the 2001B Trust, as issuer, Exterran Energy Solutions, L.P. (formerly Hanover Compression Limited Partnership) and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee and related equity certificates, as amended, modified, supplemented or restated from time to time.
     “Environmental Laws” shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the US Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the US Borrower or any Subsidiary is located, including the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, 1999, the Environmental and Enhancement Protection Act (Alberta), the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of the US Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.
     “EPLP” shall mean Exterran Partners, L.P., a Delaware limited partnership.
     “EPLP Group” shall mean EPLP and its Subsidiaries.
     “EPLP Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of EPLP (formerly, Universal Compression Partners, L.P.), dated as of October 20, 2006, as amended, modified, supplemented or restated.
     “Equity Interest” shall mean, (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock and (b) with respect to any Person that is not a corporation, any and all partnership interests or other equity interests of such Person.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the US Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the US Borrower, any Subsidiary or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the US Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the US Borrower, any Subsidiary or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the US Borrower, any Subsidiary or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Event of Default” shall have the meaning assigned such term in Section 11.01.
     “Excepted Liens” shall mean: (a) Liens for taxes, assessments, public or statutory obligations or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (b) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (c) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord’s liens, each of which is in respect of obligations that have not been overdue more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (d) any Liens reserved in leases for rent or royalties and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the US Borrower or any Subsidiary or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the US Borrower or any

Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals, timber, metals, steam, or other natural resources, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the US Borrower or any Subsidiary or materially impair the value of such Property subject thereto or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, performance bonds, return-of-money or payment bonds, surety and appeal bonds, contracts or leases to which the US Borrower or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens permitted under the Security Instruments; (h) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 11.01(h); and (i) Liens for the US Borrower’s or any Subsidiary’s title to Property leased under Capital Leases; provided that no intention to subordinate the first priority Lien granted in favor of the US Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
     “Excess Amount” shall have the meaning assigned such term in Section 2.03(a)(ii)(I).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Executive Order” shall have the meaning assigned such term in Section 7.13(a).
     “Existing Hanover Credit Agreement” shall mean that certain Credit Agreement, dated as of November 21, 2005 among Hanover, Hanover Compressor Limited Partnership, JPMorgan Chase Bank, N.A., as administrative agent and the other lenders signatory thereto, as amended, modified, supplemented or restated from time to time.
     “Existing Indebtedness” shall mean collectively, all Debt under (a) Existing Universal Credit Agreement, (b) the Existing Hanover Credit Agreement, (c) the 7 1/2% Notes, (d) the 8.625% Notes, (e) the 9.00% Notes, (f) the 8.50% Equipment Lease Notes, (g) the 8.75% Equipment Lease Notes, (h) the 7 1/4% Notes and (i) the 4.75% Convertible Notes Due 2014, (j) the 4.75% Convertible Notes Due 2008 and (k) any other debt of the US Borrower and its Subsidiaries existing immediately prior to the date of the Merger and set forth on Schedule 1.02.
     “Existing Letters of Credit” shall mean those letters of credit listed on attached Schedule 2.01(b) and all reimbursement obligations pertaining to any such letter of credit.
     “Existing Universal Credit Agreement” shall mean that certain Senior Secured Credit Agreement dated as of October 20, 2006 among Holdings, Exterran (formerly Universal Compression, Inc.), the Canadian Borrower, the Administrative Agents and the other lenders signatory thereto, as amended, modified, supplemented or restated from time to time.

     “Exterran” shall mean Exterran, Inc., a Texas corporation.
     “Exterran Argentina” shall mean Hanover Argentina S.A., an Argentina corporation.
     “Exterran Cayman Entities” shall mean collectively, Hanover Cayman Limited, a Cayman Islands limited liability company and Production Operators Cayman Inc. (Cayman Islands), a Cayman Islands corporation.
     “Exterran Canadian Holdings” shall mean Exterran Canadian Partnership Holdings GP ULC, an Alberta unlimited liability company.
     “Exterran NLBV” shall mean Hanover Compressor Holding Company NL B.V., a Netherlands corporation.
     “Exterran Spain” shall mean Universal Compression International Holdings, S.L.U., a Spain corporation.
     “Exterran Venezuela” shall mean Hanover Venezuela, C.A., a Venezuela corporation.
     “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the US Administrative Agent on such day on such transactions as determined by the US Administrative Agent.
     “Fee Letter” shall mean that certain letter agreement from Wachovia and JPMorgan to the Borrowers dated as of July 2, 2007, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.
     “Financial Statements” shall mean the most recent financial statement or statements of the parties described or referred to in Section 7.02 or the US Borrower and its Consolidated Subsidiaries delivered annually pursuant to Section 9.01(a)(i).
     “First Rate” shall have the meaning assigned such term in Section 3.02(b)(i).
     “Foreign Credit Facility” shall mean any credit facility of a Foreign Subsidiary that derives substantially all of its income from jurisdictions other than the United States of America.
     “Foreign Subsidiary” shall mean each Restricted Subsidiary of the US Borrower that is formed under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

     “4.75% Convertible Notes Due 2008” shall mean those certain 4.75% convertible senior notes due 2008 issued pursuant to that certain Indenture dated as of March 15, 2001 between Hanover and Wilmington Trust Company, as amended, modified, supplemented or restated from time to time.
     “4.75% Convertible Notes Due 2014” shall mean those certain 4.75% convertible senior notes due 2014 issued pursuant to that certain Senior Indenture dated as of December 15, 2003 between Hanover and Wachovia, as amended, modified, supplemented or restated from time to time.
     “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.
     “General Partner” shall mean UCO General Partner, LP, a Delaware limited partnership, the general partner of EPLP.
     “Governmental Authority” shall include the country, state, province, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrowers, their Subsidiaries or any of their Property or any Administrative Agent, any Lender or any Applicable Lending Office.
     “Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
     “GP Interests” shall mean the ownership interests of the General Partner of EPLP in its capacity as general partner of EPLP, which is evidenced by general partner units.
     “Guaranteed Obligations” shall have the meaning assigned such term in Section 14.01(a).
     “Guarantor” shall mean a Canadian Guarantor or Subsidiary Guarantor, as applicable.
     “Guaranty” shall mean the guaranty by the US Borrower contained in ARTICLE XIV.
     “Guaranty Agreement — Canada” shall mean that certain Canadian Guaranty Agreement that may be executed by the Significant Canadian Subsidiaries in favor of the Canadian Administrative Agent as required by Section 9.07(b) in a form to be agreed upon by the Canadian Borrower and the Canadian Administrative Agent, as amended, modified or restated from time to time.

     “Guaranty Agreement — US” shall mean that certain US Guaranty Agreement that may be executed by Significant Domestic Subsidiaries in favor of the US Administrative Agent as required by Section 9.07(a) in a form to be agreed upon by the US Borrower and the US Administrative Agent, as amended, modified or restated from time to time.
     “Guaranty Agreements” shall mean collectively, the Guaranty Agreement-Canada and the Guaranty Agreement-US.
     “Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction entered into from time to time.
     “Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under the Loan Documents under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
     “IDR” shall mean an Incentive Distribution Right as defined in the EPLP Partnership Agreement.
     “Indebtedness” shall mean (without duplication), unless the context indicates otherwise, any and all amounts owing or to be owing by the Borrowers and the Restricted Subsidiaries to any of the Administrative Agents, the Issuing Banks, the Lenders and/or any Lender Affiliate in connection with the Loan Documents and the Letter of Credit Applications and Bankers’ Acceptances, any Treasury Management Agreement now or hereafter arising between any Borrower or any Restricted Subsidiary of a Borrower and any Lender or any Lender Affiliate and permitted under the terms of this Agreement and any Hedging Agreement now or hereafter arising between any Borrower or any Restricted Subsidiary of a Borrower and any Lender or any Lender Affiliate and permitted under the terms of this Agreement, excluding any Hedging Agreements now or hereafter arising in connection with the ABS Facility, and all renewals, extensions and/or rearrangements of any of the foregoing.
     “Indemnified Parties” shall have the meaning assigned such term in Section 13.03(a)(ii).
     “Indemnity Matters” shall mean any and all actions, suits, proceedings (including any investigations, litigation and inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages and, without duplication, reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.
     “Index Debt Rating” shall mean the rating of the senior secured indebtedness for borrowed money of the US Borrower that is not guaranteed by any other Person except for a Subsidiary Guarantor or subject to any other credit enhancement; provided, that if the US Borrower does not have any such rating, the Index Debt Rating shall be the corporate debt rating of the US Borrower.

     “Initial Funding Date” shall mean the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 13.04) which date shall not be later than February 15, 2008.
     “Initial Term Loans” shall mean the Loans made pursuant to Section 2.01(a)(iv).
     “Intercreditor Agreement” shall mean, collectively, (i) that certain Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007 among inter alia, Exterran ABS 2007 LLC, Wells Fargo Bank, National Association, as indenture trustee, Wachovia Bank, National Association, as U.S. administrative agent on behalf of the bank lenders and JPMorgan Chase Bank, N.A., as intercreditor collateral agent, as the same may be amended, supplemented, restated or replaced from time to time and (ii) that certain Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007 among inter alia, Exterran ABS 2007 LLC, Wells Fargo Bank, National Association, as indenture trustee and as intercreditor collateral agent, and Wachovia Bank, National Association, as U.S. administrative agent on behalf of the bank lenders, as the same may be amended, supplemented, restated or replaced from time to time.
     “Interest Coverage Ratio” shall mean the ratio of (a) Adjusted EBITDA for the applicable Testing Period to (b) Total Interest Expense for the applicable Testing Period.
     “Interest Period” shall mean with respect to any US Dollar LIBOR Loan, the period commencing on the date such US Dollar LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Applicable Borrower may select as provided in Section 2.02 (or nine or twelve calendar months, as may be requested by the Applicable Borrower and agreed to by all Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
     Notwithstanding the foregoing: (a) no Interest Period for a Revolving Borrowing may end after the Revolving Loan Maturity Date; (b) no Interest Period for a Term Loan Borrowing or an Additional Term Loan Borrowing may end after the Term Loan Maturity Date; (c) no Interest Period for a Term Loan Borrowing or an Additional Term Loan Borrowing shall be selected which extends beyond any date upon which an installment of the Term Loan or Additional Term Loan will be due if such Term Loan Borrowing or Additional Term Loan Borrowing must be used to make such installment; (d) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (e) except as set forth in clause (f) and (g) or contemplated by the first paragraph of this definition, no Interest Period shall have a duration of less than one month and, if the Interest Period for any US Dollar LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder; (f) the first Interest Period commencing on the Initial Funding Date shall be for a period from the Initial Funding Date until the last day of that month; and (g) the last Interest Period may be such shorter period as to end on the Term Loan Maturity Date or Revolving Loan Maturity Date, as applicable. “Interest Period” shall mean with respect to any Bankers’ Acceptance or BA Equivalent Loan, the period selected by the Canadian Borrower as provided in Section 2.11(a) commencing on the day on which such Borrowing is made and ending on the applicable BA Maturity Date.
     “Investment” shall mean, as applied to any Person, any direct or indirect (a) purchase or other acquisition by such Person of any Equity Interests, Debt or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, (b) loan or advance made by such Person to any other Person, (c) guarantee, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (d) creation of any Debt owed to such Person by any other Person, (e) capital contribution or other investment by such Person in any other Person or (f) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment. “Investment” shall exclude extensions of trade credit by the US Borrower and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the US Borrower or such Subsidiary, as the case may be.
     “Issuing Banks” shall mean, for any Letters of Credit issued on or after the Initial Funding Date, Wachovia, JPMorgan, The Bank of Nova Scotia or any other Lender agreed to among the US Borrower, the US Administrative Agent and such US Tranche Revolving Lender to issue Letters of Credit. As to the Existing Letters of Credit, the Issuing Bank for each Existing Letter of Credit shall be as set forth on Schedule 2.01(b).
     “LC Exposure” shall mean at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the US Borrower at such time, plus (b) the aggregate amount of all disbursements that the US Borrower is obligated to reimburse (other than pursuant to the Guaranty) but which have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any US Tranche Revolving Lender at any time shall be equal to its applicable US Tranche Percentage of the total LC Exposure at such time.
     “Lender Affiliate” shall mean (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporate, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Lender Termination Date” shall have the meaning assigned such term in Section 5.06(c).
     “Letter of Credit Application” shall mean a letter of credit application, in the form of Exhibit F, delivered to the US Administrative Agent requesting the issuance, reissuance, extension or renewal of any Letter of Credit and containing the information set forth in Section 2.02.

     “Letters of Credit” shall mean the Existing Letters of Credit, and the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and “Letter of Credit” shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto, and shall include Offshore Currency Letters of Credit.
     “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the US Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Loan Documents” shall mean this Agreement, the Notes, the Fee Letter, the Letter of Credit Applications, the Letters of Credit, Bankers’ Acceptances, BA Equivalent Notes and the Security Instruments.
     “Loans” shall mean the loans as provided for by Section 2.01 and Section 2.11.
     “LP Units” shall mean any ownership unit representing a limited partnership interest in EPLP.
     “Major Schedule I Lenders” shall mean collectively, The Bank of Montreal, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce and Royal Bank of Canada.
     “Majority Lenders” shall mean, at any time, Lenders having more than 50% of the Aggregate Credit Exposure plus the unused Aggregate Commitments.
     “Material Adverse Effect” shall mean any material and adverse effect on (a) the assets, liabilities, financial condition, business or operations of the US Borrower and its Restricted Subsidiaries, including Hanover and Holdings, taken as a whole as reflected in the Financial Statements after eliminating the financial condition and results of the Unrestricted Subsidiaries or (b) the ability of the US Borrower and its Restricted Subsidiaries taken as a whole to perform their obligations under the Loan Documents on a timely basis.
     “Maximum Term Loans Outstanding” shall mean, at any time, the maximum Principal Amount of Term Loans at any time outstanding at or prior to the first term loan payment date set forth in Section 3.01(b) plus an amount equal to the sum of all Term Loan Borrowings that occur on or after the first term loan payment date set forth in Section 3.01(b).
     “Merger Documents” shall mean (a) the Merger Agreement, (b) the certificate of merger filed or to be filed with the Delaware Secretary of State on the Initial Funding Date in connection with the merger of Ulysses Sub, Inc., a Delaware corporation, with and into Holdings whereby Holdings is the surviving entity, (c) the certificate of merger filed or to be filed with the Delaware Secretary of State on or about the Initial Funding Date in connection with the merger of Hector Sub, Inc., a Delaware corporation, with and into Hanover whereby Hanover is the surviving entity and (d) the Certificate of Ownership and Merger of even date herewith filed or to be filed with the Delaware Secretary of State on the Initial Funding Date, pursuant to which Holdings shall merge with and into the US Borrower whereby the US Borrower is the surviving entity.
     “Moody’s” shall mean Moody’s Investors Services, Inc.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the US Borrower, any Subsidiary or any ERISA Affiliate has an obligation to contribute.
     “Net Proceeds” shall mean, with respect to any Disposition, the gross amount of cash received by the US Borrower or any of its Subsidiaries from such Disposition minus the sum of (a) the amount, if any, of all taxes paid or payable by the US Borrower or any of its Subsidiaries directly resulting from such Disposition (including the amount, if any, estimated by the US Borrower in good faith at the time of such Disposition for taxes payable by the US Borrower or any of its Subsidiaries on or measured by net income or gain resulting from such Disposition), (b) the reasonable out-of-pocket costs and expenses incurred by the US Borrower or such Subsidiary in connection with such Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of the US Borrower, but excluding any fees or expenses paid to an Affiliate of the US Borrower), (c) appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by the US Borrower or any of its Subsidiaries in connection with such Disposition, against any liabilities retained by the US Borrower or any of its Subsidiaries after such Disposition, which liabilities are associated with the Property being disposed, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Disposition and (d) deduction for Debt secured by the Property being disposed, which Debt is repaid as a result of such Disposition. Any proceeds received in a currency other than US Dollars shall, for purposes of the calculation of the amount of Net Proceeds, be in an amount equal to the US Dollar Equivalent thereof as of the date of receipt thereof by the US Borrower or any of its Subsidiaries.
     “9.00% Notes” shall mean those 9.00% senior notes due 2014 issued pursuant to that certain Senior Indenture dated as of December 15, 2003 between Hanover and Wachovia, as amended, modified, supplemented or restated from time to time.

     “Non-Recourse Foreign Debt” shall mean Debt of any Foreign Subsidiary as to which neither the US Borrower nor any Domestic Subsidiary (a) provides credit support of any kind (including any guaranty, undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender.
     “Notes” shall mean the promissory notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.
     “Notice of Termination” shall have the meaning assigned such term in Section 5.06(a).
     “OFAC” shall have the meaning assigned such term in Section 7.13(b)(v).
     “Offering Memorandum” shall mean that certain Confidential Information Memorandum dated as of July 2007 and pertaining to the $1,650,000,000 senior secured facilities, consisting of the Revolving Credit Facility and the Term Loan Facility.
     “Offshore Currency” shall mean any lawful currency (other than US Dollars) that the relevant Issuing Bank with respect to any Offshore Currency Letter of Credit, in its sole reasonable opinion, at any time determines to be (a) freely traded in the offshore interbank foreign exchange markets, (b) freely transferable and (c) freely convertible into US Dollars.
     “Offshore Currency Letter of Credit” shall mean any Letter of Credit denominated in an Offshore Currency.
     “Omnibus Agreement” shall mean that certain Omnibus Agreement, dated as of October 20, 2006 among Holdings, Exterran (formerly Universal Compression, Inc.) and members of the EPLP Group, as amended, modified, supplemented or restated from time to time and all exhibits and schedules thereto.
     “OPA” shall have the meaning assigned such term in the definition of Environmental Laws.
     “Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non US jurisdiction).
     “Other Taxes” shall have the meaning assigned such term in Section 4.06(b).

     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Percentage Share” shall mean for each US Tranche Revolving Lender, its US Tranche Percentage, for each Canadian Tranche Revolving Lender, its Canadian Tranche Percentage and for each Term Loan Lender, its Term Loan Percentage.
     “Permitted Liens” shall have the meaning assigned such term in Section 10.02.
     “Person” shall mean any individual, corporation, limited liability company or other company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the US Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Post-Default Rate” shall mean, in respect of any principal of any Loan or any other amount payable by a Borrower under this Agreement or any other Loan Document, a rate per annum during the period equal to 2% per annum above the US Dollar Base Rate for US Tranche Loans and the Canadian Prime Rate for Canadian Tranche Loans as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for US Dollar LIBOR Loans, the “Post-Default Rate” for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.
     “Price” shall have the meaning assigned such term in the definition of BA Net Proceeds.
     “Principal Amount” shall mean for a Bankers’ Acceptance, the face amount thereof, for a BA Equivalent Loan, the principal amount thereof determined in accordance with Section 2.11(g) and for any other Loans, the LC Exposure or the Swingline Exposure, the outstanding principal amount thereof.
     “Principal Offices” shall mean collectively, the Canadian Principal Office and the US Principal Office.
     “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Money Indebtedness” shall mean debt, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property in the ordinary course of business.

     “Quarterly Date” shall mean the last day of each March, June, September and December, in each year, the first of which shall be September 30, 2007; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the immediately preceding Business Day.
     “RCRA” shall have the meaning assigned such term in the definition of Environmental Laws.
     “Recipient” shall have the meaning assigned such term in Section 4.06(a).
     “Register” shall have the meaning assigned such term in Section 13.06(b).
     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.
     “Regulatory Change” shall mean, with respect to any Lender, any change after the Initial Funding Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.
     “Related Fund” shall mean, with respect to any Term Loan Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Term Loan Lender or by an Affiliate (as defined in clause (a) only of the definition of “Affiliate”) of such investment advisor.
     “Replacement Lenders” shall have the meaning assigned such term in Section 5.06(b).
     “Requesting Borrower” shall mean either the US Borrower or the Canadian Borrower, as applicable, requesting a Loan.
     “Reserve Account” shall have the meaning assigned such term in Section 11.03(a).
     “Reserve Requirement” shall mean, for any Interest Period for any US Dollar LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion US Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which US LIBOR is to be determined as provided in the definition of “US LIBOR” or (b) any category of extensions of credit or other assets which include a US Dollar LIBOR Loan.
     “Responsible Officer” shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term

“Responsible Officer” shall include the Chief Financial Officer and Vice President of Finance and Treasury of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of any Borrower.
     “Restricted Person” shall have the meaning assigned such term in Section 13.15.
     “Restricted Subsidiaries” shall mean all Subsidiaries that are not Unrestricted Subsidiaries.
     “Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
     “Revolving Credit Facility” shall mean collectively, the US Tranche and the Canadian Tranche.
     “Revolving Lenders” shall mean collectively, the US Tranche Revolving Lenders and the Canadian Tranche Revolving Lenders.
     “Revolving Loan Maturity Date” shall mean the earlier to occur of (a) the fifth anniversary of the Initial Funding Date, (b) the date that the Aggregate Revolving Commitments are sooner terminated pursuant to Sections 2.03(b) or 2.03(c) or (c) the date the Revolving Loans are accelerated pursuant to Section 11.02.
     “Revolving Loans” shall mean Loans made under the Revolving Credit Facility, including any Swingline Loans.
     “Revolving Notes” shall mean Notes issued pursuant to Section 2.06 evidencing Loans under the Revolving Credit Facility.
     “S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
     “SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.
     “Secured Creditors” shall have the meaning assigned such term in Section 9.07(d)(ii).
     “Security Instruments” shall mean the Guaranty, the Guaranty Agreements, mortgages, deeds of trusts, pledges and other agreements, instruments or certificates described or referred to in Exhibit D and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by a Borrower or any Subsidiary in connection with, or as security for the payment or performance of the Indebtedness, the Loans, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.
     “Senior Secured Debt” shall mean all Total Debt that is secured (including the Indebtedness to the extent included in Total Debt) and that is not expressly subordinated by its terms to the Indebtedness.

     “Senior Secured Leverage Ratio” shall mean the ratio of Senior Secured Debt to Adjusted EBITDA.
     “7 1/4% Notes” shall mean those certain unsecured 7 1/4% senior notes due 2010 issued pursuant to that certain Indenture dated as of May 27, 2003 between Exterran and The Bank of New York, as amended, modified, supplemented or restated from time to time.
     “7 1/2% Notes” shall mean those certain unsecured 7 1/2% senior notes due 2013 issued pursuant to that certain Senior Indenture dated as of December 15, 2003 between Hanover, Exterran Energy Solutions, L.P. (formerly Hanover Compression Limited Partnership) and Wachovia, as amended, modified, supplemented of restated from time to time.
     “SG&A Expense” shall mean the selling, general and administrative expenses of the US Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.
     “Significant Canadian Subsidiary” shall mean each Canadian Subsidiary of the US Borrower (other than the Canadian Borrower) with domestic gross assets in Canada, excluding the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to such Canadian Subsidiary, exceeding $50,000,000 as of the most recent fiscal year end for which financial statements are available. If the domestic gross asset value in Canada of the Canadian Subsidiaries, excluding the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to such Subsidiaries, that are not Canadian Guarantors exceeds $75,000,000 in the aggregate as of the most recent fiscal year end for which financial statements are available, those Canadian Subsidiaries holding a majority of those assets shall each be a Significant Canadian Subsidiary; provided that any Canadian Subsidiary that guarantees any Debt in excess of $50,000,000 shall be deemed a Significant Canadian Subsidiary. Notwithstanding the foregoing to the contrary, the Canadian Borrower shall be excluded from the application of this definition of a Significant Canadian Subsidiary.
     “Significant Domestic Subsidiary” shall mean UCI MLP LP LLC so long as its domestic gross assets in the US, including the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to UCI MLP LP LLC exceeds $50,000,000 as of the most recent fiscal year end for which financial statements are available and each US Domestic Subsidiary of the US Borrower with domestic gross assets in the US, excluding the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to such US Domestic Subsidiary, exceeding $50,000,000 as of the most recent fiscal year end for which financial statements are available. If the domestic gross asset value in the US of the Domestic Subsidiaries, excluding the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to such Subsidiaries, that are not Subsidiary Guarantors exceeds $75,000,000 in the aggregate as of the most recent fiscal year end for which financial statements are available, those Domestic Subsidiaries holding a majority of those assets shall each be a Significant Domestic Subsidiary; provided that any Domestic Subsidiary that guarantees any Debt in excess of $50,000,000 shall be deemed a Significant Domestic Subsidiary. Notwithstanding the foregoing to the contrary, the General Partner and any Subsidiary involved in or created in connection with or as a requirement of and still used in connection with or subject to the ABS Facility shall be excluded from the application of this definition of a Significant Domestic Subsidiary.

     “Significant Foreign Subsidiary” shall mean any Foreign Subsidiary (other than Significant Canadian Subsidiaries) with gross assets, excluding the value of the Equity Interests of all of its Subsidiaries and any intercompany Debt owed to such Subsidiaries, exceeding $50,000,000 as of the most recent fiscal year end for which financial statements are available.
     “Significant Subsidiaries” shall mean collectively, the Significant Canadian Subsidiaries and the Significant Domestic Subsidiaries.
     “Special Entity” shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company (other than a corporation) in which the US Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership).
     “Subordinated Units” shall have the meaning assigned such term in the EPLP Partnership Agreement.
     “Subsidiary” shall mean (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the US Borrower or one or more of its Subsidiaries and (b) any Special Entity.
     “Subsidiary EBITDA” shall mean, for (a) UCI MLP LP LLC, UCI GP LP LLC, the General Partner and UCO GP, LLC for any period, the aggregate EBITDA of such Restricted Subsidiaries, or (b) any Unrestricted Subsidiary for any period, (i) EBITDA of such Unrestricted Subsidiary or (ii) to the extent that Consolidated Net Income for such Unrestricted Subsidiary is not available, the gross revenues of such Unrestricted Subsidiary for such period less (A) the cost of sales (excluding depreciation expenses to the extent such expenses were deducted) associated with such gross revenues and (B) a consolidated SG&A Expense allocated pro rata based on such gross revenues.
     “Subsidiary Guarantors” shall mean collectively, the Significant Domestic Subsidiaries and the Significant Canadian Subsidiaries required to execute a guaranty agreement pursuant to Section 9.07, excluding any ABS Subsidiary.
     “Support Letter of Credit” shall mean an irrevocable standby letter of credit issued by a bank or other financial institution having upon issuance a senior unsecured long-term debt rating of (a) A- or better from S&P, or (b) A3 or better from Moody’s.
     “Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any US Tranche

Revolving Lender at any time shall be its Percentage Share of the total Swingline Exposure at such time.
     “Swingline Lender” shall mean Wachovia, in its capacity as lender of Swingline Loans hereunder.
     “Swingline Loan” shall mean a Loan made pursuant to Section 2.01(a)(vi).
     “Taxes” shall have the meaning assigned such term in Section 4.06(a).
     “Term” shall mean with respect to Bankers’ Acceptances and BA Equivalent Loans, the number of days from the Acceptance Date up to but not including the BA Maturity Date.
     “Term Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans pursuant to Sections 2.01(a)(iv) and 2.01(a)(v), as such commitment may be (a) reduced or terminated from time to time pursuant to Sections 2.03(c) or 5.06 or ARTICLE XI, (b) increased from time to time pursuant to Section 2.03(a)(i) or (c) modified from time to time to reflect any Assignments permitted under Section 13.06(b). The amount of each Term Loan Lender’s Term Commitment shall be the amount as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent.
     “Term Credit Exposure” shall mean at any time, the aggregate Principal Amount of the Term Loans outstanding at such time. The Term Credit Exposure of any Term Loan Lender at any time shall be the aggregate Principal Amount of the Term Loans owed to such Lender at such time.
     “Term Loan” shall mean collectively, the Initial Term Loans and the Additional Term Loans.
     “Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.
     “Term Loan Facility” shall mean the Term Commitments and the Term Loans.
     “Term Loan Lender” shall mean a Lender with an outstanding Term Loan.
     “Term Loan Maturity Date” shall mean the earlier to occur of (a) the sixth anniversary of the Initial Funding Date, (b) the date that the Aggregate Term Commitments are sooner terminated pursuant to Section 2.03(c) or (c) the date that the Term Loans are accelerated pursuant to Section 11.02.
     “Term Loan Percentages” shall mean with respect to any Term Loan Lender, the percentage set forth in the column titled “Term Loan Percentage” as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent or in the Assignment pursuant to which such Term Loan Lender becomes a party hereto, as applicable.
     “Term Notes” shall mean Notes issued pursuant to Section 2.06 evidencing Loans under the Term Loan Facility.

     “Term Tranche” shall mean the Term Commitments and the Term Loans.
     “Terminated Lender” shall have the meaning assigned such term in Section 5.06(a).
     “Testing Period” shall mean a single period consisting of the four consecutive fiscal quarters of the US Borrower then last ended (whether or not such quarters are all within the same fiscal year); provided, however, that if a particular provision of this Agreement indicates that a Testing Period shall be a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.
     “Total Debt” shall mean, at any time (without duplication), the sum of (a) 100% of the long-term debt of the US Borrower and its Restricted Subsidiaries reflected on the consolidated balance sheet of the US Borrower in accordance with GAAP, plus (b) any Debt that is not reflected on the consolidated balance sheet of the US Borrower and its Restricted Subsidiaries which has been used to finance assets that generate income included in EBITDA of the US Borrower and its Consolidated Subsidiaries, plus (c) the current portion of the debt set forth in (a) above, plus or minus (d) the mark to market obligations of the US Borrower and its Restricted Subsidiaries under the Hedging Agreements.
     “Total Interest Expense” shall mean, for any period, the total consolidated interest expense net of cash interest income of the US Borrower and its Restricted Subsidiaries for such period (including the cash equivalent of the interest expense associated with Capital Lease Obligations, but excluding (a) upfront fees paid in connection with this Agreement or the ABS Facility, (b) Debt or lease issuance costs, debt discounts or premiums, and other financing fees required to be amortized, (c) lease payments on any office equipment or real property, (d) any principal components paid on all lease payments and (e) gains, losses or other charges as a result of the early retirement of Debt). Total Interest Expense will be adjusted on a pro forma basis (reasonably acceptable to the US Administrative Agent) for individual acquisitions and divestitures in excess of $50,000,000, including projected synergies; provided, that Total Interest Expense will be deemed to be $30,500,000 for each of the fiscal quarters ending September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. Total Interest Expense attributable to Debt of the US Borrower and its Restricted Subsidiaries for the fiscal quarter ending September 30, 2007 shall be determined pro forma as if the Debt of the US Borrower and its Restricted Subsidiaries outstanding as of September 30, 2007 would have been outstanding the entire quarter.
     “Total Leverage Ratio” shall mean the ratio of Total Debt to Adjusted EBITDA.
     “Tranches” shall mean collectively, the Canadian Tranche, the US Tranche and the Term Tranche.
     “Transfer” shall mean to sell, lease, assign, exchange, convey or otherwise transfer.
     “Transferred Subsidiary” shall have the meaning assigned such term in Section 9.07(d)(ii).
     “Treasury Management Agreement” shall mean any agreement governing the provision of treasury or cash management services, including deposit accounts, overdrafts, funds transfer,

automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services provided by a Lender or a Lender Affiliate.
     “Type” as to any Loan or Borrowing, its nature as a US Dollar Base Rate Loan or a US Dollar Base Rate Borrowing, a US Dollar LIBOR Loan or a US Dollar LIBO Rate Borrowing, a US Dollar LIBOR Reference Rate Loan or a US Dollar LIBOR Reference Rate Borrowing, a Canadian Prime Rate Loan or a Canadian Prime Rate Borrowing, a Bankers’ Acceptance or a BA Equivalent Loan, a Revolving Loan or Revolving Borrowing or a Term Loan or Term Loan Borrowing.
     “Unrestricted Subsidiary” shall mean EPLP and all of its Subsidiaries, the Subsidiaries set forth on Schedule 10.05 and any Subsidiary designated as an Unrestricted Subsidiary in accordance with Section 10.05, and any of its Subsidiaries.
     “US” or “United States” shall mean the United States of America, its fifty states, and the District of Columbia.
     “US Commitment Fee” shall have the meaning assigned such term in Section 2.04(a)(i).
     “US Dollar Base Rate” shall mean, with respect to any US Dollar Base Rate Borrowing, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the US Prime Rate for such day. Each change in any interest rate provided for herein based upon the US Dollar Base Rate resulting from a change in the US Dollar Base Rate shall take effect at the time of such change in the US Dollar Base Rate.
     “US Dollar Base Rate Loans” shall mean Loans that bear interest at rates based upon the US Dollar Base Rate.
     “US Dollar Equivalent” shall mean, at any time of determination thereof, the amount of US Dollars involved which could be purchased with the applicable amount of the Alternate Currency involved computed at the spot rate of exchange as quoted or utilized by the US Administrative Agent on the date of determination thereof.
     “US Dollar Equivalent Amount” shall mean at any Borrowing, conversion or continuation date for any Canadian Tranche Loan, the amount of US Dollars into which such Canadian Tranche Loan may be converted at the Bank of Canada noon spot rate of exchange for such date in Toronto, Canada at approximately 12:00 noon Eastern time on such date. In addition, the “US Dollar Equivalent Amount” of all outstanding Canadian Tranche Loans may be calculated at any time in the sole discretion of the US Administrative Agent and shall equal the amount of US Dollars into which all outstanding Canadian Tranche Loans may be converted at the Bank of Canada noon spot rate of exchange for such date in Toronto, Canada at approximately 12:00 noon Eastern time on such date.
     “US Dollar LIBO Rate” shall mean, with respect to any US Dollar LIBO Rate Borrowing, a rate per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) determined by the US Administrative Agent to be equal to the quotient of (a) US LIBOR for such Loan for the Interest Period for such Loan divided by (b) 1 minus the Reserve Requirement for such Loan for such Interest Period.
     “US Dollar LIBOR Loans” shall mean Loans denominated in US Dollars that bear interest at a rate based upon the US Dollar LIBO Rate.
     “US Dollar LIBOR Reference Rate” means a rate of interest for Swingline Loans determined by reference to the US Dollar LIBO Rate for a one (1) month interest period that would be applicable for a Revolving Loan, as that rate may fluctuate in accordance with changes in the US Dollar LIBO Rate as determined on a day-to-day basis.
     “US Dollar LIBOR Reference Rate Loans” shall mean Loans denominated in US Dollars that bear interest at a rate based upon the US Dollar LIBOR Reference Rate.
     “US Dollars” and “$” shall mean lawful money of the United States of America.
     “US Lender” shall mean a Lender who is either a US Tranche Revolving Lender or a Term Loan Lender.
     “US LIBOR” shall mean, with respect to any US Dollar LIBO Rate Borrowing for any Interest Period, the rate appearing on Page 3750 of Bridge’s Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “US LIBOR” with respect to such US Dollar LIBO Rate Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by leading reference banks in the London interbank market to the US Administrative Agent in immediately available funds at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
     “US Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate at its US Principal Office. Each change in the US Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “US Principal Office” shall mean the principal office of the US Administrative Agent, which on the date of this Agreement is located at 301 South College Street, Charlotte, North Carolina 28288.
     “US Tranche” shall mean the US Tranche Commitments, the US Tranche Loans, the LC Exposure and the Swingline Exposure.
     “US Tranche Commitment” shall mean with respect to each US Tranche Revolving Lender, the commitment of such US Tranche Revolving Lender to make US Tranche Loans pursuant to Section 2.01(a)(i), to acquire participations in Letters of Credit pursuant to Section 2.01(b) and to acquire participations in Swingline Loans pursuant to Section 2.01(a)(vi), as such commitment may be (a) reduced or terminated from time to time pursuant to Sections 2.03(b), 2.03(c), or 5.06 or ARTICLE XI,(b) increased from time to time pursuant to Section 2.03(a)(i), or (c) modified from time to time to reflect any Assignments permitted under Section 13.06(b); provided, during a Canadian Allocation Period, the US Tranche Commitment of any US Tranche Revolving Lender that is or has a branch or Affiliate that is a Canadian Tranche Revolving Lender shall be reduced by the Canadian Allocated Commitment of such Canadian Tranche Revolving Lender. The initial amount of each US Tranche Revolving Lender’s US Tranche Commitment shall be the amount as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent.
     “US Tranche Credit Exposure” shall mean at any time, the sum of the aggregate Principal Amount of the US Tranche Loans and LC Exposure outstanding at such time. The US Tranche Credit Exposure of any US Tranche Revolving Lender at any time shall be such US Tranche Revolving Lender’s US Tranche Percentage of the total US Tranche Credit Exposure at such time.
     “US Tranche Loans” shall mean the Revolving Loans pursuant to Sections 2.01(a)(i) and 2.01(a)(vi). Each US Tranche Loan shall be either a US Dollar LIBOR Loan, US Dollar LIBOR Reference Rate Loan or a US Dollar Base Rate Loan.
     “US Tranche Percentage” shall mean:
     (a) at any time the US Tranche Commitments remain outstanding, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the amount of the US Tranche Commitment of such US Tranche Revolving Lender at such time and the denominator of which is the amount of the Aggregate US Tranche Commitments at such time; and
     (b) upon the termination or expiration of the Aggregate Revolving Commitments, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is:
     the sum of
     (i) the outstanding amount of US Tranche Loans of such US Tranche Revolving Lender plus
     (ii) an amount equal to (A) the outstanding amount of US Tranche Loans of such US Tranche Revolving Lender, divided by (B) the outstanding amount of US Tranche Loans of all US Tranche Revolving Lenders, times (C) the LC Exposure, and the denominator of which is the US Tranche Credit Exposure; provided that if such calculation results in a number that is zero, then the US Tranche Percentage shall be deemed to be the most recent US Tranche Percentage immediately prior to the termination or expiration of the Aggregate Revolving Commitments.

The initial US Tranche Percentage of each US Tranche Revolving Lender is the percentage as agreed between the US Administrative Agent and such Lender and on file with the US Administrative Agent or in the Assignment pursuant to which such US Tranche Revolving Lender becomes a party hereto, as applicable.
     “US Tranche Revolving Lender” shall mean a Lender with a US Tranche Commitment or with outstanding US Tranche Credit Exposure.
     “USA Patriot Act” shall have the meaning assigned such in Section 7.13(a).
     “Wachovia” shall mean Wachovia Bank, National Association and its successors.
     “Wachovia Canada” shall mean Wachovia Capital Finance Corporation (Canada) and its successors.
     “Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements, certificates and reports as to financial matters required to be furnished to the Administrative Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the US Borrower and its Consolidated Subsidiaries referred to in Section 7.02 (except for changes concurred with by the US Borrower and its Consolidated Subsidiaries’ independent public accountants); provided that, if the US Borrower notifies the US Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP (including any Statement of Financial Accounting Standards) affecting the calculation of any financial covenant (or if the US Administrative Agent notifies the US Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP affecting the calculation of any financial covenant, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     Section 1.04 Terms Generally; Rules of Construction. The following terms which are defined in the Uniform Commercial Code in effect in the State of Texas on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Inventory. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. All references in this Agreement to any Person shall include a reference to such Person’s successors and assigns. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivision. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including, without limitation,”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
ARTICLE II
Commitments
     Section 2.01 Loans and Letters of Credit.
     (a) Loans.
     (i) US Tranche Loans. Each US Tranche Revolving Lender severally agrees, on the terms and conditions of this Agreement, to make Revolving Loans to the US Borrower in US Dollars during the period from and including (A) the Initial Funding Date or (B) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Loan Maturity Date in an aggregate Principal Amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s US Tranche Commitment as then in effect, minus the LC Exposure of such Lender at such time. Subject to the terms of this Agreement, during the period from the Initial Funding Date to and up to, but excluding, the Revolving Loan Maturity Date, the US Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a)(i).
     (ii) Canadian Tranche Loans. Subject to Section 2.11, during the period from and including (A) the Initial Funding Date or (B) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Loan Maturity Date, each Canadian Tranche Revolving Lender severally agrees, on the terms and conditions of this Agreement, (1) to make Canadian Tranche Loans to the Canadian Borrower in Canadian Dollars or US Dollars at the election of the Canadian Borrower and (2) to accept and purchase Bankers’ Acceptances from (or, at the option of any Canadian Tranche Revolving Lender in accordance with Section 2.11(g) hereof, make BA Equivalent Loans in lieu of purchasing a Bankers’ Acceptance to) the Canadian Borrower. The Canadian Tranche Loans, if in US Dollars, will be either US Dollar LIBOR Loans or US Dollar Base Rate Loans and, if in Canadian Dollars, will be either Canadian Prime Rate Loans, Bankers’ Acceptances or BA Equivalent Loans. Each Canadian Tranche Revolving Lender’s Canadian Tranche Credit

Exposure shall not exceed the amount of such Lender’s Canadian Allocated Commitment as then in effect; provided, however, that the aggregate Principal Amount of all such Canadian Tranche Loans by all Canadian Tranche Revolving Lenders hereunder at any one time outstanding shall not exceed the Canadian Allocated Aggregate Commitments as then in effect. Within the foregoing limits, the Canadian Borrower may use the Canadian Allocated Aggregate Commitments by borrowing, repaying and (except for Bankers’ Acceptances and BA Equivalent Loans unless in accordance with Section 2.11(m)) prepaying the Canadian Tranche Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
     (iii) Maximum Amount of Revolving Loans. The Combined Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitments at any time.
     (iv) Initial Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a senior secured amortizing term loan to the US Borrower on the Initial Funding Date in the Principal Amount of up to, but not exceeding, the amount of such Term Loan Lender’s Term Commitment. Once repaid or prepaid, Initial Term Loans may not be reborrowed.
     (v) Additional Term Loans. Subject to the terms and conditions hereof and in the applicable Commitment Increase Certificate, each Additional Term Loan Lender in connection with such Commitment Increase severally agrees to make additional senior secured amortizing term loans (each, an “Additional Term Loan”, and collectively, the “Additional Term Loans”) to the US Borrower on the Additional Funding Date in the Principal Amount of up to, but not exceeding, the amount of such Additional Term Loan Lender’s Additional Term Loan Commitment as set forth in the applicable Commitment Increase Certificate. Once repaid or prepaid, Additional Term Loans may not be reborrowed.
     (vi) Swingline Loans.
     A. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time during the period from and including the Initial Funding Date to and up to, but excluding, the Revolving Loan Maturity Date, in an aggregate Principal Amount at any time outstanding that will not result in (i) the aggregate Principal Amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the sum of the Swingline Lender’s US Tranche Exposure exceeding its US Tranche Commitment, (iii) the aggregate US Tranche Credit Exposure exceeding the Aggregate US Tranche Commitments or (iv) the US Tranche Credit Exposure of any US Tranche Revolving Lender exceeding its US Tranche Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The US Borrower shall pay to the US Administrative Agent, for the account of the Swingline Lender or each US Tranche Revolving Lender, as applicable, pursuant to Section 2.01(a)(vi)(C), the outstanding aggregate principal and accrued and unpaid interest under each Swingline Loan no later than fifteen (15) days following such Swingline

Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.
B. To request a Swingline Loan, the US Borrower shall notify the US Administrative Agent of such request by written notice (or telephonic notice promptly confirmed by such written notice) in the form of Exhibit B-1, not later than 12:00 noon Eastern time on the date of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), Type and amount of the requested Swingline Loan. The US Administrative Agent will promptly advise the Swingline Lender of any such notice received from the US Borrower. The Swingline Lender shall make each Swingline Loan available to the US Borrower by means of a credit to the general deposit account of the US Borrower with the Swingline Lender by 3:00 p.m. Eastern time, on the requested date of such Swingline Loan.
C. The US Tranche Revolving Lenders shall participate in Swingline Loans according to their respective US Tranche Percentages. Upon any Swingline Borrowing, the US Administrative Agent shall give notice thereof to each US Tranche Revolving Lender, specifying in such notice their respective US Tranche Percentage of such Swingline Loan or Loans. Each US Tranche Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the US Administrative Agent, for the account of the Swingline Lender, such US Tranche Revolving Lender’s Percentage Share of such Swingline Loan or Loans. Each US Tranche Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Tranche Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such US Tranche Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Revolving Lenders), and the US Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the US Tranche Revolving Lenders and shall distribute the payments received from the US Borrower to the Swingline Lender and US Tranche Revolving Lenders as their interests appear with respect to such Swingline Loans. The US Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.
     (b) Letters of Credit. During the period from and including the Initial Funding Date to, but excluding, the 30th day prior to the Revolving Loan Maturity Date, the

Issuing Banks, as issuing bank for the US Tranche Revolving Lenders, agree to extend credit for the account of the US Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, (A) the LC Exposure at any one time outstanding shall not exceed $500,000,000 and (B) after giving effect to the issuance, extension or renewal of any Letter of Credit, the US Tranche Credit Exposure of any Revolving Lender shall not exceed such Lender’s US Tranche Commitment then in effect. The US Tranche Revolving Lenders shall participate in such Letters of Credit according to their respective US Tranche Percentages. Each of the Letters of Credit shall (1) be issued by the Issuing Banks on a sight basis only, (2) contain such terms and provisions as are reasonably required by the applicable Issuing Bank, (3) be in the name of the US Borrower or its affiliates and (4) expire not later than five (5) Business Days before the Revolving Loan Maturity Date. The US Borrower may request that one or more Letters of Credit be issued in an Offshore Currency denomination as part of the LC Exposure. The aggregate US Dollar Equivalent of all Offshore Currency Letters of Credit, as of the issuance date of any such Offshore Currency Letter of Credit, shall not exceed $500,000,000. No Issuing Bank shall be obligated to issue an Offshore Currency Letter of Credit if such Issuing Bank has determined, in its sole discretion, that it is unable to fund obligations in the requested Offshore Currency; provided, however, the US Administrative Agent shall use its best efforts to locate suitable issuers if no Issuing Banks are able to fund obligations in the requested Offshore Currency. From and after the Initial Funding Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this Section 2.01(b). The Existing Letters of Credit are described on Schedule 2.01(b).
Notwithstanding anything to the contrary contained in this Agreement, including this Section 2.01(b), the expiration date of one or more Letters of Credit may extend beyond the Revolving Loan Maturity Date; provided, however, it is hereby expressly agreed and understood that:
     (i) the aggregate face amount of all such Letters of Credit shall not at any time exceed $150,000,000;
     (ii) the expiration dates of such Letters of Credit shall not extend more than three (3) years beyond the Revolving Loan Maturity Date;
     (iii) the US Borrower shall, not later than five (5) Business Days prior to the Revolving Loan Maturity Date, deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent for the benefit of the US Administrative Agent and the Issuing Banks, an amount in cash or one or more Support Letters of Credit equal to the aggregate face amount of all such Letters of Credit as of such date; provided that for all Offshore Currency Letters of Credit, the US Borrower shall deposit an amount in cash or one or more Support Letters of Credit equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit and will have a continuing obligation to maintain in such account at least an amount in cash or one or more Support Letters of Credit equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent, and the US Administrative Agent shall have exclusive dominion and control (including the exclusive right of withdrawal) over such account;

     (iv) if the Issuing Banks make any disbursement in connection with a Letter of Credit after the Revolving Loan Maturity Date, such disbursement shall be an advance on behalf of the US Borrower under this Agreement and shall be reimbursed to the Issuing Banks either (A) by the US Administrative Agent applying amounts in the cash collateral account or proceeds of any draw on any Support Letter of Credit referred to in clause (iii) above until reimbursed in full, or (B) by the US Borrower pursuant to Section 2.10 (except that the US Borrower shall not have the right to request that the US Tranche Revolving Lenders make, and the US Tranche Revolving Lenders shall not have any obligation to make, a Loan under this Agreement after the Revolving Loan Maturity Date to fund any such disbursement); and
     (v) all such disbursements referred to in clause (iv) of this Section 2.01(b) shall be secured only by the cash collateral and Support Letters of Credit referred to in clause (iii) of this Section 2.01(b) and the US Borrower hereby grants, and by each deposit of such cash collateral with the US Administrative Agent grant, to the US Administrative Agent a first-priority security interest in all such cash collateral, without any further action on the part of the Issuing Banks, the US Borrower, the US Administrative Agent, any US Tranche Revolving Lender or any other Person now or hereafter party hereto (other than any action the US Administrative Agent reasonably deems necessary to perfect such security interest, which action the US Borrower hereby authorizes the US Administrative Agent to take), until same are reimbursed in full.
If, on the later of the Revolving Loan Maturity Date or the Term Loan Maturity Date (A) the US Tranche Commitments have been terminated, (B) the Loans, all interest thereon and all other amounts payable by the Borrowers hereunder or in connection herewith (other than the LC Exposure in connection with any Letter of Credit having an expiration date extending beyond the Revolving Loan Maturity Date as permitted under Section 2.01(b)) have been paid in full, and (C) the conditions set forth in clause (iii) above have been fully satisfied, then from and after such date the following provisions of this Agreement shall not be operative: Sections 9.01 (other than Section 9.01(a), which shall remain operative), 9.02, 9.03, 9.04, 9.07, 9.08, 9.09, 9.10, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16.
If, after payment in full of all Indebtedness of the Borrowers under the Loan Documents (including without limitation, reimbursement obligations with respect to Letters of Credit) and the expiration or cancellation of all outstanding Letters of Credit, there remains any amount on deposit in the cash collateral account referred to in clause (iii) above, the US Administrative Agent shall, within three (3) Business Days after all such Indebtedness is paid in full and all outstanding Letters of Credit have expired or been cancelled, return such amount to the US Borrower.
     (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the US Borrower, the US Tranche Loans may be US Dollar Base Rate Loans or US Dollar LIBOR Loans and, US Dollar LIBOR Reference Rate Loans with respect to Swingline Loans, and at the option of the Canadian Borrower, the Canadian Tranche Loans may be Canadian Prime Rate Loans, Bankers’ Acceptances, BA Equivalent Loans, US Dollar Base Rate Loans or US Dollar LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) US Dollar LIBO Rate Borrowings and five (5) Bankers’ Acceptances or BA Equivalent Loans may be outstanding at any time with respect to the Revolving Credit Facility. Subject to the other terms and provisions of this Agreement, at the option of the US Borrower, the Term Loans may be US Dollar Base Rate Loans or US Dollar LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) US Dollar LIBO Rate Borrowings may be outstanding at any time with respect to the Term Loan Facility.
Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.
          (a) Borrowings. Except as otherwise provided in Section 2.01(a)(iv), the Borrowers shall give the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) advance notice as hereinafter provided of each Borrowing hereunder, which shall specify (i) the aggregate amount of such Borrowing, (ii) the Type (in each case stating the amounts and currency requested), (iii) the date (which shall be a Business Day) of the Loans to be borrowed, (iv) (in the case of US Dollar LIBOR Loans) the duration of the Interest Period therefor and (v) the location and number of the Requesting Borrower’s account. Notwithstanding the foregoing, all Borrowings by way of Bankers’ Acceptances and BA Equivalent Loans shall be made pursuant to Section 2.11.
          (b) Minimum Amounts. Except as otherwise provided in Section 2.01(a)(iv), all US Dollar Base Rate Borrowings, US Dollar LIBOR Reference Rate Borrowings and Canadian Prime Rate Borrowings shall be in amounts of at least $250,000 or with respect to any Revolving Borrowing, the remaining balance of the Aggregate US Tranche Commitments or the Canadian Allocated Aggregate Commitments, as applicable, if less, or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(a), if less, or any whole multiple of $250,000 in excess thereof, and all US Dollar LIBO Rate Borrowings shall be in amounts of at least $1,000,000 or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(a), if less, or any whole multiple of $500,000 in excess thereof.
          (c) Notices. Except as otherwise provided in Section 2.01(a)(iv), the initial Borrowing and all subsequent Borrowings, continuations and conversions shall require advance written notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) in the form of Exhibits B-1 and B-2, as applicable (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Requesting Borrower to be received by the US Administrative Agent not later than (i) 12:00 noon Eastern time on the date of each US Dollar Base Rate Borrowing, (ii) 12:00 noon Eastern time one (1) Business Day prior to the date of each Canadian Prime Rate Borrowing and (iii) three (3) Business Days prior to the date of each US Dollar LIBO Rate Borrowing, continuation or conversion. Without in any way limiting the Requesting Borrower’s obligation to confirm in writing any telephonic notice, the US Administrative Agent may act without liability upon the basis of telephonic notice believed by the US Administrative Agent in good faith to be from the Requesting Borrower prior to receipt of written confirmation. In each such case, the Requesting Borrower hereby waives the right to dispute the US Administrative Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the US Administrative Agent, its officers, employees, agents or representatives.

     (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrowers may elect to continue all or any part of any US Dollar LIBO Rate Borrowing beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election, specifying the amount of such Borrowing to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such US Dollar LIBO Rate Borrowing to a US Dollar Base Rate Borrowing, pursuant to Section 2.02(e). All or any part of any US Dollar LIBO Rate Borrowing may be continued as provided herein, provided that (i) any continuation of any such Borrowing shall be (as to each Borrowing as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each US Dollar LIBO Rate Borrowing shall be converted to a US Dollar Base Rate Borrowing on the last day of the Interest Period applicable thereto.
     (e) Conversion Options. The Borrowers may elect to convert all or any part of any US Dollar LIBO Rate Borrowing on the last day of the then current Interest Period relating thereto to (i) for the US Tranche or Term Tranche, a US Dollar Base Rate Borrowing and (ii) for the Canadian Tranche, a US Dollar Base Rate Borrowing, a Canadian Prime Rate Borrowing or (subject to Section 2.11) a Bankers’ Acceptance or BA Equivalent Loan Borrowing by giving advance notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election. Subject to the provisions made in this Section 2.02(e), the Borrowers may elect to convert all or any part of any US Dollar Base Rate Borrowing at any time and from time to time to (A) for the US Tranche or Term Tranche, a US Dollar LIBO Rate Borrowing and (B) for the Canadian Tranche, a US Dollar LIBO Rate Borrowing, a Canadian Prime Rate Borrowing or (subject to Section 2.11) a Bankers’ Acceptance or BA Equivalent Loan Borrowing by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election. Subject to the provisions made in this Section 2.02(e), the Canadian Borrower may elect to convert all or any part of any Canadian Prime Rate Borrowing at any time and from time to time to a US Dollar LIBO Rate Borrowing, a US Dollar Base Rate Borrowing or (subject to Section 2.11) a Bankers’ Acceptance or BA Equivalent Loan Borrowing by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election. All or any part of any outstanding Borrowing may be converted as provided herein, provided that (x) any conversion of any US Dollar Base Rate Borrowing into a US Dollar LIBO Rate Borrowing shall be (as to each such Borrowing into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (y) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no US Dollar Base Rate Borrowing may be converted into a US Dollar LIBO Rate Borrowing.
     (f) Advances. Except as otherwise provided in Section 2.01(a)(iv), not later than 1:00 p.m. Eastern time on the date specified for each Borrowing hereunder, each Applicable Lender shall make available the amount of the Loan to be made by it on such date to the Applicable Administrative Agent, to an account which such Administrative Agent shall specify, in immediately available funds, for the account of the Requesting Borrower. The amounts so received by the Applicable Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Requesting Borrower by depositing the same, in immediately available funds, in an account of the Requesting Borrower, designated by such Borrower and maintained at its principal office.
          (g) Letters of Credit. The US Borrower shall submit to the US Administrative Agent and the Issuing Bank a Letter of Credit Application not later than 11:00 a.m. Eastern time, not less than three (3) Business Days prior to the proposed date of issuance (or such shorter period as may be agreed to by the US Administrative Agent and the applicable Issuing Bank) and the proposed date of amendment, renewal or extension (or such shorter period as may be agreed to by the US Administrative Agent and the Issuing Bank) of a Letter of Credit hereunder. Each Letter of Credit Application shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, amended, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form of the Letter of Credit, (vi) the name of the elected Issuing Bank and (vii) such other information as the US Administrative Agent and the applicable Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the US Administrative Agent and such Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, amend, renew or extend such Letter of Credit to the beneficiary thereof. Promptly thereafter, the Issuing Bank shall notify the US Administrative Agent and the US Borrower, in writing, of such issuance, amendment, renewal or extension, and such notice shall be accompanied by a copy of such issuance, amendment, renewal or extension. Promptly after receipt of such notice, the US Administrative Agent shall notify each US Tranche Revolving Lender, in writing, of such issuance, amendment, renewal or extension and if any US Tranche Revolving Lender so requests, the US Administrative Agent shall provide such Lender with copies of such issuance, amendment, renewal or extension.
     Section 2.03 Changes of Commitments.
     (a) Optional Increases.
     (i) Subject to the conditions set forth in Section 2.03(a)(ii)(B), Section 6.02 and Section 6.03, the US Borrower may increase the Aggregate US Tranche Commitments and/or the Aggregate Term Commitments then in effect without the prior written consent of the Lenders (a “Commitment Increase”) by increasing the applicable commitment of an Applicable Lender or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).
     (ii) The increase in the Aggregate US Tranche Commitments and/or the Aggregate Term Commitments shall be subject to the following additional conditions:
     A. all such increases shall not exceed $400,000,000 or such lesser amount as reduced pursuant to Sections 2.03(c)(i) and 2.03(c)(ii) for both the Aggregate US Tranche Commitments and the Aggregate Term Commitments combined;

     B. if the US Borrower elects to increase the Aggregate US Tranche Commitments and/or the Aggregate Term Commitments by increasing the applicable commitment of a Lender, the US Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H-1 (a “Commitment Increase Certificate”);
     C. if the US Borrower elects to increase the Aggregate US Tranche Commitments and/or the Aggregate Term Commitments by causing an Additional Lender to become a party to this Agreement, then the US Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of the Commitment Increase Certificate and Exhibit H-2 (an “Additional Lender Certificate”), together with an administrative questionnaire, and the US Borrower shall, if requested by the Additional Lender, deliver a Note payable to the order of such Additional Lender in a Principal Amount equal to its US Tranche Commitment and/or Term Commitment, and otherwise duly completed; provided that such Additional Lender must be reasonably acceptable to the Administrative Agent and, with respect to the Aggregate US Tranche Commitments only, also the Issuing Banks;
     D. no Commitment Increase of the Aggregate US Tranche Commitments and/or Aggregate Term Commitments shall be made unless the conditions set forth in Section 6.03 shall be satisfied (or waived in accordance herewith);
     E. no Default or Event of Default shall have occurred and be continuing at the effective date of such increase (both before and after giving effect to such increase);
     F. on the effective date of such increase, no US Dollar LIBO Rate Borrowings shall be outstanding or if any US Dollar LIBO Rate Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such US Dollar LIBO Rate Borrowings unless the US Borrower pays compensation required by Section 5.05;
     G. no Lender’s US Tranche Commitment or Term Commitment may be increased without the consent of such Lender;
     H. any increase shall be not less than $50,000,000 (or, if less than $50,000,000, such increase shall be the remaining amount of the permitted Commitment Increases pursuant to clause (A) above) and shall be in a whole multiple of $10,000,000 in excess thereof; and
     I. any Commitment Increase when combined with all previous Commitment Increases exceeding $200,000,000 in the aggregate shall only be available to the extent of the excess of $400,000,000 or such lesser amount as reduced pursuant to Sections 2.03(c)(i) and 2.03(c)(ii) over the sum of (A) the aggregate amount of the current and all previous Commitment Increases and (B) any amount in excess of $800,000,000 outstanding or available under the ABS Facility Increase, and the US Administrative Agent is given satisfactory evidence of such reduction and repayment.
     (iii) Subject to the acceptance and recording thereof pursuant to Section 2.03(a)(iv), from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any US Dollar LIBO Rate Borrowings are outstanding, then the last day of the Interest Period in respect of such US Dollar LIBO Rate Borrowings, unless the US Borrower has paid compensation required by Section 5.05): (A) the amount of the Aggregate US Tranche Commitments and/or Aggregate Term Commitments shall be increased as set forth therein and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall become a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, in connection with an increase of the Aggregate US Tranche Commitments, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other US Tranche Revolving Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale and agree to make such additional Loans) such that each Lender (including any Additional Lender, if applicable) shall hold its US Tranche Percentage of the outstanding Revolving Loans (and participation interests) after giving effect to the increase in the Aggregate US Tranche Commitments. In connection with an increase of the Aggregate Term Commitments, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Term Loans of each of the other Term Loan Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale and agree to make such Additional Term Loans) such that each Lender (including any Additional Lender, if applicable) shall hold its Term Loan Percentage of the outstanding Term Loans after giving effect to the increase in the Aggregate Term Commitments.
     (iv) Upon its receipt of (A) a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by the US Borrower and the Lender or the US Borrower and the Additional Lender party thereto, as applicable, (B) the processing and recording fee referred to in Section 13.06(b), (C) the administrative questionnaire referred to in Section 2.03(a)(ii)(C), if applicable, (D) the other closing certificates and documentation as required by the Administrative Agent and (E) the written consent of the Administrative Agent and, if applicable, the Issuing Bank which will not be unreasonably withheld to such increase required by Section 2.03(a)(ii)(C), the Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 13.06(b). No increase in the Aggregate US Tranche Commitments and/or the Aggregate Term Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.03(a)(iv).
     (b) Optional Terminations and Reductions.

     (i) The US Borrower shall have the right to terminate or to reduce the amount of the Aggregate US Tranche Commitments at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the US Administrative Agent; provided that any termination in full of the Aggregate US Tranche Commitments pursuant to this Section 2.03(b)(i) shall automatically terminate in full the Canadian Allocated Maximum Aggregate Commitments.
     (ii) The US Borrower shall have the right to allocate (or reallocate, if previously allocated) a portion of the Aggregate US Tranche Commitments as the Canadian Allocated Aggregate Commitments by notice to the US Administrative Agent; provided that (A) any such notice shall be received by the US Administrative Agent not later than 11:00 a.m. Eastern time ten (10) Business Days prior to the date such allocation or reallocation shall become effective which effective date may only occur six (6) times per calendar year, (B) any such allocation or reallocation shall be in an aggregate amount of $5,000,000 or any whole multiple in excess thereof and after giving effect thereto, the Canadian Allocated Aggregate Commitments shall not exceed the Canadian Allocated Maximum Aggregate Commitments, or shall be a reallocation to zero, (C) any outstanding US Tranche Loans will be reallocated according to the new US Tranche Percentages and if outstanding US Dollar LIBOR Loans are required to be terminated, the Borrowers shall pay any required amounts pursuant to Section 5.05 and Section 2.04(a), and (D) the US Borrower shall not allocate or reallocate any portion of the Aggregate US Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder (x) the US Tranche Credit Exposure would exceed the Aggregate US Tranche Commitments, (y) the Canadian Tranche Credit Exposure would exceed the Canadian Allocated Aggregate Commitments and (z) any US Tranche Revolving Lender’s US Tranche Commitment would not equal or exceed its US Tranche Credit Exposure or any Canadian Tranche Revolving Lender’s Canadian Allocated Commitment would not equal or exceed its Canadian Tranche Credit Exposure. The allocation will be effected by reducing the US Tranche Commitment of each US Tranche Revolving Lender that is or has a branch or an Affiliate that is a Canadian Tranche Revolving Lender by the amount that its or its branch’s or Affiliate’s Canadian Allocated Commitment is increased. For any reallocation, its or its branch’s or Affiliate’s Canadian Allocated Commitment will be reduced by the amount that its US Tranche Commitment is increased. Any US Tranche Revolving Lender that is not or has no branch or Affiliate that is a Canadian Tranche Revolving Lender will not have its US Tranche Commitment affected. The US Administrative Agent will (a) promptly notify the Canadian Administrative Agent and the US Tranche Revolving Lenders and the Canadian Tranche Revolving Lenders of any such notice of allocation or reallocation of the Aggregate US Tranche Commitments and the amount of their respective Canadian Allocated Commitments, (b) prepare and provide to the Borrowers, the Canadian Administrative Agent and the other Lenders such documentation reflecting the new US Tranche Commitments and Canadian Allocated Commitments giving effect to such allocation or reallocation and (c) notify all Lenders of the Aggregate US Tranche Commitments and Canadian Allocated Aggregate Commitments upon the effectiveness of such allocation or reallocation, which effectiveness shall require no vote or consent of any Lender.
     (iii) At any time during which no Canadian Allocation Period exists, the US Borrower may at such time permanently terminate their right to allocate a portion of the Aggregate US Tranche Commitments as the Canadian Allocated Aggregate Commitments, at which time (A) the obligations of the Canadian Borrower hereunder and each Guaranty Agreement – Canada pursuant to Section 9.07(b) and the Guaranty pursuant to ARTICLE XIV shall terminate in accordance with Section 9.07(d), (B) all Collateral pursuant to Section 9.07(b) shall be released in accordance with Section 9.07(d), (C) the Canadian Borrower shall cease to be a party to the Loan Documents and (D) thereafter no US Tranche Revolving Lender nor any Canadian Tranche Revolving Lender shall have any Canadian Allocated Commitment.
     (c) Mandatory Terminations and Reductions.
     (i) Upon any sale of LP Units, Subordinated Units, IDRs or GP Interests pursuant to Section 10.14(i), the Aggregate US Tranche Commitments and any unused Commitment Increases shall automatically reduce by an amount equal to the Commitment Reduction Amount, such amount to be set forth in reasonable detail in an officer’s certificate of the US Borrower delivered promptly or within five (5) Business Days after the effectiveness of such sale; provided, however that any sale of LP Units as a result of an over-allotment option pursuant to a public offering will not be considered a sale that would result in a reduction to the Aggregate US Tranche Commitments.
     (ii) Upon the due date of any mandatory prepayment (whether or not any Revolving Loans or LC Exposure are then outstanding) relating to a Transfer of Compression Assets pursuant to Section 10.14(c), the Aggregate US Tranche Commitments and any unused Commitment Increases shall automatically reduce by an amount equal to the Commitment Reduction Amount, such amount to be set forth in reasonable detail in an officer’s certificate of the US Borrower delivered promptly or within five (5) Business Days after the effectiveness of such Transfer.
     (iii) Upon any sale of Compression Assets or Equity Interests pursuant to Section 10.14(d), the Aggregate US Tranche Commitments shall automatically reduce by an amount equal to the Commitment Reduction Amount, such amount to be set forth in reasonable detail in an officer’s certificate of the US Borrower delivered promptly or within five (5) Business Days after the effectiveness of such sale.
     (iv) Upon the due date of any mandatory prepayment (whether or not any Revolving Loans or LC Exposure are then outstanding) relating to a sale of Property pursuant to Section 10.14(k), the Aggregate US Tranche Commitments shall automatically reduce by an amount equal to the Commitment Reduction Amount, such amount to be set forth in reasonable detail in an officer’s certificate of the US Borrower delivered promptly or within five (5) Business Days after such due date of any mandatory prepayment (whether or not any Revolving Loans or LC Exposure are then outstanding) relating) relating to such sale.
     (v) Reserved.
     (vi) The Aggregate US Tranche Commitments once terminated or reduced pursuant to Sections 2.03(b)(i), 2.03(c)(i), 2.03(c)(ii), 2.03(c)(iii) and 2.03(c)(iv), respectively may not be reinstated except pursuant to Section 2.03(a).
     (vii) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Loan Maturity Date. If at any time the Aggregate Revolving Commitments are terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction.
     (viii) (A) Each Term Loan Lender’s Term Commitment shall terminate in an amount equal to any Term Loan Borrowing on the date of such Term Loan Borrowing, (B) unless previously terminated, each Initial Term Commitments shall terminate on February 15, 2008 and (C) unless previously terminated, each Additional Term Loan Commitment shall terminate on the date specified in the applicable Commitment Increase Certificate.
Section 2.04 Fees.
     (a) Commitment Fees.
     (i) The US Borrower shall pay to the US Administrative Agent for the account of each US Tranche Revolving Lender and Term Loan Lender a commitment fee, which shall accrue at the Applicable Margin (a “US Commitment Fee”), on the daily average unused amount (after deducting any LC Exposure but before deducting any outstanding Swingline Loans) of each US Tranche Revolving Lender’s US Tranche Commitment or each Term Loan Lender’s Term Commitment, as applicable, for the period from and including the Initial Funding Date up to, but excluding, the Revolving Loan Maturity Date with respect to the Revolving Credit Facility and the Term Loan Maturity Date with respect to the Term Loan Facility.
     (ii) During a Canadian Allocation Period, in consideration of each Canadian Tranche Revolving Lender’s Canadian Allocated Commitment, the Canadian Borrower shall pay to the Canadian Administrative Agent in US Dollars for the account of each Canadian Tranche Revolving Lender a commitment fee, which shall accrue at the Applicable Margin (a “Canadian Commitment Fee”), on the daily average unused amount of each Canadian Tranche Revolving Lender’s Canadian Allocated Commitment for the Canadian Allocation Period.
     (iii) Accrued Commitment Fees shall be payable (A) quarterly in arrears on each Quarterly Date with respect to the Revolving Credit Facility and the Aggregate Term Commitments for the Initial Term Loans, (B) on the date of any reallocation of the Aggregate US Tranche Commitments under Section 2.03(b)(ii) with respect to the Revolving Credit Facility, (C) on the earlier of the date the Aggregate Revolving

Commitments are terminated or the Revolving Loan Maturity Date with respect to the Revolving Credit Facility and (D) on the date the Aggregate Term Commitments for the Initial Term Loans are terminated.
     (b) Letter of Credit Fees.
     (i) The US Borrower shall pay to the US Administrative Agent, for the account of each US Tranche Revolving Lender and the Issuing Banks, commissions for issuing the Letters of Credit on the daily outstanding amount of the maximum liability of the Issuing Banks existing from time to time under such Letter of Credit (including the US Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) (calculated separately for each Letter of Credit) at a rate equal to the Applicable Margin for US Dollar LIBOR Loans under the Revolving Credit Facility, in effect from time to time during the term of each Letter of Credit. Each Letter of Credit shall be deemed outstanding up to the available face amount of the Letter of Credit (including the US Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) until the Issuing Banks have received from the beneficiary a written cancellation authorization, in form and substance reasonably acceptable to the Issuing Banks or until the date the Letter of Credit expires by its terms. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.
     (ii) In addition to the fees described in Section 2.04(b)(i), the US Borrower shall pay to the applicable Issuing Bank, for such Issuing Bank’s account, 0.125% per annum of the amount of each Letter of Credit as a fronting fee. Such fronting fees are payable quarterly in arrears on each Quarterly Date.
     (iii) The US Borrower shall pay to the applicable Issuing Bank for its own account, upon each drawing or payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and reasonable out-of-pocket expenses which such Issuing Bank or its Affiliate is generally imposing in connection with such occurrence with respect to letters of credit.
          (c) Other Fees. The US Borrower shall pay to the US Administrative Agent for its own account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Initial Funding Date.
     Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.
     Section 2.06 Notes. Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender, substantially in the form of

Exhibit A-1, with respect to Revolving Loans made to the US Borrower, Exhibit A-2 with respect to Revolving Loans made to the Canadian Borrower and Exhibit A-3 with respect to Term Loans, as applicable, dated (a) the Initial Funding Date or (b) the effective date of an Assignment pursuant to Section 13.06(b), in a Principal Amount equal to its Percentage Share of the Aggregate US Tranche Commitments, Canadian Allocated Maximum Aggregate Commitments or Aggregate Term Commitments as the case may be, as originally in effect and otherwise duly completed and such substitute Notes as required by Section 13.06(b); provided that Notes requested in amounts less than $1,000,000 shall require the consent of the Applicable Borrower, such consent not to be unreasonably withheld or delayed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and maintained in accordance with its usual practice. Failure to make such recordation shall not affect any Lender’s or any Borrower’s rights or obligations in respect of such Loans.
     Section 2.07 Prepayments.
          (a) Voluntary Prepayments. The Borrowers may prepay the US Dollar Base Rate Loans and the US Dollar LIBOR Reference Rate Loans and the Canadian Borrower may prepay the Canadian Prime Rate Loans, as applicable, upon the same Business Day’s prior notice to the US Administrative Agent (which shall promptly notify the Lenders, including the Canadian Administrative Agent), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the applicable Loans) and shall be irrevocable and effective only upon receipt by the US Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrowers may prepay US Dollar LIBOR Loans on the same conditions as for US Dollar Base Rate Loans (except that prior notice to the US Administrative Agent shall not be less than three (3) Business Days for US Dollar LIBOR Loans) and in addition such prepayments of US Dollar LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the US Dollar LIBOR Loans for the US Dollar LIBO Rate Borrowing prepaid. Any prepayments made to the Term Loans shall be applied to the first installment owed then inversely to the remaining installments owed pursuant to Section 3.01(b)(i). Notwithstanding the foregoing and subject to Section 2.11(m), the Canadian Borrower shall not be permitted to prepay any Bankers’ Acceptances or BA Equivalent Loans at any time.
          (b) Mandatory Prepayments.
     (i) If, after giving effect to any termination, reduction or allocation of the Aggregate US Tranche Commitments pursuant to Sections 2.03(b)(i) and 2.03(b)(ii), (A) the US Tranche Credit Exposure exceeds the Aggregate US Tranche Commitments or (B) any US Tranche Revolving Lender’s US Tranche Credit Exposure exceeds its US Tranche Commitment, (1) the US Borrower shall prepay the US Tranche Loans on the date of such termination, reduction or allocation in an aggregate Principal Amount, together with interest on the Principal Amount paid accrued to the date of such prepayment, equal to the excess to be applied first to clause (A) above and then any remaining to clause (B) above for the applicable US Tranche Revolving Lender and (2) if any excess remains after prepaying all of the US Tranche Loans because of the LC

Exposure, the US Borrower shall pay to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
     (ii) If, after giving effect to any reallocation of the Canadian Allocated Commitment pursuant to Section 2.03(b)(ii) or any termination or reduction pursuant to Section 2.03(b)(i), (A) the outstanding aggregate Principal Amount of the Canadian Tranche Credit Exposure exceeds the Canadian Allocated Aggregate Commitments or (B) any Canadian Tranche Revolving Lender’s Canadian Tranche Credit Exposure exceeds its Canadian Allocated Commitment, the Canadian Borrower shall prepay the Canadian Tranche Loans (other than Bankers’ Acceptances and BA Equivalent Loans) on the date of such reallocation in an aggregate Principal Amount, together with interest on the Principal Amount paid accrued to the date of such prepayment equal to the excess to be applied first to clause (A) above and then any remaining to clause (B) above for the applicable Canadian Tranche Revolving Lender.
     (iii) Upon any Transfer of Compression Assets pursuant to Section 10.14(c), the US Borrower shall prepay (or cause the Canadian Borrower to prepay in the case of Canadian Tranche Loans) in an aggregate Principal Amount equal to 50% of the Net Proceeds received in excess of $65,000,000 in any fiscal year or $200,000,000 on a cumulative basis, as applicable, from all such Transfers, together with interest on the Principal Amount paid accrued to the date of such prepayment, first to any Term Loans then outstanding (applied pro rata to the remaining installments owed), second, to any US Tranche Loans then outstanding, third, to any Canadian Tranche Loans then outstanding on the date of such sale, exchange or conveyance, and fourth, if any excess remains because of the LC Exposure, to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
     (iv) Upon any sale of Equity Interests of any ABS Subsidiary or Compression Assets to the EPLP Group pursuant to Section 10.14(d), the US Borrower shall prepay (or cause the Canadian Borrower to prepay in the case of Canadian Tranche Loans) in an aggregate Principal Amount equal to the cash consideration received and the assumed obligations in excess of 75% of the total consideration received for such sale, together with interest on the Principal Amount paid accrued to the date of such prepayment, first to any Term Loans then outstanding (applied pro rata to the remaining installments owed), second, to any US Tranche Loans then outstanding, third, to any Canadian Tranche Loans then outstanding on the date of such sale, exchange or conveyance, and fourth, if any excess remains because of the LC Exposure, to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
     (v) Upon any sale of LP Units, Subordinated Units, IDRs or GP Interests pursuant to Section 10.14(i), the US Borrower shall prepay (or cause the Canadian Borrower to prepay in the case of Canadian Tranche Loans) in an aggregate Principal Amount equal to 50% of the Net Proceeds from such sale, together with interest on the Principal Amount paid accrued to the date of such prepayment, first to any Term Loans then outstanding (applied pro rata to the remaining installments owed), second, to any US Tranche Loans then outstanding, third, to any Canadian Tranche Loans then outstanding on the date of such sale, and fourth, if any excess remains because of the LC Exposure, to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
     (vi) 365 days after any sale of Property pursuant to Section 10.14(k), the US Borrower shall prepay (or cause the Canadian Borrower to prepay in the case of Canadian Tranche Loans) in an aggregate Principal Amount equal to the Net Proceeds received for such sale and not reinvested as provided in Section 10.14(k) together with interest on the Principal Amount paid accrued to the date of such prepayment, first to any Term Loans then outstanding (applied pro rata to the remaining installments owed), second, to any US Tranche Loans then outstanding, third, to any Canadian Tranche Loans then outstanding on the date of such sale, exchange or conveyance, and fourth, if any excess remains because of the LC Exposure, to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
          (c) Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of US Dollar LIBOR Loans. Any prepayments on the Revolving Loans in accordance with Sections 2.07(a) and 2.07(b)(ii) may be reborrowed subject to the then effective Aggregate US Tranche Commitments and the Canadian Allocated Aggregate Commitments, as applicable. Any prepayments on any Revolving Loans in accordance with Sections 2.07(b)(i), 2.07(b)(iii), 2.07(b)(iv), 2.07(b)(v) and 2.07(b)(vi) and any prepayments on any Term Loans may not be reborrowed. Notwithstanding Section 2.07(b), any prepayments made if an Event of Default exists and is continuing shall be applied pari passu to the Aggregate Credit Exposure. In the event of a mandatory prepayment pursuant to this Section 2.07 which would cause Bankers’ Acceptances and BA Equivalent Notes to be prepaid but for the prohibition on prepayment contained herein, the US Administrative Agent shall deposit with the Canadian Administrative Agent an amount equal to the Principal Amount that would have been prepaid for such Bankers’ Acceptances and BA Equivalent Notes on behalf of the Canadian Tranche Revolving Lenders holding such Bankers’ Acceptances and BA Equivalent Notes to be held pursuant to the terms in Section 2.11(i) except that on the BA Maturity Date for such Bankers’ Acceptances and BA Equivalent Notes, the Canadian Administrative Agent shall apply such amounts against such Bankers’ Acceptances and BA Equivalent Notes.
     Section 2.08 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.
     Section 2.09 Assumption of Risks. The US Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees, agents or representatives as determined by final and non appealable judgment of a court of competent jurisdiction), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank’s control or the control of the Issuing Bank’s correspondents. In addition, neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees, agents or representatives), the US Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank’s correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, the US Administrative Agent’s or any Lender’s rights or powers hereunder, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the US Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the US Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the US Borrower.
     Section 2.10 Obligation to Reimburse and to Prepay.
          (a) In connection with any Letter of Credit, the US Borrower may make funds available for disbursement by the Issuing Bank in connection with such Letter of Credit. In such cases, the Issuing Bank shall use such funds which the US Borrower has made available to fund such Letter of Credit. In addition, the US Borrower may give written instructions to the Issuing Bank and the US Administrative Agent to make a Loan under this Agreement to fund any Letters of Credit which may be drawn. In all such cases, the US Borrower shall give the appropriate notices required under this Agreement for a US Dollar Base Rate Loan, a US Dollar LIBOR Reference Rate Loan or a US Dollar LIBOR Loan. If a disbursement by the Issuing Bank is made under any Letter of Credit, in cases in which the US Borrower has not either provided its own funds to fund a draw on a Letter of Credit or given the US Administrative Agent prior notice for a Loan under this Agreement, then the US Borrower shall pay to the US Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the US Borrower, the amount and, in the case of any Offshore Currency Letters of Credit, the US Dollar Equivalent determined on the date of such disbursement, of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for US Dollar Base Rate Loans through the second Business Day after notice of such disbursement is received by the US Borrower and (ii) thereafter, the

Post-Default Rate for US Dollar Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the US Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including but only to the fullest extent permitted under applicable law, the following circumstances: (A) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (B) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted under any amendment or waiver), any Letter of Credit or any of the Security Instruments; (C) the existence of any claim, set-off, defense or other rights which the US Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the US Administrative Agent, any US Tranche Revolving Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (D) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (E) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (F) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Notwithstanding anything in this Agreement to the contrary, the US Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank or its officers, employees, agents or representatives, except where the US Borrower or any Restricted Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.
     (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Loans, whether by acceleration or otherwise, an amount equal to the LC Exposure, except for all Offshore Currency Letters of Credit which shall equal an amount equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent, shall be deemed to be forthwith due and owing by the US Borrower to the Issuing Bank, the US Administrative Agent and the US Tranche Revolving Lenders as of the date of any such occurrence; and the US Borrower’s obligation to pay such amount (or provide one or more Support Letters of Credit in a face amount equal to such amount) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted under applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the US Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the US Administrative Agent, the US Tranche Revolving Lenders or any other Person for any reason whatsoever. The US Borrower will have a continuing obligation to maintain in such account at least an amount in cash or one or more Support Letters of Credit equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent. Such payments shall be held by the US Administrative Agent, for the account of the Issuing Bank on behalf of the US Tranche Revolving Lenders, as collateral securing the LC Exposure in an account or accounts at the Principal Office; and the US Borrower hereby grants to, and by its deposit with the US Administrative Agent grants to, the US Administrative Agent a security interest in such collateral. In the event of any such payment by the US Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the US Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Loans or the Security Instruments, to (i) remit to the US Borrower (A) such amounts for which the contingent obligations evidenced by the Letters of Credit have ceased and (B) amounts on deposit as cash collateral for Letters of Credit and (ii) cancel and return any outstanding Support Letters of Credit issued in connection therewith.
     (c) Each US Tranche Revolving Lender severally and unconditionally agrees that it shall promptly reimburse the US Administrative Agent, for the account of the Issuing Bank, in US Dollars an amount equal to such Lender’s participation in any Letter of Credit as provided in Section 2.01(b) of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10 (other than with respect to disbursements described in the second paragraph of Section 2.10(a)), and such obligation to reimburse is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If the US Borrower fails to make such payment when due, the US Administrative Agent shall notify each US Tranche Revolving Lender of the applicable disbursement, the payment then due from the US Borrower in respect thereof and such Lender’s applicable percentage thereof. Promptly following receipt of such notice, each US Tranche Revolving Lender shall pay to the US Administrative Agent its applicable percentage of the payment then due from the US Borrower, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02(f) shall apply, mutatis mutandis, to the payment obligations of the US Tranche Revolving Lenders), and the US Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Tranche Revolving Lenders. Promptly following receipt by the US Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the US Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Tranche Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Tranche Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any disbursement shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such disbursement.
If no Event of Default has occurred and is continuing, and subject to availability under the Aggregate Revolving Commitments (after reduction for the LC Exposure), to the extent the US Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one

(1) Business Day after notice of such disbursement has been received by the US Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the US Tranche Revolving Lenders as a Loan hereunder and used to pay such Letter of Credit reimbursement obligation in the percentages referenced in clause (c) above. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Revolving Commitments (after reduction for the LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a) and be subject to reimbursement under Section 2.10(c).
     Section 2.11 Bankers’ Acceptances and BA Equivalent Loans.
          (a) Subject to the terms and conditions of this Agreement, the Canadian Allocated Commitments may be utilized, upon the request of the Canadian Borrower, in addition to Canadian Prime Rate Loans, US Dollar Base Rate Loans and US Dollar LIBOR Loans provided for by Section 2.01(a), for the acceptance and purchase by the Canadian Tranche Revolving Lenders of Bankers’ Acceptances issued by the Canadian Borrower or the making of BA Equivalent Loans, provided that (i) in no event shall the US Dollar Equivalent Amount of the aggregate amount of the Canadian Prime Rate Loans, Bankers’ Acceptances and BA Equivalent Loans and the aggregate amount of the US Dollar Base Rate Loans and the US Dollar LIBOR Loans owing to the Canadian Tranche Revolving Lenders exceed the Canadian Allocated Aggregate Commitments, (ii) all Bankers’ Acceptances and BA Equivalent Notes shall have maturities which fall on a Business Day and are an integral multiple of thirty (30) days, and are not less than thirty (30) days or more than 180 days, from the Acceptance Date (and shall in no event mature on a date after the Revolving Loan Maturity Date) and (iii) in no event shall the face amount of any Borrowing by way of Bankers’ Acceptance or BA Equivalent Loan be less than C$1,000,000 and other than in multiples of C$100,000 for any amounts in excess thereof. Whenever the Canadian Borrower is required to furnish a notice to the Canadian Administrative Agent pursuant to the following additional provisions of this Section 2.11, it shall give a copy of such notice to the US Administrative Agent.
          (b) To facilitate the acceptance of Bankers’ Acceptances and the issuance of BA Equivalent Notes under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Tranche Revolving Lender to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Tranche Revolving Lender as its attorney, with respect to Drafts and BA Equivalent Notes for which the Canadian Borrower has provided a Bankers’ Acceptance or BA Equivalent Loan notice:
     (i) to complete and sign on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, the BA Equivalent Notes or the Drafts to create the Bankers’ Acceptances (with, in each Canadian Tranche Revolving Lender’s discretion, the inscription “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”), as applicable;

     (ii) after the acceptance thereof by any Canadian Tranche Revolving Lender, to endorse on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers’ Acceptance or BA Equivalent Note in favor of the applicable purchaser or endorsee thereof including, in such Canadian Tranche Revolving Lender’s discretion, such Canadian Tranche Revolving Lender or a clearing house (as defined by the DBNA);
     (iii) to deliver such Bankers’ Acceptances (or such BA Equivalent Notes) to such purchaser or to deposit such Bankers’ Acceptances with such clearing house; and
     (iv) to comply with the procedures and requirements established from time to time by such Canadian Tranche Revolving Lender or such clearing house in respect of the delivery, transfer and collection of Drafts and Bankers’ Acceptances (or BA Equivalent Notes).
The Canadian Borrower recognizes and agrees that all Drafts, Bankers’ Acceptances and BA Equivalent Notes signed, endorsed, delivered or deposited on its behalf by a Canadian Tranche Revolving Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower. Each Canadian Tranche Revolving Lender is hereby authorized to accept such Drafts or issue such Bankers’ Acceptances endorsed in blank or issue BA Equivalent Notes in such face amounts as may be determined by such Canadian Tranche Revolving Lender in accordance with the terms of this Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers’ Acceptances required to be accepted by or BA Equivalent Loans made by such Canadian Tranche Revolving Lender. No Canadian Tranche Revolving Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance or make a BA Equivalent Loan if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts or BA Equivalent Notes to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Tranche Revolving Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Tranche Revolving Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each Canadian Tranche Revolving Lender shall exercise such care in the custody and safekeeping of Drafts and BA Equivalent Notes as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Tranche Revolving Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts and BA Equivalent Notes then held by it for the Canadian Borrower. Each Canadian Tranche Revolving Lender shall maintain a record with respect to Drafts and Bankers’ Acceptances (A) received by it from the Canadian Administrative Agent in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) canceled at their respective maturities and of BA Equivalent Notes (1) received by it from the Canadian Administrative Agent in blank hereunder, (2) voided by it for any reason and (3) canceled at their respective maturities. Each Canadian Tranche Revolving Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Tranche Revolving Lender.

     (c) When the Canadian Borrower wishes to make a Borrowing by way of Bankers’ Acceptances or BA Equivalent Loans, the Canadian Borrower shall give the Administrative Agents a borrowing notice in the form of Exhibit B-2 with respect to the issuance of the Bankers’ Acceptances or BA Equivalent Notes by not later than 1:00 p.m. Eastern time, three (3) Business Days’ prior to the Acceptance Date. Each borrowing notice shall be irrevocable and binding on the Canadian Borrower. The Canadian Borrower shall indemnify each Canadian Tranche Revolving Lender against any loss or expense incurred by such Lender as a result of any failure by the Canadian Borrower to fulfill or honor before the date specified as the Acceptance Date, the applicable conditions set forth in ARTICLE VI, if, as a result of such failure the requested Bankers’ Acceptance or a BA Equivalent Loan is not made on such date. Unless otherwise agreed among the Administrative Agents and the Canadian Tranche Revolving Lenders, the aggregate amount of all Bankers’ Acceptances or BA Equivalent Notes issued on any Acceptance Date hereunder shall be accepted pro rata, subject to Section 2.11(g), by all Canadian Tranche Revolving Lenders relative to their respective Canadian Tranche Percentage. Upon receipt of a borrowing notice, the Canadian Administrative Agent shall advise each Canadian Tranche Revolving Lender of the contents thereof. Upon the acceptance of a Bankers’ Acceptance or a BA Equivalent Note by a Canadian Tranche Revolving Lender, such Lender shall purchase such Bankers’ Acceptance from or make such BA Equivalent Loan to the Canadian Borrower and pay to the Canadian Administrative Agent not later than 12:00 noon Eastern time, on the day of such Borrowing, for the account of the Canadian Borrower, the amount of the BA Net Proceeds in respect of such Bankers’ Acceptance or BA Equivalent Loan.
     (d) On each day during the period commencing with the issuance by the Canadian Borrower of any Bankers’ Acceptance and until such BA Exposure shall have been paid by the Canadian Borrower, the Canadian Allocated Commitment of each Accepting Lender that is able to extend credit by way of Bankers’ Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Principal Amount of such Bankers’ Acceptance. The Canadian Allocated Commitment of any Canadian Tranche Revolving Lender providing a BA Equivalent Loan rather than Bankers’ Acceptances shall be deemed utilized during this period in an amount equal to the Principal Amount of the BA Equivalent Note for such BA Equivalent Loan.
     (e) The Canadian Borrower agrees to pay on the BA Maturity Date for each Bankers’ Acceptance and BA Equivalent Note, to the Canadian Administrative Agent for account of each Accepting Lender, an amount equal to the Principal Amount of such Bankers’ Acceptance or BA Equivalent Note. The Canadian Borrower hereby waives presentment for payment of Bankers’ Acceptances or BA Equivalent Note by each Accepting Lender and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers’ Acceptance or BA Equivalent Note which might exist by reason of such Bankers’ Acceptance or BA Equivalent Note being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Lender any days of grace for the payment at maturity of Bankers’ Acceptances or BA Equivalent Notes.
     (f) If the Canadian Borrower fails to notify the Canadian Administrative Agent in writing not later than 1:00 p.m. Eastern time, on the Business Day prior to any BA Maturity Date that the Canadian Borrower intends to pay the Bankers’ Acceptances and BA Equivalent Loans due on such BA Maturity Date, or fails to make such payment, the Canadian

Borrower shall be deemed, for all purposes to have given the Canadian Administrative Agent notice of a borrowing of a Canadian Prime Rate Loan pursuant to Section 2.02(a) for an amount equal to the Principal Amount of such Bankers’ Acceptance and BA Equivalent Loan; provided that:
     (i) the BA Maturity Date for such Bankers’ Acceptances shall be considered to be the date of such Borrowing;
     (ii) the proceeds of such Canadian Prime Rate Loan shall be used to pay the Principal Amount of the Bankers’ Acceptance due on such BA Maturity Date;
     (iii) each Canadian Tranche Revolving Lender which has made a maturing BA Equivalent Loan (in accordance with Section 2.11(g) hereof) shall continue to extend credit to the Canadian Borrower (without further advance of funds to the Canadian Borrower) by way of a Canadian Prime Rate Loan in the Principal Amount equal to its maturing BA Equivalent Loan; and
     (iv) the Canadian Administrative Agent shall promptly and in any event within three (3) Business Days following the BA Maturity Date of such Bankers’ Acceptances and such BA Equivalent Loans, notify the Canadian Borrower in writing of the making of or converting to such Canadian Prime Rate Loan pursuant to this Section 2.11(f).
     (g) If, in the sole judgment of a Canadian Tranche Revolving Lender, such Lender is unable, as a result of applicable law, customary market practice or otherwise, to extend credit by way of Bankers’ Acceptances in accordance with this Agreement, such Lender shall give notice to such effect to the Canadian Administrative Agent and the Canadian Borrower prior to 11:00 a.m. Eastern time, on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers’ Acceptances until revoked by notice to the Administrative Agents and the Canadian Borrower) and shall make available to the Canadian Administrative Agent, in accordance with this Section 2.11, prior to 2:00 p.m. Eastern time on the date of such requested credit extension, a BA Equivalent Loan in an amount equal to the BA Net Proceeds equivalent to such Lender’s Canadian Tranche Percentage of the total amount of credit requested to be extended by way of Bankers’ Acceptances.
     (h) It is the intention of the Canadian Administrative Agent, the Canadian Tranche Revolving Lenders, and the Canadian Borrower that, except to the extent a Canadian Tranche Revolving Lender advises otherwise, pursuant to the DBNA, all Bankers’ Acceptances accepted by the Canadian Tranche Revolving Lenders under this Agreement shall be issued in the form of a “depository bill” (as defined in the DBNA), deposited with the Canadian Depository for Securities Limited and made payable to CDS & Co.
     (i) If any Event of Default shall have occurred and be continuing, on the Business Day that the Canadian Borrower receives notice from the Canadian Tranche Revolving Lenders with BA Exposure representing greater than 66 2/3% of the total BA Exposure or, if the maturity of the Loans has been accelerated, from the Canadian Administrative Agent, the US Administrative Agent, or the Majority Lenders, demanding the deposit of cash collateral pursuant to this paragraph, the Canadian Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Canadian Tranche Revolving Lenders with BA Exposure, an amount in cash equal to the total BA Exposure of the Canadian Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 11.01(f) or Section 11.01(g). Any such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent for the satisfaction of the obligations of the Canadian Borrower with respect to the BA Exposure at any BA Maturity Date or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Canadian Borrower under this Agreement (but subject to the consent of Canadian Tranche Revolving Lenders with BA Exposure representing greater than 50% of the total BA Exposure). If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within three (3) Business Days after all Events of Default have been cured or waived.
     (j) Drafts of the Canadian Borrower to be accepted as Bankers’ Acceptances and BA Equivalent Notes hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers’ Acceptance or BA Equivalent Note as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers’ Acceptance or advance of a BA Equivalent Loan, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or advance, and any such Bankers’ Acceptance or BA Equivalent Note so signed shall be binding on the Canadian Borrower.
     (k) Each Canadian Tranche Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.
     (l) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and so notifies the Canadian Borrower, that there does not exist at the applicable time a normal market in Canada for the purchase and sale of Bankers’ Acceptances, any right of the Canadian Borrower to require the Canadian Tranche Revolving Lenders to purchase Bankers’ Acceptances and BA Equivalent Notes under this Agreement shall be suspended until the Canadian Administrative Agent determines that such market does exist and gives notice thereof to the Canadian Borrower; and any outstanding borrowing notice requesting Bankers’ Acceptances shall be deemed to be a borrowing notice requesting a Canadian Prime Rate Loan in the same aggregate Principal Amount.
          (m) Bankers’ Acceptances and BA Equivalent Notes may not be repaid prior to their respective BA Maturity Dates, unless the Canadian Borrower deposits cash with the Canadian Administrative Agent (for the benefit of the applicable Accepting Lenders) equal to the full Principal Amount at maturity of such Bankers’ Acceptances and/or BA Equivalent Notes, and concurrently delivers to the Canadian Administrative Agent a cash collateral agreement, supporting resolutions, certificates and opinions in form and substance satisfactory to the applicable Accepting Lenders as requested.
ARTICLE III
Payments of Principal and Interest
     Section 3.01 Repayment of Loans.
          (a) Revolving Loans. Except as otherwise provided in Section 2.01(a)(vi)(A), on the Revolving Loan Maturity Date the Applicable Borrower shall pay to the Applicable Administrative Agent, for the account of each Applicable Lender, the outstanding aggregate principal and accrued and unpaid interest under the Revolving Loans.
          (b) Term Loans.
          (i) The US Borrower hereby unconditionally promises to pay to the US Administrative Agent for the account of each Term Loan Lender the Term Loans on the last Business Day of each March, June, September and December, as set forth below:

Payment Date	Principal Installment
September 2009	1.25% of the Maximum Term Loans Outstanding
December 2009	1.25% of the Maximum Term Loans Outstanding
March 2010	1.25% of the Maximum Term Loans Outstanding
June 2010	1.25% of the Maximum Term Loans Outstanding
September 2010	1.25% of the Maximum Term Loans Outstanding
December 2010	1.25% of the Maximum Term Loans Outstanding

Payment Date	Principal Installment
March 2011	1.25% of the Maximum Term Loans Outstanding
June 2011	1.25% of the Maximum Term Loans Outstanding
September 2011	2.50% of the Maximum Term Loans Outstanding
December 2011	2.50% of the Maximum Term Loans Outstanding
March 2012	2.50% of the Maximum Term Loans Outstanding
June 2012	2.50% of the Maximum Term Loans Outstanding
September 2012	20.00% of the Maximum Term Loans Outstanding
December 2012	20.00% of the Maximum Term Loans Outstanding
March 2013	20.00% of the Maximum Term Loans Outstanding
June 2013	20.00% of the Maximum Term Loans Outstanding
; provided that each prepayment of Term Loans pursuant to Section 2.07 shall be applied in the order contemplated by Section 2.07 and shall reduce the appropriate installments accordingly.
          (ii) If not sooner paid, the US Borrower shall pay to the US Administrative Agent, for the account of each Term Loan Lender, the outstanding aggregate principal and accrued and unpaid interest under the Term Loan on the Term Loan Maturity Date.
     Section 3.02 Interest.
          (a) Interest Rates. The Applicable Borrower shall pay to the Applicable Administrative Agent, for the account of each Applicable Lender, interest on the unpaid Principal Amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

     (i) with respect to the Revolving Credit Facility, if such a Loan (other than a Swingline Loan) is a US Dollar Base Rate Loan, the US Dollar Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;
     (ii) with respect to the Revolving Credit Facility, if such a Loan (other than a Swingline Loan) is a US Dollar LIBOR Loan, for each Interest Period relating thereto, the US Dollar LIBO Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;
     (iii) with respect to the Revolving Credit Facility, if such a Loan is a Canadian Prime Rate Loan, the Canadian Prime Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;
     (iv) with respect to the Revolving Credit Facility, if such a Loan is a Swingline Loan, the US Dollar LIBOR Reference Rate (as in effect from time to time) plus the Applicable Margin for US Dollar LIBOR Reference Rate Loans, but in no event to exceed the Highest Lawful Rate;
     (v) with respect to the Term Loan Facility, if such a Loan is a US Dollar Base Rate Loan, the US Dollar Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and
     (vi) with respect to the Term Loan Facility, if such a Loan is a US Dollar LIBOR Loan, for each Interest Period relating thereto, the US Dollar LIBO Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
     (b) Canadian Interest.
     (i) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant Section 3.02(a)(iii) at a rate based upon a 360, 365 or 366 day year, as the case may be, (the “First Rate”), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as applicable.
     (ii) Notwithstanding the provisions of this Section 3.02 or any other provision of this Agreement, in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the “credit advanced” (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Canadian Tranche Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years appointed by the Canadian Administrative Agent and approved by the Canadian Borrower, such approval shall not be unreasonably withheld or delayed, will be conclusive for the purposes of such determination absent manifest error.

          (iii) A certificate of an authorized signing officer of the US Administrative Agent as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.
          (iv) Wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated using the nominal rate method of calculation and shall not be calculated using the effective rate method of calculation or any other basis that gives effect to the principal of deemed reinvestment of interest.
          (c) Post-Default Rate. Notwithstanding the foregoing, each Borrower will pay to the Applicable Administrative Agent, for the account of each Applicable Lender interest at the applicable Post-Default Rate on any principal of any Loan (excluding Bankers’ Acceptances and BA Equivalent Loans) made by such Lender, and (to the fullest extent permitted under law) on any other amount payable by each Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.
          (d) Due Dates. Accrued interest on US Dollar Base Rate Loans and Canadian Prime Rate Loans shall be payable on each Quarterly Date, and accrued interest on each US Dollar LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any US Dollar LIBOR Loan that is converted into a US Dollar Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Revolving Loans shall be paid on the Revolving Loan Maturity Date. Any accrued and unpaid interest on the Term Loans shall be paid on the Term Loan Maturity Date.
          (e) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the US Administrative Agent shall notify the Lenders (including the Canadian Administrative Agent) to which such interest is payable and the Applicable Borrower thereof. Each determination by the US Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.
ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.
     Section 4.01 Payments         . Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by each Borrower under this Agreement and the Loans shall be made in US Dollars in the case of US Tranche Loans, and in Canadian Dollars or US Dollars, as the case may be, in the case of Canadian Tranche Loans, in immediately available funds, to the Applicable Administrative Agent at such account as such Applicable Administrative Agent shall specify by notice to the Applicable Borrower from time to time, not later than 1:00 p.m. Eastern time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted under applicable law) defense, set-off or counterclaim. Each such payment so received by the Applicable Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement, any Loan or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Applicable Administrative Agent of any principal of or interest on any Borrowing, the Applicable Borrower shall notify the Applicable Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice, the Administrative Agents may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of US Dollar Base Rate Loans or Canadian Prime Rate Loans.
     Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein, each Lender agrees that: (a) each Borrowing under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Applicable Lenders pro rata in accordance with their US Tranche Percentages, Canadian Tranche Percentages or Term Loan Percentages, as the case may be, each payment of fees under Section 2.04 shall be made for account of the Applicable Lenders pro rata in accordance with such same percentages; (b) each termination or reduction of the amount of the Aggregate US Tranche Commitments under Section 2.03(b)(i) shall be applied to the US Tranche Commitment of each Applicable Lender, pro rata in accordance with its US Tranche Percentage; (c) each allocation and reallocation of the Aggregate US Tranche Commitments and the Canadian Allocated Commitments under Section 2.03(b)(ii) shall be made for the account of each US Tranche Revolving Lender and each Canadian Tranche Revolving Lender according to its respective Percentage Share; (d) each payment of Commitment Fees under Section 2.04(a) shall be made to each US Tranche Revolving Lender and Canadian Tranche Revolving Lender or Term Loan Lender, as applicable, in accordance with their respective Percentage Shares; (e) each payment or prepayment of principal of Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the respective unpaid Principal Amount of the Loans held by the Applicable Lenders; (f) each payment of interest on Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the amounts of interest due and payable to the Applicable Lenders; and (g) each reimbursement by the US Borrower of disbursements under Letters of Credit shall be made for account of the applicable Issuing Bank or, if funded by the US Tranche Revolving Lenders, pro rata for the account of the US Tranche Revolving Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective US Tranche Revolving Lender.
     Section 4.03 Computations. Interest on US Dollar LIBOR Loans and US Dollar LIBOR Reference Rate Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on US Dollar Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Interest on Canadian Prime Rate Loans shall be computed as provided in Section 3.02(b).
     Section 4.04 Agent Reliance. Except with respect to Swingline Loans made pursuant to Section 2.01(a)(iv), unless the US Administrative Agent shall have received notice from a Lender before the date of any Borrowing of the proceeds of the Loan that such Lender will not make available to the Applicable Administrative Agent such Lender’s Percentage Share of such advance, such Applicable Administrative Agent may assume that such Lender has made its Percentage Share of such Borrowing available to such Applicable Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and such Applicable Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Percentage Share of such Borrowing available to such Applicable Administrative Agent, such Lender agrees to immediately pay to such Applicable Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is paid to the Applicable Administrative Agent, at the overnight Federal Funds Rate. If such Lender shall pay to the Applicable Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so paid shall constitute such Lender’s advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other advances comprising such Borrowing.
     Section 4.05 Set-off, Sharing of Payments, Etc.
          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the US Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Applicable Borrower at any of its offices, in US Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder, which is not paid when due (including applicable grace periods) (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Applicable Borrower and the US Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.
          (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to a Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Applicable Borrower to such Lender than the percentage received by any other Applicable Lenders, it shall promptly (i) notify the US Administrative Agent and each other Lender (including the Canadian Administrative Agent) thereof and (ii) purchase from such other Applicable Lenders participations in (or, if and to the extent specified by such Applicable Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Applicable Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Applicable Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Applicable Lenders (or reimbursements of Letters of Credit). To such end all the Applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of each Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Applicable Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.
          (c) Notwithstanding anything to the contrary contained in this Agreement, the Lenders hereby agree that they shall not set off any funds in any lock boxes whatsoever in connection with this Agreement, except for such lock boxes which may be established in connection with this Agreement.
     Section 4.06 Taxes.
          (a) Payments Free and Clear. Any and all payments by each Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agents (each a “Recipient”), taxes imposed on (or measured by) its net income and franchise, margin or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which such Recipient is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which such Recipient is organized or (iii) any jurisdiction (or political subdivision thereof) in which such Recipient is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). For the avoidance of doubt, any withholding taxes imposed by the United States of America on payments made by any Borrower hereunder shall be included within the definition of “Taxes.” If any Borrower shall be required by law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder to a Recipient, (A) except as provided in Section 13.06(b), the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such

Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.
          (b) Other Taxes. In addition, to the fullest extent permitted under applicable law, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as “Other Taxes”).
          (c) Indemnification. To the fullest extent permitted under applicable law, the Applicable Borrower will indemnify each Applicable Lender and the Applicable Administrative Agent, and in the case of the US Borrower only, each Issuing Bank, for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.06) paid by such Applicable Lender, Applicable Administrative Agent (on its behalf or on behalf of any Applicable Lender) or the Issuing Bank, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and such Lender’s payment of such Taxes or Other Taxes was the result of its or its officers’, employees’, agents’ or representatives’ gross negligence or willful misconduct. Any payment pursuant to such indemnification shall be made within thirty (30) days after the date the Applicable Lender, the Applicable Administrative Agent or the Issuing Bank, as the case may be, make written demand therefore and the Applicable Borrower shall deliver notice of such payment to the Applicable Lender, the Applicable Administrative Agent or the Issuing Bank, as the case may be. If a Lender, an Administrative Agent or an Issuing Bank receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, the Administrative Agent or Issuing Bank has received payment from the Applicable Borrower it shall promptly notify the Applicable Borrower of such refund or credit and shall, if no Default has occurred and is continuing, within thirty (30) days after receipt of a request by the Applicable Borrower (or promptly upon receipt, if the Applicable Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Applicable Borrower without interest (but with any interest so refunded or credited), provided that the Applicable Borrower, upon the request of such Lender, Issuing Bank, the Administrative Agent or the Canadian Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender, Administrative Agent or Issuing Bank in the event such Lender, Administrative Agent or Issuing Bank is required to repay such refund or credit.
          (d) Lender Representations.
          (i) Each US Lender represents that it is either (A) a “United States person” (as such term is defined in Code Section 7701(a)(30)) or (B) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (1) under an applicable provision of a tax convention to which the United States of America is a party, (2) because such US Lender is not described in Code Sections 871(h)(3) or 881(c)(3), or (3) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each US Lender that is not a “United States person” (as such term is defined in Code Section 7701(a)(30)) agrees to provide to the US Borrower and the US Administrative Agent on the Initial Funding Date, or on the date of its delivery of the Assignment pursuant to which it becomes a US Tranche Revolving Lender or Term Loan Lender, and at such other times as required by United States law or as a US Borrower or the US Administrative Agent shall reasonably request, two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such US Lender’s entitlement to a complete exemption from United States withholding Tax on interest payments to be made under this Agreement; provided, however, that no such US Lender shall be required to deliver an IRS Form W-8BEN, W-8ECI, or W-8IMY to the extent that the delivery of such form is not authorized by law due to a change in a Governmental Requirement occurring subsequent to the date on which a form was originally required to be provided; provided further, however, that in the event that a US Lender provides the US Borrower or the US Administrative Agent with an IRS Form W-8-IMY (or substitute form) indicating that it is a “flow through” entity, as defined in Treasury Regulations promulgated under Code Section 1441, or otherwise, not a beneficial owner of interest payments under this Agreement, such US Lender agrees, on or prior to the Initial Funding Date, or the date of Assignment to such US Lender, as applicable, to take any actions necessary, and to deliver to the US Borrower and the US Administrative Agent all forms necessary, to establish such US Lender’s entitlement to a complete exemption from United States withholding Tax on payments of interest to be made under this Agreement, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code Section 1441. For purposes of this Agreement, the term “forms” shall include any attachments to IRS Forms W-8IMY required to be filed by the US Lender.
     (ii) Each US Lender that is a “United States person” (as such term is defined in Code Section 7701(a)(30)) shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each such US Lender shall deliver to the US Borrower and the US Administrative Agent (provided that such US Lender remains lawfully able to do so), two further duly executed copies of such form or statement, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the US Borrower. Each such US Lender shall promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered form or statement to the US Borrower and the US Administrative Agent (or any other form or statement adopted by U.S. taxing authorities for such purpose).
     (iii) Each US Lender also agrees to deliver to the US Borrower and the US Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding Tax on any payments hereunder, provided that the circumstances of such US Lender at the relevant time and applicable laws permit it to do so. If a US Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the US Borrower and the US Administrative Agent of such fact. Except as provided in Section 4.06(d)(iv), each US Lender agrees to indemnify and hold harmless the US Borrower or the US Administrative Agent, as applicable, from any United States Taxes, penalties, interest and other expenses, costs and losses incurred or payable by (A) the US Borrower or the US Administrative Agent as a result of such US Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (B) the US Borrower or the US Administrative Agent as a result of their reliance on any such form or certificate which such US Lender has provided to them pursuant to this Section 4.06.
     (iv) For any period with respect to which a US Lender has failed to provide the US Borrower with the form required pursuant to this Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided, in which case, such US Lender shall be entitled to indemnification under this Section 4.06 (including the right to receive additional amounts pursuant to Section 4.06(a)(A)) and shall not be required to indemnify the US Borrower or the US Administrative Agent pursuant to Section 4.06(d)(iii)(A)), such US Lender shall not be entitled to indemnification under Section 4.06 with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a US Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the US Borrower shall take such steps as such US Lender shall reasonably request to assist such US Lender to recover such Taxes.
     (v) Any US Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the US Borrower or the US Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any Tax imposed if the making of such a filing or change or contesting such Tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such US Lender, be otherwise disadvantageous to such US Lender.
     (vi) Each Canadian Tranche Revolving Lender represents that it is (A) either (x) not a non-resident of Canada for purposes of the Income Tax Act (Canada) or (y) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and (B) an Affiliate of a US Tranche Revolving Lender. Each Canadian Tranche Revolving Lender agrees to indemnify and hold harmless the Canadian Borrower or the Canadian Administrative Agent, as applicable, from any Canadian taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Canadian Borrower or the Canadian Administrative Agent as a result of its reliance on any representation in this

Section 4.06(d)(vi) (other than if such misrepresentation is due to a change in a Governmental Requirement occurring subsequent to the date on which such representation was made, in which case, such Canadian Tranche Revolving Lender shall be entitled to indemnification under this Section 4.06 (including the right to receive additional amounts pursuant to Section 4.06(a)(A)) and shall not be required to indemnify the Canadian Borrower or the Canadian Administrative Agent pursuant to Section 4.06(d)(vi)).
          (e) Any Person demanding payment pursuant to this Section 4.06 shall make written demand on the Applicable Borrower for reimbursement hereunder no later than 180 days after the date on which such Person makes payment of such amount. Any such demand shall describe in reasonable detail such item to be reimbursed, including the amount thereof if then known to such Person. In the event that such Person fails to give the Applicable Borrower timely notice as provided herein, the Applicable Borrower shall have no obligation to pay such claim for reimbursement.
ARTICLE V
Capital Adequacy
     Section 5.01 Additional Costs.
          (a) Regulations, etc. The Borrowers shall pay directly to each Applicable Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any increased costs which it determines are attributable to its making or maintaining of any US Dollar LIBOR Loans, accepting and purchasing Bankers’ Acceptances, making or maintaining BA Equivalent Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any US Dollar LIBOR Loans, purchase any Bankers’ Acceptances, make any BA Equivalent Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such US Dollar LIBOR Loans, Bankers’ Acceptances, BA Equivalent Loans, Letters of Credit or such obligation, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement, any Loan or any Note or BA Equivalent Note or BA Equivalent Loan in respect of any of such US Dollar LIBOR Loans, Bankers’ Acceptances, BA Equivalent Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such US Dollar LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office or any other taxes excluded from the definitions of Taxes and Other Taxes); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender or Issuing Bank, or the US Tranche Commitment, Canadian Allocated Commitment, Term Commitment or Loans of such Lender or the London interbank market or the Letters of Credit of an Issuing Bank; or (iii) imposes any other condition affecting this Agreement, any Note, BA Equivalent Note (or any of such extensions of credit or liabilities) or Letters of Credit, or such Lender’s US Tranche Commitment, Canadian Allocated Commitment, Term Commitment or Loans or the Letters of Credit of an Issuing Bank. Each Lender and Issuing Bank will notify the US Administrative Agent and the Applicable Borrower of any event occurring after the Initial Funding Date which will entitle such Lender or Issuing

Bank to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (y) would eliminate or reduce amounts of such compensation in the future and (z) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. If any Lender requests compensation from any Borrower under this Section 5.01(a), such Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).
          (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Initial Funding Date affecting (i) any Lender, (ii) the London interbank market or (iii) such Lender’s position in such market), the US Dollar LIBO Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its US Dollar LIBOR Loans or its US Dollar LIBOR Reference Rate Loans, then, if such Lender so elects, by notice to the US Borrower and the US Administrative Agent, the obligation of such Lender to make additional US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).
          (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrowers shall pay directly to any Applicable Lender or Issuing Bank from time to time on request such amounts as such Lender or Issuing Bank may reasonably determine to be necessary to compensate such Lender or Issuing Bank or its parent or holding company for any increased costs which it determines are attributable to the maintenance by such Lender or Issuing Bank or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its US Tranche Commitments, its Canadian Allocated Commitments, its Term Commitments, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or Issuing Bank or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or Issuing Bank or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender and Issuing Bank will notify the Applicable Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation, and, if such Borrower so elects, by notice to such Lender and the US Administrative Agent, the obligation of such Lender to make additional Loans shall be suspended until such circumstances cease to be in effect.
          (d) Compensation Procedure. Any Lender or Issuing Bank notifying the Applicable Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to such Borrower and the US Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation no later than 180 days after the event giving rise to the claim for compensation. Determinations and allocations by each Lender and Issuing Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender or Issuing Bank under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Applicable Borrower within thirty (30) days of the receipt by such Borrower of the notice described in this Section 5.01(d) unless such Lender has failed to timely give notice to such Borrower of such claim for compensation as provided herein, in which event such Borrower shall not have any obligation to pay such claim; provided however, if the event giving rise to such claim is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 5.02 Limitation on US Dollar LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any US Dollar LIBO Rate for any Interest Period:
          (a) the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the applicable definition of “US Dollar LIBO Rate” in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans as provided herein; or
          (b) the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the applicable definition of “US Dollar LIBO Rate” in Section 1.02 upon the basis of which the rate of interest for US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining US Dollar LIBOR Loans and US Dollar LIBOR Reference Rate Loans;
then the US Administrative Agent shall give the US Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans.
     Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans hereunder, then such Lender shall promptly notify the US Borrower thereof and such Lender’s obligation to make US Dollar LIBOR Loans and US Dollar LIBOR Reference Rate Loans shall be suspended until such time as such Lender may again make and maintain US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans (in which case the provisions of Section 5.04 shall be applicable).

     Section 5.04 US Dollar Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make US Dollar LIBOR Loans or US Dollar LIBOR Reference Rate Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 (“Affected Loans”), all Affected Loans which would otherwise be made by such Lender shall be made instead as US Dollar Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the US Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into US Dollar Base Rate Loans on the date specified by the Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) US Dollar Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its respective US Dollar Base Rate Loans.
     Section 5.05 Compensation.
          (a) Subject to Section 5.05(c), the Borrowers shall pay to each Applicable Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:
     (i) any payment, prepayment or conversion of a US Dollar LIBOR Loan properly made by such Lender or any Borrower for any reason (including the acceleration of the Loans pursuant to Section 11.02) on a date other than the last day of the Interest Period for such Loan; or
     (ii) any failure by a Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in ARTICLE VI to be satisfied) to borrow, continue or convert a US Dollar LIBOR Loan from such Lender on the date for such Borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).
Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (A) the amount of interest component which would have accrued on the Principal Amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such Borrowing) at the applicable rate of interest for such Loan provided for herein over (B) the interest component of the amount such Lender would have bid in the London interbank market for US Dollar deposits of leading banks in amounts comparable to such Principal Amount and with maturities comparable to such period (as reasonably determined by such Lender).
          (b) Subject to Section 5.05(c), in the event of (i) the payment of any Principal Amount of any BA Equivalent Loan or Bankers’ Acceptance other than on the applicable BA Maturity Date (including as a result of an Event of Default), (ii) the continuation of any BA Equivalent Loan other than on the applicable BA Maturity Date, (iii) the failure to borrow any such Bankers’ Acceptance or borrow or continue any BA Equivalent Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any BA Equivalent Loan or Bankers’ Acceptance other than on the applicable BA Maturity Date as a result of a request by the Canadian Borrower, then, in any such event, the Canadian Borrower shall compensate each Applicable Lender for the loss, cost and expense attributable to such event. Subject to Section 5.05(c), a certificate of any such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.05(b) shall be delivered to the Canadian Borrower and the Administrative Agents and shall be conclusive absent manifest error. Subject to Section 5.05(c), the Canadian Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.05(b) shall be construed as giving rise to any right of the Canadian Borrower to prepay any Bankers’ Acceptance or BA Equivalent Loan.
          (c) The Applicable Borrower shall not be obligated to pay any such compensation under Section 5.05(a) or 5.05(b) if the Applicable Lender making such claim for compensation fails to provide to such Borrower the written request or certificate, as applicable, contemplated thereby no later than 180 days after the event giving rise to the claim for compensation; provided however, if the event giving rise to such claim is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 5.06 Replacement Lenders.
          (a) If any Lender has notified the Borrowers and the US Administrative Agent of its incurring additional costs under Section 5.01 or has required the Borrowers to make payments for Taxes under Section 4.06, then the Borrowers may, unless such Lender has notified the Borrowers and the US Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Additional Term Loan Commitment, the Canadian Allocated Commitment, the Term Commitment, the US Tranche Commitment, and the Credit Exposure, if any, of any Lender (other than the Administrative Agents) (the “Terminated Lender”) at any time upon five (5) Business Days’ prior written notice to the Terminated Lender and the US Administrative Agent (such notice referred to herein as a “Notice of Termination”).
          (b) In order to effect the termination of the Additional Term Loan Commitment, the Canadian Allocated Commitment, the Term Commitment, the US Tranche Commitment, and the Credit Exposure, as applicable, of the Terminated Lender, the Borrowers shall: (i) obtain an agreement with one or more Lenders to increase their Additional Term Loan Commitment, Canadian Allocated Commitment, Term Commitment, US Tranche Commitment, or Credit Exposure, as applicable and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept such commitment or commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agents and become parties by executing an Assignment and that any replacement of a terminated Canadian Tranche Revolving Lender shall satisfy the Canadian residency requirements of a Canadian Tranche Revolving Lender (the Lenders or other banking institutions that agree to accept in whole or in part the Additional Term Loan Commitment, the Canadian Allocated Commitment, the Term

Commitment, the US Tranche Commitment, and the Credit Exposure, if any, of the Terminated Lender being referred to herein as the “Replacement Lenders”), such that the aggregate increased and/or accepted commitments and the Credit Exposure of the Replacement Lenders under clauses (i) and (ii) above equal the Additional Term Loan Commitment, the Canadian Allocated Commitment, the Term Commitment, the US Tranche Commitment, and the Credit Exposure, if any, of the Terminated Lender.
          (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Lender Termination Date”), and the Replacement Lender or Replacement Lenders, if any, to which the Terminated Lender will assign its Additional Term Loan Commitment, Canadian Allocated Commitment, Term Commitment, US Tranche Commitment, and Credit Exposure, if any, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, to be assigned to each Replacement Lender.
          (d) On the Lender Termination Date (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Additional Term Loan Commitment, Canadian Allocated Commitment, Term Commitment, US Tranche Commitment, and Credit Exposure, if any, to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender’s Additional Term Loan Commitment, Canadian Allocated Commitment, Term Commitment, US Tranche Commitment, and Credit Exposure, if any, to be assigned to each Replacement Lender) indicated in the Notice of Termination, (ii) the Terminated Lender shall endorse its Note(s), Bankers’ Acceptances and BA Equivalent Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s), Bankers’ Acceptances and BA Equivalent Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid Principal Amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 13.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 13.06(b). To the extent not in conflict, the terms of Section 13.06(b) shall supplement the provisions of this Section 5.06(d). For each Assignment made under this Section 5.06, the Replacement Lender shall pay to the Applicable Administrative Agent the processing fee provided for in Section 13.06(b). The Borrowers will be responsible for the payment of any breakage costs incurred in connection with the sale of Loans by Terminated Lenders to Replacement Lenders, as if such Loans had been prepaid and breakage costs had accrued thereto in accordance with Section 5.05.
ARTICLE VI
Conditions Precedent
     Section 6.01 Initial Funding Date Effectiveness. The Initial Funding Date shall occur, the Lenders shall make Loans and the Issuing Banks shall issue Letters of Credit and the Existing Letters of Credit shall each be deemed issued hereunder by the Issuing Banks to the beneficiaries thereof, on the Business Day on which each of the following conditions is satisfied, each of which shall be reasonably satisfactory to the US Administrative Agent in form and substance:
          (a) A certificate of the Secretary or an Assistant Secretary of the US Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the US Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the US Borrower (A) who are authorized to sign the Loan Documents to which the US Borrower is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the Organization Documents, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from the US Borrower to the contrary.
          (b) A certificate of the Secretary or an Assistant Secretary of Exterran Canadian Holdings, on behalf of the Canadian Borrower setting forth (i) resolutions of the partners of the Canadian Borrower with respect to the authorization of the Canadian Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Exterran Canadian Holdings who, on behalf of the Canadian Borrower, (A) are authorized to sign the Loan Documents to which the Canadian Borrower is a party and (B) will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the Organization Documents, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from the Canadian Borrower to the contrary.
          (c) A certificate of the Secretary or an Assistant Secretary (or its equivalent) of each Subsidiary (other than the Canadian Borrower) party to a Loan Document, setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of such Subsidiary (A) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (B) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers (or its equivalent), and (iv) the Organization Documents, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from any Borrower or such Subsidiary to the contrary.

          (d) Certificates of the appropriate governmental agencies with respect to the existence, qualification and good standing of the Borrowers and each Subsidiary party to a Loan Document from the respective jurisdiction of organization of such entity.
          (e) A compliance certificate which shall be substantially in the form of Exhibit C-1, duly and properly executed by a Responsible Officer of the Borrowers and dated as of the Initial Funding Date.
          (f) The Security Instruments to be delivered on or before the Initial Funding Date, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.
          (g) (i) An opinion of Baker Botts, LLP, counsel to the US Borrower and each Domestic Subsidiary party to a Loan Document as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request, (ii) an opinion of Cox & Palmer, Nova Scotia counsel to the Canadian Borrower as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request and (iii) an opinion of Fraser Milner Casgrain LLP, Alberta counsel to Exterran Canadian Holdings as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request.
          (h) A certificate of insurance coverage of the US Borrower and its Significant Subsidiaries.
          (i) Appropriate Uniform Commercial Code search certificates or its Canadian equivalent reflecting no prior Liens encumbering the Properties of the Borrowers and any Subsidiary party to a Loan Document (under their present names and any previous names within the last five years) all jurisdictions requested by the US Administrative Agent or Canadian Administrative Agent; other than those being assigned or released on or prior to the Initial Funding Date or Liens permitted by Section 10.02.
          (j) Except as set forth on Schedule 6.01(j), all Property in which the Applicable Administrative Agent shall, at the Initial Funding Date, be entitled to have a Lien pursuant to this Agreement or any other Security Instrument shall have been physically delivered to the possession of the Applicable Administrative Agent, or any bailee accepted by the US Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Applicable Administrative Agent’s Lien in such Collateral.
          (k) (i) Each document (including any Uniform Commercial Code or Personal Property Security Act (Alberta) financing statement or financing statement under comparable Canadian legislation) to be delivered on or before the Initial Funding Date and required by this Agreement or under law or reasonably requested by the Applicable Administrative Agent to be filed, registered or recorded in order to create in favor of the Applicable Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation and (ii) all necessary acknowledgements, consents and subordinations from existing secured creditors of the Canadian Borrower that have effective filings against the assets of the Canadian Borrower.
          (l) The financial statements referred to in Section 7.02(a).
          (m) The Notes duly completed and executed for each Lender that has requested a Note.
          (n) A borrowing notice in the form of Exhibit B-1, or Exhibit B-2, as applicable, duly completed and executed by the Applicable Borrower.
          (o) A Letter of Credit Application pertaining to each new Letter of Credit to be issued on the Initial Funding Date, if any, duly completed and executed by the US Borrower.
          (p) All costs, fees, expenses (including all fees payable pursuant to Section 2.04, all reasonable legal fees and expenses and recording taxes and fees) and other compensation contemplated by this Agreement and the other Loan Documents, and for which statements or invoices have been submitted to the US Borrower, payable to the Lenders through the Initial Funding Date shall have been paid.
          (q) The US Administrative Agent shall have received (i) a certificate of a Responsible Officer of the US Borrower certifying that the US Borrower is concurrently consummating the Merger in accordance with the terms of the Merger Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto); (ii) a true and complete photocopy of each of the executed Merger Documents; and (iii) such other related documents and information as the US Administrative Agent shall have reasonably requested.
          (r) The US Administrative Agent shall have received an executed counterpart of the Account Designation Letter.
          (s) The US Administrative Agent shall have received all information and instructions requested for the flow of funds memorandum.
          (t) The Existing Indebtedness under the 7 1/4% Notes shall have been repaid; and all of the agreements evidencing and securing such Existing Indebtedness shall have been terminated and the related financing statements released, amended or assigned as required by the US Administrative Agent.
          (u) The Lenders shall have received all information from the US Borrower and each Subsidiary party to a Loan Document necessary for compliance with the requirements of the USA Patriot Act.
          (v) The Intercreditor Agreement shall be in form, structure and substance reasonably satisfactory to the US Administrative Agent.
          (w) The initial issuance of Debt under the ABS Facility shall be concurrently occurring.

          (x) Such other documents as the US Administrative Agent, the Canadian Administrative Agent or any Lender or special counsel to the US Administrative Agent or the Canadian Administrative Agent may reasonably request.
The US Administrative Agent shall notify the Lenders of the Initial Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement (and the Aggregate Commitments) shall terminate if each of the foregoing conditions set forth in Section 6.01 are not satisfied (or waived pursuant to Section 13.04) at or prior to 2:00 p.m. Eastern time, on February 15, 2008.
     Section 6.02 Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrowers upon the occasion of each Borrowing hereunder and to issue, renew, extend, increase or reissue Letters of Credit and to accept and purchase Bankers’ Acceptances for the account of the US Borrower is subject to the further conditions precedent that:
          (a) No Default shall have occurred and be continuing.
          (b) No Material Adverse Effect shall have occurred and be continuing.
          (c) The representations and warranties made by each Borrower in ARTICLE VII and ARTICLE VIII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension, increase or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date or the Majority Lenders may expressly consent in writing to the contrary.
Each request for a Borrowing by the Borrowers or issuance, renewal, extension, increase or reissuance of a Letter of Credit by the US Borrower or for the acceptance and purchase of a Bankers’ Acceptance by the Canadian Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless such Borrower otherwise notifies the US Administrative Agent prior to the date of and immediately following such Borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).
     Section 6.03 Conditions Precedent to Commitment Increases and Additional Term Loans. The obligation of the Lenders to make Commitment Increases and Additional Term Loans under this Agreement is subject to the receipt by the US Administrative Agent and the Lenders of all fees payable by written agreement between the US Borrower and the US Administrative Agent on or before the date on which any Commitment Increase shall be effective and the Additional Term Loans shall be made, and the receipt by the US Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.03, each of which shall be reasonably satisfactory to the US Administrative Agent in form and substance:

          (a) All reasonable costs, fees, expenses (including legal fees and expenses and recording taxes and fees) and other compensation contemplated by this Agreement and the other Loan Documents payable to the Lenders, to the extent invoices and statements have been received, shall have been paid.
          (b) The Notes duly completed and executed for each Lender that has requested a Note.
          (c) Each document (including any Uniform Commercial Code or Personal Property Security Act (Alberta) financing statement or financing statement under comparable Canadian legislation) required by the Security Instruments then in effect or under law or reasonably requested by the Applicable Administrative Agent to be filed, registered or recorded in order to create in favor of the Applicable Administrative Agent, for the benefit of the Applicable Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), all of which shall be in proper form for filing, registration or recordation.
          (d) All conditions required by Section 6.01(a), (c), (d), (e), (n) and (p) and Section 6.02 as they relate to the Commitment Increases and Additional Term Loans shall be repeated as if set forth herein.
          (e) Such other documents as the US Administrative Agent or any Lender or special counsel to the US Administrative Agent may reasonably request.
ARTICLE VII
Representations and Warranties of US Borrower
     The US Borrower represents and warrants to each of the Administrative Agents and the Lenders (each representation and warranty herein is given as of the Initial Funding Date after giving effect to the Merger and shall be deemed repeated and reaffirmed on the dates of each Borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.01 and Section 6.02):
     Section 7.01 Legal Existence. With respect to itself and each of its Significant Domestic Subsidiaries: (a) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its current organization, except as permitted under Section 10.08; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.
     Section 7.02 Financial Condition. With respect to the US Borrower, (a) the audited consolidated balance sheet of Hanover and its Consolidated Subsidiaries as at December 31, 2006 and the related consolidated statement of income, stockholders’ equity and cash flow of Hanover and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP, (b) the audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at December 31, 2006 and the related consolidated statement of income, stockholders’ equity and cash flow of Holdings and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte Touche, (c) the unaudited consolidated balance sheet of Hanover and its Consolidated Subsidiaries as of June 30, 2007 and the related consolidated statements of income, stockholders’ equity and cash flow of the Hanover and its Consolidated Subsidiaries for the six (6) month period ended on such date, (d) the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of June 30, 2007 and the related consolidated statements of income, stockholders’ equity and cash flow of Holdings and its Consolidated Subsidiaries for the six (6) month period ended on such date and (e) the unaudited pro forma combined condensed balance sheet of the US Borrower and its Subsidiaries as of March 31, 2007 and the unaudited combined condensed statements of operations of the US Borrower and its Subsidiaries for each of the three months ended March 31, 2007 and the 12 months ended December 31, 2006 have been furnished to the Lenders. Such financial statements described in clauses (a), (b), (c) and (d) above present fairly, in all material respects, the consolidated financial condition of Hanover and its Consolidated Subsidiaries and Holdings and its Consolidated Subsidiaries, as applicable, as of said dates and the results of its operations for the periods ended on said dates in all material respects, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments and abbreviated footnotes). The unaudited pro forma combined condensed balance sheet described in clause (e) above have been prepared with due care based on the assumptions specified therein. Neither the US Borrower nor any of its Subsidiaries has any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02 or permitted under this Agreement. Since December 31, 2006, there has been no change or event having a Material Adverse Effect.
     Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Initial Funding Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to its knowledge threatened against or affecting it or any of its Subsidiaries which involves the possibility of any judgment or liability against it or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.
     Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents nor the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Initial Funding Date under, the respective Organization Documents of it or any of its Restricted Subsidiaries, or any Governmental Requirement or any agreement or instrument to which it or any of its Restricted Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of it or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.
     Section 7.05 Authority. It and each of its Restricted Subsidiaries have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by it and each Restricted

Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of it and each of its Restricted Subsidiaries, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by it or any of its Restricted Subsidiaries of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.
     Section 7.07 Use of Loans.
          (a) Revolving Loans. The US Borrower will use the proceeds of the Revolving Loans and Letters of Credit for working capital, letters of credit and other general corporate purposes (including capital expenditures, permitted acquisitions, share repurchases, prepayment or refinancing of Debt and dividends) not in contravention of any Governmental Requirement or of any Loan Document.
          (b) Initial Term Loans. The US Borrower will use the proceeds of the Initial Term Loans for repayment of all or a portion of the Existing Indebtedness, and for general corporate purposes not in contravention of any Governmental Requirement or of any Loan Document.
          (c) Additional Term Loans. The US Borrower will use the proceeds of the Additional Term Loans for working capital and other general corporate purposes (including capital expenditures, permitted acquisitions, share repurchases, prepayment or refinancing of Debt and dividends) not in contravention of any Governmental Requirement or of any Loan Document or as otherwise set forth in the applicable Commitment Increase Certificate.
          (d) Margin Stock. The US Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.
     Section 7.08 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans, except in each case as could not reasonably be expected to result in a Material Adverse Effect.
     Section 7.09 Taxes. Except as set out in Schedule 7.09, it and its Domestic Subsidiaries have filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Domestic Subsidiaries, except where the failure to file such tax returns and pay such taxes could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of it and its Domestic Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the US Borrower, adequate. No tax lien has been filed and, to the knowledge of the US Borrower, no claim is being asserted with respect to any such tax, fee or other charge which could not reasonably be expected to result in a Material Adverse Effect.
     Section 7.10 Titles, Etc.
          (a) Except as set out in Schedule 7.10, it and its Restricted Subsidiaries have good and marketable title to their material Properties, (i) except in cases where the failure to have said good and marketable title would not result in a Material Adverse Effect and (ii) free and clear of all Liens, except Liens permitted under Section 10.02.
          (b) All leases and agreements necessary for the conduct of the business of it and its Restricted Subsidiaries are valid and subsisting and in full force and effect except as could not reasonably be expected to result in a Material Adverse Effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement and which default, event or circumstance would result in a Material Adverse Effect.
     Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report (other than projections) furnished to the Administrative Agents and the Lenders (or any of them) by it or any of its Restricted Subsidiaries in connection with the negotiation of this Agreement, including the Offering Memorandum, or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to it and its Restricted Subsidiaries taken as a whole. To the US Borrower’s knowledge, there is no fact peculiar to it or any of its Restricted Subsidiaries which has a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agents by or on behalf of it or any of its Restricted Subsidiaries or otherwise prior to, or on, the Initial Funding Date in connection with the transactions contemplated hereby. All projections by or on behalf of the US Borrower have been prepared on the basis of reasonable assumptions and the US Borrower has no reason to believe they are incorrect or misleading in any material respect.

     Section 7.12 Investment Company Act. Neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     Section 7.13 Anti-Terrorism Law.
          (a) Neither it nor any of its Subsidiaries is, and to its knowledge, none of its Affiliates, officers or directors are in violation in any material respect of any applicable Governmental Requirement relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., in each case, as amended from time to time.
          (b) Neither it nor any of its Subsidiaries is, and to its knowledge, none of its Affiliates, officers or directors are any of the following:
     (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
     (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Section 1 of the Executive Order;
     (iii) a Person with which any Lender is prohibited by any Anti-Terrorism Law from dealing or otherwise engaging in any transaction;
     (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
     (v) a Person that is named as a “specially designated national and blocked Person” on the most currently published list by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
          (c) Neither it nor any of its Subsidiaries is, and to its knowledge, none of it or its Subsidiaries’ brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as otherwise provided to the US Administrative Agent in writing pursuant to Section 13.02, as of the Initial Funding Date, it has no Subsidiaries.

     Section 7.15 Location of Business and Offices. The US Borrower’s principal place of business and chief executive office is located at the addresses specified in Section 13.02 (or as set forth in a notice delivered to the US Administrative Agent in writing pursuant to Section 13.02).
     Section 7.16 Defaults. Neither it nor any of its Restricted Subsidiaries is in material default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which it or any of its Restricted Subsidiaries is a party or by which it or any of its Restricted Subsidiaries is bound, which default would result in a Material Adverse Effect. No Default hereunder has occurred and is continuing.
     Section 7.17 Environmental Matters. Except (a) as provided in a notice to all Lenders or (b) as would not have a Material Adverse Effect:
     (i) Neither any Property of it or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;
     (ii) Without limitation of clause (i) above, no Property of it or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of it, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;
     (iii) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by it or any of its Subsidiaries in connection with the operation or use of any and all Property of it and each of its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and it and each of its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;
     (iv) To the best knowledge of it, all hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of it or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and, to the best knowledge of it, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;
     (v) To the best knowledge of it, no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of it or any of its Subsidiaries except in compliance with Environmental Laws;

     (vi) To the extent applicable, all Property of it and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by OPA or scheduled as of the Initial Funding Date to be imposed by OPA during the term of this Agreement, and it does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with OPA requirements during the term of this Agreement; and
     (vii) Neither it nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.
     Section 7.18 Compliance with the Law. Neither it nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would (in the event such violation or failure were asserted by any Person through appropriate action) result in a Material Adverse Effect.
     Section 7.19 Hedging Agreements. Schedule 7.19 sets forth, as of the Initial Funding Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of it and each of its Restricted Subsidiaries or issued pursuant to the ABS Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.
     Section 7.20 Restriction on Liens. Except as set forth on Schedule 7.20 or permitted under Section 10.10, as of the Initial Funding Date, neither it nor any of its Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens pursuant to this Agreement and the Security Instruments to other Persons on or in respect of its material Properties.
ARTICLE VIII
Representations and Warranties of Canadian Borrower
     The Canadian Borrower represents and warrants to each of the Administrative Agents and the Canadian Tranche Revolving Lenders (each representation and warranty herein is given as of the Initial Funding Date after giving effect to the Merger and shall be deemed repeated and reaffirmed on the dates of each Borrowing as provided in Section 6.01 and Section 6.02) with respect to the Canadian Tranche:
     Section 8.01 Legal Existence. The Canadian Borrower and each Significant Canadian Subsidiary: (a) is a limited partnership or legal entity, as the case may be, duly formed, legally existing and in good standing under the laws of the jurisdiction of its current organization; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.
     Section 8.02 No Breach. Neither the execution and delivery of the Loan Documents nor the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Initial Funding Date under, the Organization Documents of the Canadian Borrower and the Significant Canadian Subsidiaries, or any Governmental Requirement or any agreement or instrument to which the Canadian Borrower or the Significant Canadian Subsidiaries are a party or by which they are bound or to which they or their Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Canadian Borrower or the Significant Canadian Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.
     Section 8.03 Authority. The Canadian Borrower and the Significant Canadian Subsidiaries have all necessary power and authority to execute, deliver and perform their obligations under the Loan Documents to which they are a party; and the execution, delivery and performance by the Canadian Borrower and the Significant Canadian Subsidiaries of the Loan Documents to which they are a party, have been duly authorized by all necessary action on their part; and the Loan Documents constitute the legal, valid and binding obligations of the Canadian Borrower and the Significant Canadian Subsidiaries, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     Section 8.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Canadian Borrower or the Significant Canadian Subsidiaries of the Loan Documents or for the validity or enforceability thereof except for the recording and filing of any Security Instrument required hereby.
     Section 8.05 Defaults. Neither the Canadian Borrower nor the Significant Canadian Subsidiaries are in material default or have any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which the Canadian Borrower or the Significant Canadian Subsidiaries are a party or by which the Canadian Borrower or the Significant Canadian Subsidiaries are bound, which default would result in a Material Adverse Effect.
     Section 8.06 Income Tax Act (Canada). The Canadian Borrower and each Significant Canadian Subsidiary is either not a non-resident of Canada for purposes of the Income Tax Act (Canada) or is deemed a resident of Canada for purposes of Part XIII of the Income Tax Act (Canada).

     Section 8.07 Use of Loans. The Canadian Borrower will use the proceeds of the Canadian Tranche Loans for working capital and other general corporate purposes (including capital expenditures, permitted acquisitions, share repurchases, prepayment or refinancing of Debt and dividends) not in contravention of any Governmental Requirement or of any Loan Document.
     Section 8.08 Canadian Taxes. Except as set out in Schedule 8.08, the Canadian Borrower and each of its Subsidiaries have filed all federal, provincial and income taxes and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except where the failure to file such tax returns and pay such taxes could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of it and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Canadian Borrower, adequate. No tax lien has been filed and, to the knowledge of the Canadian Borrower, no claim is being asserted with respect to any such tax, fee or other charge which could not reasonably be expected to result in a Material Adverse Effect.
     Section 8.09 Location of Business; Names. The only provinces in which the Canadian Borrower or any of its Significant Canadian Subsidiaries has any place of business, real property or stores any tangible personal property in excess of $50,000,000 are set forth on Schedule 8.09. Such schedule also sets out (i) the chief executive office or principal place of business in Canada of the Canadian Borrower and each Significant Canadian Subsidiary and (ii) the full and correct name of the Canadian Borrower and each Significant Canadian Subsidiary, including any French and English forms of its name.
     Section 8.10 Canadian Welfare and Pension Plans. The Canadian Borrower and each Significant Canadian Subsidiary have adopted all Canadian Welfare Plans required by applicable Governmental Requirements and each of such plans has been maintained and is in compliance with such Governmental Requirements in all material respects including all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Canadian Borrower and the Significant Canadian Subsidiaries and persons related to them, except in each case that could not reasonably be expected to result in a Material Adverse Effect. Should there exist any Canadian Pension Plans, the Canadian Borrower confirms that: (a) no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in the Canadian Borrower or any Significant Canadian Subsidiary being required to make an additional contribution to the Canadian Pension Plan; (b) no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a Lien or charge under any applicable pension benefits laws of any other jurisdiction other than an Excepted Lien; (c) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which is reasonably likely to result in the Canadian Borrower or any Significant Canadian Subsidiary incurring any material liability, fine or penalty; and (d) neither the Canadian Borrower nor any Significant Canadian Subsidiary has a material contingent liability with respect to any post-retirement benefit under a Canadian Welfare Plan, except in each case that could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE IX
Affirmative Covenants
     The US Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrowers hereunder:
     Section 9.01 Reporting Requirements. It shall deliver, or shall cause to be delivered, to the US Administrative Agent:
          (a) Financial Statements. (i) Within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 90 days of the end of each fiscal year of the US Borrower), a copy of each annual report and any amendment to a report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-K), as the same may be amended from time to time, (ii) within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 60 days after the end of each of the first three fiscal quarters of the US Borrower), a copy of each quarterly report and any amendment to any quarterly report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-Q), as the same may be amended, from time to time and (iii) promptly after the same become available, but in any event within fifteen (15) days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by the US Borrower to its shareholders and all regular and periodic final reports (including reports on Form 8-K) filed by the US Borrower with the SEC, which are publicly available; provided, however, that the US Borrower shall be deemed to have furnished the information required by this Section 9.01(a) if the US Borrower shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.exterran.com); provided further, however, that if the US Administrative Agent is unable to access “EDGAR” or the US Borrower’s home page on the worldwide web, the US Borrower agrees to provide the US Administrative Agent with paper copies of the information required to be furnished pursuant to this Section 9.01(a) promptly following notice from the US Administrative Agent.
          (b) Budget, Projections. Within 90 days following the end of each fiscal year of the US Borrower, a copy of the projections of the operating budget and cash flow budget of the US Borrower and its Subsidiaries prepared on a consolidated basis for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect.
          (c) Notice of Default, Etc. Promptly after it or the Canadian Borrower knows that any Default or Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action such Borrower proposes to take with respect thereto.

          (d) Management Letters. Promptly after it or any Significant Subsidiary’s receipt thereof, a copy of any “management letter” addressed to the board of directors of it or such Significant Subsidiary from its certified public accountants and any internal control memoranda relating thereto.
          (e) Other Matters. From time to time such other information regarding the business, affairs or financial condition of it or any Significant Subsidiary (including any Plan, Multiemployer Plan, Canadian Pension Plan or Canadian Welfare Plan and any reports or other information required to be filed under ERISA) as the US Administrative Agent may reasonably request.
          (f) Rating Change. Promptly after Moody’s or S&P shall have announced a change in the Index Debt Rating, a notice of such change describing the same in detail.
          (g) Labor Disputes. Promptly upon becoming aware of any labor dispute which would result in a Material Adverse Effect, a notice of such dispute describing same in detail and the action the US Borrower proposes to take with respect thereto.
          (h) Compliance Certificate. The US Borrower, within ten (10) Business Days of any deemed delivery of any annual report or quarterly report pursuant to paragraph (a) above, will furnish to the US Administrative Agent (i) a certificate substantially in the form of Exhibit C-2 executed by a Responsible Officer of the US Borrower (A) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (B) setting forth in reasonable detail the computations necessary to determine whether the US Borrower is in compliance with Section 10.13(a), (b) and (c) as of the end of the respective fiscal quarter or fiscal year; and (ii) a report, in form and substance satisfactory to the US Administrative Agent, setting forth as of such Quarterly Date a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of it, each of its Restricted Subsidiaries or pursuant to the ABS Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.19, any margin required or supplied under any credit support document, and the counter party to each such agreement.
          (i) Consolidating Financials. Within the time period required for the delivery of the financial statements required by Section 9.01(a), the US Borrower shall deliver consolidating information with respect to the Unrestricted Subsidiaries.
     Section 9.02 Litigation. It shall promptly give to the US Administrative Agent notice of any litigation or governmental investigation or proceeding pending against it or any of its Subsidiaries which would result in a Material Adverse Effect.
     Section 9.03 Maintenance, Etc.
          (a) Generally. Except as otherwise permitted under Section 10.08, it shall and shall cause each Significant Subsidiary to: (i) preserve and maintain its legal entity existence; (ii) preserve and maintain all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses except which could not reasonably be expected to results in a Material Adverse Effect; (iii) comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or except which could not reasonably be expected to results in a Material Adverse Effect; and (v) upon reasonable notice, permit representatives of the Administrative Agents, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Administrative Agent.
          (b) Proof of Insurance. It shall and shall cause each Significant Subsidiary to maintain, with financially sound and reputable insurance companies, insurance policies which (i) are sufficient for compliance with all requirements of law and of all agreements to which it or any Significant Subsidiary is a party; (ii) are valid, outstanding and enforceable policies; and (iii) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of it and each Significant Subsidiary. Within 30 days after the renewal thereof, the US Borrower will furnish or cause to be furnished to the US Administrative Agent a certificate of insurance coverage from the insurer in form and substance reasonably satisfactory to the US Administrative Agent and, if requested, will furnish the US Administrative Agent copies of the applicable policies.
          (c) Operation of Properties. It will and will cause each of its Restricted Subsidiaries to operate its Properties or cause such Properties to be operated in a careful and efficient manner (i) in compliance with the practices of the industry, (ii) in compliance with all applicable contracts and agreements and (iii) in compliance in all material respects with all Governmental Requirements, except where the noncompliance therewith would not result in a Material Adverse Effect.
     Section 9.04 Environmental Matters.
          (a) Establishment of Procedures. It will and will cause each of its Subsidiaries to establish and implement such reasonable procedures as may be necessary to assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of it and its Subsidiaries and the operations conducted thereon and other activities of it and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws and (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA.
          (b) Notice of Action. The US Borrower will promptly notify the US Administrative Agent in writing of any threatened action, investigation or inquiry by any

Governmental Authority of which the US Borrower has knowledge in connection with any Environmental Laws, which would result in a Material Adverse Effect.
     Section 9.05 Further Assurances. It will and will cause each of its Restricted Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. It at its expense will and will cause each of its Restricted Subsidiaries to promptly execute and deliver to the Applicable Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of it or any of its Restricted Subsidiaries, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Loans, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.
     Section 9.06 Performance of Obligations. The Borrowers will pay their Loans according to the reading, tenor and effect thereof; and they will and will cause each of their Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.
     Section 9.07 Collateral and Guaranties.
          (a) United States.
     (i) It shall and it shall cause each wholly-owned Significant Domestic Subsidiary to grant a Lien pursuant to the Security Instruments on substantially all of its Properties located in the United States now owned or at any time hereafter acquired by it or a Subsidiary Guarantor, including all Equipment, Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Inventory and real property; provided that the foregoing shall not require the creation or perfection of pledges of, security interests in or mortgages on, with respect to (A) Hanover’s chief executive offices located at 12001 North Houston Rosslyn, Houston, Texas 77086 and any real property that has a value of less than $10,000,000, (B) the GP Interests and IDRs, (C) any Property as provided on Schedule 9.07(a), (D) any Property of any ABS Subsidiary and (E) any Property that in the judgment of the US Administrative Agent, the cost of creating or perfecting such pledges, security interests or mortgages on such Property would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided further that it and any wholly-owned Significant Domestic Subsidiary will promptly, but no later than ninety (90) days, perfect Liens on real Property acquired in an acquisition (subject to the limitations set forth above); provided further that any newly created or acquired Significant Domestic Subsidiary shall promptly, but no later than ninety (90) days from its creation or acquisition, perfect Liens on its other Property required to be perfected under the other terms of this Section 9.07(a)(i) and upon any Domestic Subsidiary becoming a Significant Domestic Subsidiary shall, within thirty (30) days after the delivery of the most recent fiscal year end financial statements, perfect Liens on its other Property required to be perfected under the other terms of this Section 9.07(a)(i).
     (ii) It shall promptly cause each wholly-owned Significant Domestic Subsidiary now existing or hereafter formed or acquired to, guarantee the Indebtedness pursuant to the execution and delivery of the Guaranty Agreement – US or a supplement thereto; provided that any newly created or acquired Significant Domestic Subsidiary shall promptly, but no later than ninety (90) days from its creation or acquisition, guarantee the Indebtedness pursuant to the execution and delivery of the Guaranty Agreement – US under the other terms of this Section 9.07(a)(ii) and upon any Domestic Subsidiary becoming a Significant Domestic Subsidiary shall, within thirty (30) days after the delivery of the most recent fiscal year end financial statements, guarantee the Indebtedness pursuant to the execution and delivery of the Guaranty Agreement – US under the other terms of this Section 9.07(a)(ii).
     (iii) Other than any Property that in the judgment of the US Administrative Agent, the cost of creating or perfecting such pledges, security interests or mortgages on such Property would be excessive in view of the benefits to be obtained by the Lenders therefrom, it shall cause to be pledged by the appropriate Subsidiary:
     (A) on the Initial Funding Date, all of the Equity Interests of each Significant Domestic Subsidiary directly or indirectly owned by the US Borrower (excluding any ABS Subsidiary);
     (B) all LP Units and Subordinated Units in EPLP owned by a US Domestic Subsidiary;
     (C) the Equity Interests in the General Partner;
     (D) the Equity Interests in the owners of the General Partner;
     (E) on the Initial Funding Date, 65% of the Equity Interests of Exterran Argentina, Exterran NLBV, Exterran Spain and Exterran Venezuela;
     (F) to the extent not already pledged under clauses (A) through (E) above, ninety (90) after the Initial Funding Date, (1) all of the Equity Interests of each Domestic Subsidiary directly or indirectly owned by the US Borrower (excluding any ABS Subsidiary) and (2) 65% of the Equity Interests of each first tier Foreign Subsidiary (excluding the Exterran Cayman Entities); provided that on such date, the US Borrower shall deliver or cause its Subsidiaries to deliver, to the extent certificated, original stock certificates or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof except to the extent that the delivery of such certificates is not authorized due to a Governmental Requirement; and
     (G) promptly, but no later than ninety (90) days from the creation, acquisition of any Subsidiary (1) all of the Equity Interests of each Domestic

Subsidiary directly or indirectly owned by the US Borrower (excluding any ABS Subsidiary) or (2) 65% of the Equity Interests of each first tier Foreign Subsidiary (excluding the Exterran Cayman Entities) directly or indirectly owned by the US Borrower; provided that on such date, the US Borrower shall deliver or cause its Subsidiaries to deliver, to the extent certificated, original stock certificates or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof except to the extent that the delivery of such certificates is not authorized due to a Governmental Requirement.
On the Initial Funding Date, the US Borrower shall deliver or cause its Subsidiaries to deliver, to the extent certificated, original stock certificates or other certificates evidencing the Equity Interests pledged in clauses (A) through (E) above for those certificates held by the respective administrative agents (or their representatives) immediately prior to the Initial Funding Date under the Existing Universal Credit Agreement and Existing Hanover Credit Agreement, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.
          (b) Canada.
     (i) It shall cause the Canadian Borrower and each wholly-owned Significant Canadian Subsidiary to grant a Lien pursuant to the Security Instruments on substantially all of its Properties located in Canada now owned or at any time hereafter acquired by it or a wholly-owned Significant Canadian Subsidiary, including all Equipment, Investment Property, Goods, Accounts, Chattel Paper, Documents of Title, Intangibles, Instruments and Inventory (each as defined in Personal Property Security Act (Alberta)) and real property; provided that the foregoing shall not require the creation or perfection of pledges of, security interests in or mortgages on, with respect to (A) the Canadian Borrower’s offices located at 4949 76th Avenue SE, Calgary, Alberta T2C 3C6, Canada and any real property that has a value of less than $10,000,000, (B) the GP Interests and IDRs, (C) any Property as provided on Schedule 9.07(b), (D) any property which would constitute “serial number goods” under the Personal Property Security Act (Alberta) or other applicable Canadian province, (E) any Property of any ABS Subsidiary and (F) any Property that in the judgment of the Canadian Administrative Agent, the cost of creating or perfecting such pledges, security interests or mortgages on such Property would be excessive in view of the benefits to be obtained by the Canadian Tranche Lenders therefrom, provided further that it and any wholly-owned Significant Canadian Subsidiary will promptly, but no later than ninety (90) days, perfect Liens on real Property acquired in an acquisition (subject to the limitations set forth above); provided further that any newly created or acquired Significant Canadian Subsidiary shall promptly, but no later than ninety (90) days from its creation or acquisition, perfect Liens on its other Property required to be perfected under the other terms of this Section 9.07(b)(i) and upon any Canadian Subsidiary becoming a Significant Canadian Subsidiary shall, within thirty (30) days after the delivery of the most recent fiscal year end financial statements, perfect Liens on its other Property required to be perfected under the other terms of this Section 9.07(b)(i).

     (ii) It shall promptly cause each wholly-owned Significant Canadian Subsidiary now existing or hereafter formed or acquired to, guarantee the Indebtedness under the Canadian Tranche pursuant to the execution and delivery of the Guaranty Agreement – Canada or a supplement thereto; provided further that any newly created or acquired Significant Canadian Subsidiary shall promptly, but no later than ninety (90) days from its creation or acquisition, guarantee the Indebtedness under the Canadian Tranche pursuant to the execution and delivery of the Guaranty Agreement – Canada under the other terms of this Section 9.07(b)(ii) and upon any Canadian Subsidiary becoming a Significant Canadian Subsidiary shall, within thirty (30) days after the delivery of the most recent fiscal year end financial statements, guarantee the Indebtedness under the Canadian Tranche pursuant to the execution and delivery of the Guaranty Agreement – Canada under the other terms of this Section 9.07(b)(ii).
     (iii) It shall cause to be pledged by the appropriate Subsidiary:
     (A) on the Initial Funding Date, all of the Equity Interests of each Significant Canadian Subsidiary owned directly or indirectly by the US Borrower (excluding any ABS Subsidiary); provided that for any certificated Equity Interests required to be pledged in this clause (A), it will have ninety (90) after the Initial Funding Date to perfect Liens on such certificated Equity Interests;
     (B) on the Initial Funding Date, all LP Units and Subordinated Units in EPLP owned by a Canadian Subsidiary; provided that on such date, the Canadian Borrower shall deliver or cause its Subsidiary to deliver to the extent certificated, original share certificates or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof;
     (C) to the extent not already pledged under clauses (A) and (B) above, ninety (90) after the Initial Funding Date, all of the Equity Interests of each Canadian Subsidiary owned directly or indirectly by the US Borrower (excluding any ABS Subsidiary); provided that on such date, the Canadian Borrower shall deliver or cause its Subsidiaries to deliver, to the extent certificated, original share certificates or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof except to the extent that the delivery of such certificates is not authorized due to a Governmental Requirement; and
     (D) promptly, but no later than ninety (90) days from the creation or acquisition of any Subsidiary all of the Equity Interests that are owned by a Significant Canadian Subsidiary of each Canadian Subsidiary (excluding any ABS Subsidiary); provided that on such date, the Canadian Borrower shall deliver or cause its Subsidiaries to deliver, to the extent certificated, original share certificates or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof except to the extent that the delivery of such certificates is not authorized due to a Governmental Requirement.

          (c) Generally. The US Borrower shall, and shall cause its Subsidiaries to, take such actions and execute and/or deliver to the Applicable Administrative Agent such documents as the Applicable Administrative Agent shall reasonably require to confirm the creation, validity, perfection and priority of such pledges, security interests or mortgages set forth in Sections 9.07(a) and 9.07(b) above, including Uniform Commercial Code search certificates or its equivalent, resolutions and opinions of US and Canadian counsel. To the extent any Equity Interests set forth in Sections 9.07(a) and 9.07(b) above are not certificated, no certificates evidencing such Equity Interests will be required.
          (d) Releases.
     (i) The Borrowers and the Subsidiary Guarantors are authorized to release any Collateral that is Transferred in compliance with Sections 10.08, 10.11 and 10.14 and upon such Transfer, all security interests and liens arising under the Loan Documents shall be released and discharged without further action; provided that so long as the lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable, continues in the proceeds of such Transfer of such Collateral, or to the extent such Collateral is Transferred to any Borrower or any Subsidiary Guarantor, such lien continues in such Collateral.
     (ii) Upon (A) a sale, transfer or other disposition as permitted in this Agreement (whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise) of all the Equity Interests or Property of any Subsidiary (each such Subsidiary a “Transferred Subsidiary”) to any Person that is not, at the time of such sale, transfer or other disposition, a Borrower or a Subsidiary of a Borrower and the receipt of written notice by the Applicable Administrative Agent from the US Borrower requesting a release of such Equity Interests or Property or (B) the dissolution of any Subsidiary as permitted in this Agreement (each such Subsidiary a “Dissolved Subsidiary”) and the receipt of written notice by the Applicable Administrative Agent from the US Borrower requesting a release of such Equity Interests or Property, then such Transferred Subsidiary or Dissolved Subsidiary, as the case may be, shall, upon the consummation of such sale, transfer, other disposition or dissolution, be released from its obligations under the applicable Guaranty Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument and no Administrative Agent, Lender or Affiliate of a Lender that is party to a Hedging Agreement or a Treasury Management Agreement (collectively, the “Secured Creditors”) shall have any claim against such Transferred Subsidiary or Dissolved Subsidiary, as the case may be, under any Loan Document, and, in the case of a sale of all of the Equity Interests of the Transferred Subsidiary, the pledge of such Equity Interests to the Applicable Administrative Agent pursuant to the Security Instruments shall be released.
     (iii) Upon a Significant Subsidiary no longer being a Significant Subsidiary wholly-owned by the US Borrower as permitted hereunder and the receipt of written notice by the Applicable Administrative Agent from the US Borrower requesting a release of such Subsidiary’s guaranty and Collateral, then such Subsidiary shall, upon the consummation of such change from being a Significant Subsidiary, be released from its obligations under the applicable Guaranty Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument and no Secured Creditor shall have any claim against such Subsidiary under such Security Instruments. For the avoidance of doubt and subject to Sections 9.07(d)(i), (ii), (iv) and (v), such Subsidiary shall not be released from its obligations under Sections 9.07(a)(iii) and 9.07(b)(iii).
     (iv) All Collateral shall be released upon the US Borrower’s long-term unsecured non-enhanced debt receiving (A) an investment grade rating from Moody’s or S&P and a rating no lower than one notch below investment grade from the other agency and (B) a stable outlook or better from both Moody’s and S&P. For avoidance of doubt, the Guaranty Agreements — Canada pursuant to Section 9.07(b) and the Guaranty pursuant to ARTICLE XIV shall not be terminated pursuant to this clause (iv).
     (v) Upon the permanent termination of the US Borrower’s right to allocate a portion of the Aggregate US Tranche Commitments as the Canadian Allocated Aggregate Commitments pursuant to Section 2.03(b)(iii), each Guaranty Agreement – Canada pursuant to Section 9.07(b) and the Guaranty pursuant to ARTICLE XIV shall be terminated and all Collateral pursuant to Section 9.07(b) shall be released.
     (vi) In connection with any releases or terminations of security interests and liens in accordance with this Section 9.07(d), the Applicable Administrative Agent shall take such reasonable actions as are necessary to confirm, evidence or otherwise effect each release described in this Section 9.07(d) in accordance with the relevant provisions of the Security Instruments.
     Section 9.08 Notice of an ERISA Event (a). It will promptly furnish to the US Administrative Agent written notice of the occurrence of any ERISA Event (or comparable event with respect to a Canadian Pension Plan) that, alone or together with any other ERISA Events (or comparable events with respect to a Canadian Pension Plan) that have occurred, could reasonably be expected to result in liability of it and its Subsidiaries in an aggregate amount exceeding $50,000,000.
     Section 9.09 Ownership of the General Partner (a). It shall maintain at all times, directly or indirectly, a majority of the legal and beneficial ownership and majority voting control of the General Partner.
     Section 9.10 Existing Indebtedness.
          (a) The US Borrower shall or shall cause the Existing Indebtedness under the Universal Credit Agreement, the Hanover Credit Agreement, the 7 1/2% Notes and the 9.00% Notes to be repaid or redeemed with proceeds of the Loans requested on the Initial Funding Date; and all of the agreements evidencing and securing such Existing Indebtedness shall have been terminated and the related financing statements released, amended or assigned as required by the US Administrative Agent.
          (b) Subject to Section 10.01(b), the US Borrower shall or shall cause the Existing Indebtedness under the 8.625% Notes to be repaid or redeemed with proceeds of the

Loans requested on the Initial Funding Date so that the face amount outstanding as of such date after such payment or redemption does not exceed $200,000.
          (c) The US Borrower shall issue (or shall cause the issuance of) irrevocable call notices for the 8.50% Equipment Lease Notes and the 8.75% Equipment Lease Notes within fifteen (15) Business Days after the later of the Initial Funding Date and the effective date of the Merger.
ARTICLE X
Negative Covenants
     The US Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrowers hereunder, without the prior written consent of the Majority Lenders:
     Section 10.01 Debt. Neither it nor any of its Restricted Subsidiaries will incur, create, assume or permit to exist any Debt, except:
          (a) the Loans, the BA Equivalent Loans, the Bankers’ Acceptances or other Indebtedness or any guaranty of or suretyship arrangement for the Loans, the BA Equivalent Loans, the Bankers’ Acceptances or other Indebtedness;
          (b) Debt of it or its Subsidiaries existing on the Initial Funding Date which is reflected on Schedule 10.01, and any renewals, extensions, refinancings and modifications (but not increases) thereof, exclusive of the Existing Indebtedness (except for the amounts set forth in Section 9.10(b) and subject to the proviso below), with financial covenants not materially more restrictive, taken as a whole, than those existing on the Initial Funding Date; provided that any agreements evidencing or securing the 8.625% Notes shall be supplemented to modify the existing agreements to contain terms and conditions reasonably satisfactory to the US Administrative Agent;
          (c) Debt with respect to the ABS Facility subject to the Intercreditor Agreement, not to exceed $1,000,000,000 in the aggregate (as such amount may be reduced as provided in the definition of “ABS Facility” and in Section 2.03(a)(ii)(I)) outstanding at any time; provided that no US Borrower or any Domestic Subsidiary other than the ABS Subsidiaries is liable for such Debt;
          (d) accounts payable (other than any accounts payable by any ABS Subsidiary) (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past due, (i) are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefore or (ii) would not exceed $25,000,000 in the aggregate outstanding at any time;
          (e) Debt of it and its Restricted Subsidiaries (other than any ABS Subsidiary) under Hedging Agreements which are for bona fide business purposes and are not speculative;

          (f) other Debt of it and its Domestic Subsidiaries (other than any ABS Subsidiary); provided that (A) no Default or Event of Default (after giving pro forma effect to the incurrence of such Debt) exists and is continuing after the incurrence thereof, (B) the scheduled final maturity of such Debt is at least six (6) months after scheduled final the Revolving Loan Maturity Date and the scheduled final Term Loan Maturity Date, (C) the Weighted Average Life to Maturity of such Debt is greater than the number of years (calculated to the nearest one-twelfth) to the Revolving Loan Maturity Date and the Term Loan Maturity Date and (D) such Debt (i) has terms substantially similar to those customary in high-yield facilities or (ii) contains financial covenants not materially more restrictive, taken as a whole, than those existing hereunder;
          (g) Debt meeting the qualifications set forth in Section 10.01(f) assumed by the US Borrower or one of its Restricted Subsidiaries (other than any ABS Subsidiary), or of a Restricted Subsidiary of the US Borrower acquired, pursuant to an acquisition or merger permitted pursuant to the terms of this Agreement (and extensions, renewals, refundings and refinancings thereof that do not increase the principal thereof except for costs incurring in connection with such extensions, renewals, refundings and refinancings); provided that up to $200,000,000 of such Debt outstanding at any time does not need to meet the qualifications of Section 10.01(f)(B), (C) and (D);
          (h) Debt (other than Debt of any ABS Subsidiary) evidenced by Capital Lease Obligations and Purchase Money Indebtedness; provided that, except for intercompany Capital Leases between Restricted Subsidiaries or between the US Borrower and any Restricted Subsidiary, in no event shall the aggregate principal amount of Capital Lease Obligations and Purchase Money Indebtedness permitted under this clause (h) exceed $50,000,000 at any time outstanding;
          (i) Debt with respect to appeal and similar bonds in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all appeal and similar bonds permitted under this clause (i) shall not exceed $50,000,000 in the aggregate outstanding at any time;
          (j) Debt of any Foreign Subsidiary used for such Foreign Subsidiary’s and/or its Foreign Subsidiaries’ working capital and general business purposes not to exceed $200,000,000; provided that no more than $100,000,000 in the aggregate outstanding at any time of such Debt shall be Debt which is other than Non-Recourse Foreign Debt;
          (k) Debt of the US Borrower owed to any Restricted Subsidiary (other than any ABS Subsidiary) and any Debt owed by any Restricted Subsidiary (other than any ABS Subsidiary) to the US Borrower or to any other Restricted Subsidiary (other than any ABS Subsidiary);
          (l) other Debt (other than Debt of any ABS Subsidiary) not to exceed $50,000,000 in the aggregate outstanding at any time;
          (m) guaranties entered into by the US Borrower or any Restricted Subsidiary (other than any ABS Subsidiary) that guarantee the performance (but not Debt for borrowed money) of a Restricted Subsidiary (other than any ABS Subsidiary) in the ordinary course of business;
          (n) the ABS Subsidiaries may issue or have outstanding: (i) manager advances payable to or for the benefit of the manager or back-up manager acting in connection with the ABS Facility that were advanced for the payment of debt service obligations of the ABS Subsidiaries and do not exceed $25,000,000 in the aggregate outstanding at any time for the first four (4) months following the Initial Funding Date and, thereafter, $15,000,000 in the aggregate outstanding at any time, (ii) trade payables and other expenses incurred in the ordinary course and that are incidental to the purposes permitted pursuant to the ABS Subsidiaries’ liability company agreements, (iii) obligations incurred pursuant to Hedging Agreements, (iv) Debt owing by any ABS Subsidiary to another ABS Subsidiary and (v) Debt in respect of reimbursement obligations and obligations incurred pursuant to agreements governing the rights and benefits provided to the holders of any Debt issued under the ABS Facility pursuant to any surety bond, financial guaranty insurance policy, insurance agreement or other similar arrangement; and
          (o) Debt associated with deposits, bank guarantees, customs, bid, performance, refund and surety bonds or surety and similar obligations of the US Borrower or any Restricted Subsidiary (other than any ABS Subsidiary) that guarantee the performance (but not Debt for borrowed money) of the US Borrower or a Restricted Subsidiary (other than any ABS Subsidiary) in the ordinary course of business.
     Section 10.02 Liens. Neither it nor any of its Restricted Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (herein referred to as “Permitted Liens”):
          (a) Liens arising under the Security Instruments securing the payment of any Indebtedness;
          (b) Liens disclosed on Schedule 10.02;
          (c) Excepted Liens;
          (d) Liens on Property held or pledged in connection with the ABS Facility, provided that such Liens do not extend to or cover any Property of the US Borrower or any of its Restricted Subsidiaries other than the Property of the ABS Subsidiaries; provided further that Liens securing the ABS Facility Excess Utilization are not permitted by this Section 10.02(d) but are permitted, to the extent available, under Section 10.02(e);
          (e) Liens relating to Debt permitted under Sections 10.01(c) (only as it relates to the ABS Facility Excess Utilization), (f), (g) or (l) provided that the aggregate amount of Debt secured by such Liens shall not exceed $300,000,000 in the aggregate outstanding at any time; provided further that such Liens for Debt permitted under Section 10.01(c) do not extend to or cover any Property of the US Borrower or any of its Restricted Subsidiaries other than the Property of the ABS Subsidiaries; provided further that such Liens for Debt permitted under Section 10.01(f) or 10.01(l) do not extend to or cover any Property other than the Property that was acquired with such Debt (other than any repairs, renewals, replacements, additions, accessions, betterments, improvements, modifications or proceeds thereof or of the foregoing); provided further that such Liens for Debt permitted under Section 10.01(g) do not extend to or cover any Property other than the Property that secured such Debt prior to the time it was acquired or assumed (other than any repairs, renewals, replacements, additions, accessions, betterments, improvements, modifications or proceeds thereof or of the foregoing and any receivables, contract rights or intangibles related thereto);
          (f) Liens on assets of Foreign Subsidiaries under Foreign Credit Facilities; and
          (g) Liens securing Capital Lease Obligations and Purchase Money Indebtedness allowed under Section 10.01(h), but only on the Property under lease or acquired, constructed or improved.
     Section 10.03 Investments. Neither it nor any of its Restricted Subsidiaries will make any Investments in any Person, except that, so long as no Event of Default has occurred and is continuing, the foregoing restriction shall not apply to:
          (a) Investments reflected in the financial statements described in Section 7.02 or which are disclosed to the Lenders in Schedule 10.03;
          (b) accounts receivable arising in the ordinary course of business;
          (c) Cash Equivalents;
          (d) payroll advances and employee loans up to $10,000,000 in the aggregate outstanding at any time;
          (e) Investments by it or by any of its Restricted Subsidiaries in any other Restricted Subsidiary or in it; provided that it or any Restricted Subsidiary may have Investments in the ABS Subsidiaries in an amount not exceeding the aggregate amount of Debt of the ABS Subsidiary permitted under Section 10.01(n) plus the excess of book value of Compression Assets and other collateral for the ABS Facility over the liabilities of the ABS Subsidiaries;
          (f) Investments otherwise permitted under Sections 10.01 or 10.14;
          (g) other Investments not to exceed $70,000,000 in the aggregate outstanding at any time;
          (h) except for Investments in the General Partner permitted under Section 10.03(j), Investments in Unrestricted Subsidiaries, joint ventures, minority interests in Persons or similar arrangements so long as after giving effect to any such Investment, the Senior Secured Leverage Ratio is less than 3.75 to 1.00 for the most recent Testing Period at such time. For purposes of this Section 10.03(h), the Senior Secured Leverage Ratio shall include any Senior Secured Debt incurred to make such Investment;
          (i) Investments in connection with any acquisition of wholly-owned assets, business units or Persons; provided, however, that (A) such wholly-owned assets, business units or Persons shall not be materially different than the lines of business of the US Borrower and its Restricted Subsidiaries; provided that Investments not to exceed $20,000,000 in the aggregate outstanding at any time may be in wholly-owned assets, business units or Persons engaged in materially different lines of business than the US Borrower and its Restricted Subsidiaries, (B) such acquisition shall not be a hostile take over of a Person and (C) both before and after giving pro forma effect to such acquisition and the Debt incurred to make such acquisition, no Default or Event of Default shall exist and be continuing;
          (j) Investments in GP Interests to maintain its two percent (2%) investment in EPLP; and
          (k) Investments in securities acquired in settlements of claims and disputes.
     Section 10.04 Dividends, Distributions and Redemptions. The US Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders or make any distribution of their assets to its stockholders; except that so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the US Borrower may declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of their assets to its stockholders so long as the Senior Secured Leverage Ratio is less than 3.75 to 1.00. For purposes of this Section 10.04, the Senior Secured Leverage Ratio shall include any Senior Secured Debt incurred to make such dividend, purchase, redemption or acquisition.
     Section 10.05 Subsidiaries.
          (a) It shall not, and shall not permit any of its Restricted Subsidiaries to, create any additional Subsidiaries except for (a) Restricted Subsidiaries resulting from future mergers, amalgamations or acquisitions permitted hereunder, (b) new Restricted Subsidiaries created by it in compliance with Section 10.03, (c) Restricted Subsidiaries created in connection with the reorganization of it or any Subsidiary and (d) Unrestricted Subsidiaries permitted under Section 10.05(b). Upon the creation of any new Restricted Subsidiaries, the Equity Interests shall be pledged as Collateral for this Agreement (subject to the 65% limitation for first-tier Foreign Subsidiaries being pledged to support the obligations of the US Borrower).
          (b) It shall not designate any Subsidiary as an Unrestricted Subsidiary, unless:
               (i) such designation of an “Unrestricted Subsidiary” is made by a Responsible Officer at the time of its creation or acquisition; provided that no Debt or other obligation of such Unrestricted Subsidiary may be assumed or guaranteed by any Borrower or any Restricted Subsidiary except to the extent otherwise permitted under Section 10.01, nor may any asset of any Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, become encumbered or otherwise subject to the satisfaction thereof except to the extent otherwise permitted under Section 10.02 at the time of such designation and immediately after giving effect thereto, no Default shall have occurred and be continuing; and

               (ii) it would have been in compliance with Section 10.13 on the last day of its most recently ended fiscal quarter had such Subsidiary been an Unrestricted Subsidiary on such day.
     Section 10.06 Nature of Business. Neither it nor any Significant Subsidiary will materially change the lines of business of it or any of its Subsidiaries taken as a whole.
     Section 10.07 The General Partner. It will not permit the General Partner to (i) create, incur, assume or permit to exist any Debt or Liens on behalf of the General Partner or (ii) conduct any business other than serving as the general partner of EPLP.
     Section 10.08 Mergers, Etc. Neither it nor any of its Restricted Subsidiaries will merge into or with or amalgamate or consolidate with any other Person, or Transfer except as permitted under Section 10.14 (whether in one transaction or in a series of transactions) all or substantially all of its Property or Equity Interests of any of its Restricted Subsidiaries to any other Person except that (a) any Restricted Subsidiary of it may be merged into or amalgamated or consolidated with or Transfer all or substantially all of its Property to (i) the US Borrower, so long as the US Borrower is the surviving business entity or (ii) another Restricted Subsidiary of the US Borrower, (b) it may merge into or amalgamate or consolidate with any Person provided, in each case (i) immediately thereafter and giving effect thereto, no event shall occur and be continuing which constitutes a Default or Event of Default and (ii) it is the surviving business entity (or, so long as no Change of Control shall have occurred, the surviving entity is a Person organized under the laws of the United States or any state thereof that assumes all of the obligations and liabilities applicable to it under this Agreement) and (c) any Restricted Subsidiary of it may liquidate, dissolve or sell so long as it determines in good faith that such liquidation, dissolution or sale is in the best interest of it.
     Section 10.09 Proceeds of Loans; Letters of Credit. The Borrowers will not permit the proceeds of the Loans, the Bankers’ Acceptances, the BA Equivalent Loans or Letters of Credit to be used for any purpose other than those permitted under Sections 7.07 or 8.07. Neither the US Borrower nor any Person acting on behalf of the US Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
     Section 10.10 Negative Pledge Agreements.
          (a) Except as permitted under this Agreement, neither it nor any of its Restricted Subsidiaries will create, incur, assume or permit to exist any contract or agreement (other than this Agreement and the Security Instruments) which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property as may be required in connection with this Agreement or (b) restricts any of its Restricted Subsidiaries from paying dividends to the US Borrower or another Restricted Subsidiary, or which requires the consent of or notice to other Persons in connection therewith, except for any such contract or agreement existing as of the Initial Funding Date and any extensions, renewals or replacements of any contracts or agreements permitted hereunder; provided that such prohibitive terms of such contract or agreement are no more restrictive than the terms reflected in such contract or agreement existing as of the Initial Funding Date; provided, however, that (i) the foregoing shall not apply to customary restrictions with respect to a Restricted Subsidiary of the US Borrower pursuant to an agreement that has been entered into for the sale of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary provided that such restrictions apply only to such Restricted Subsidiary, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Debt permitted under Section 10.01 if such restrictions or conditions apply only to the property or assets securing such Debt and (iii) clause (a) of the foregoing shall not apply to customary provisions in contracts restricting the assignment thereof.
     Section 10.11 Sale or Discount of Receivables. Neither it nor any of its Restricted Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except in the ordinary course of business.
     Section 10.12 Fiscal Year Change. It will not permit any change in its fiscal year.
     Section 10.13 Certain Financial Covenants.
          (a) Interest Coverage Ratio. It will not permit Interest Coverage Ratio as of the end of any Testing Period to be less than 2.25 to 1.00.
          (b) Total Leverage Ratio. It will not, at any time, permit its Total Leverage Ratio to be greater than 5.00 to 1.00.
          (c) Senior Secured Leverage Ratio. It will not, at any time, permit its Senior Secured Leverage Ratio to be greater than 4.00 to 1.00.
     Section 10.14 Sale of Properties. It will not, and will not permit any of its Restricted Subsidiaries to, Transfer (excluding the granting of a Lien) any Property to any Person other than to it or to any of its Restricted Subsidiaries (but excluding any ABS Subsidiary), except:
          (a) it and any of its Restricted Subsidiaries may sell or otherwise dispose of any Property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer used or useful in the conduct of such Person’s business;
          (b) it and any of its Restricted Subsidiaries may Transfer inventory or equipment (other than Compression Assets) in the ordinary course of business;
          (c) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may Transfer Compression Assets in the ordinary course of business (including any Transfer of Compression Assets to the EPLP Group pursuant to the Omnibus Agreement for purposes of compressor fleet management in the ordinary course of business but excluding any other Transfers to the EPLP Group); provided, however, that when any such Transfers result in the US Borrower and the Restricted Subsidiaries receiving more than $65,000,000 in Net Proceeds in any fiscal year or $200,000,000 in Net Proceeds on a cumulative basis, fifty percent (50%) of Net Proceeds received in excess of $65,000,000 in any fiscal year or $200,000,000 on a cumulative basis, as applicable, shall be applied as a mandatory prepayment as provided in

Section 2.07(b)(iii). Notwithstanding the foregoing to the contrary, sales in accordance with Section 10.14(d) shall not apply to this Section 10.14(c);
          (d) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may sell, assign, contribute or convey all or substantially all of the Equity Interests of any ABS Subsidiary or Compression Assets to one or more members of the EPLP Group; provided, however, that when any sales, assignments, contributions or conveyances result in the US Borrower and the Restricted Subsidiaries receiving cash consideration and assumed obligations in excess of 75% of the total consideration received for such sale, assignment, contribution or conveyance, the US Borrower will make a mandatory prepayment as required under Section 2.07(b)(iv); provided further that for any individual sale, assignment, contribution or conveyance of more than $100,000,000 of Equity Interests or Compression Assets not otherwise permitted under Section 10.14(c) (i) if the sales price for the Equity Interests or Compression Assets is less than 7 times the EBITDA of the US Borrower and its Consolidated Subsidiaries for the last 4 quarters attributable to such assets, the US Borrower will deliver to the Lenders a fairness opinion from a Person reasonably acceptable to the US Administrative Agent with respect to the value of the consideration of such sale, assignment, contribution or conveyance, (ii) in the event any fairness opinion is delivered to its board of directors in connection with such sale, assignment, contribution or conveyance, a copy of such fairness opinion will be delivered to the Lenders and (iii) the consideration for any such sale, assignment, contribution or conveyance shall consist of either cash, assumed obligations or partnership interests in EPLP;
          (e) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may Transfer Compression Assets to any ABS Subsidiary so that it may become collateral for the ABS Facility as follows:
     (i) in an amount not to exceed an aggregate fair market value of up to $1,150,000,000 as collateral for the initial funding of up to $800,000,000 of the ABS Facility; or
     (ii) in an amount not to exceed an aggregate fair market value of $300,000,000 as collateral for the ABS Facility Excess Utilization; or
     (iii) in exchange for Compression Assets received substantially contemporaneously from any ABS Subsidiary; provided that such exchange, which can be in the form of sales or other Transfers between the parties, results in the US Borrower or such Restricted Subsidiary receiving substantially similar Compression Assets that have, in the aggregate, substantially similar cash flow generating capacity and fair market value as those Compression Assets received by such ABS Subsidiary; or
     (iv) in an amount not to exceed an aggregate fair market value of $10,000,000 on an annual basis.
     ; provided, however, that no Default or Event of Default exists or will occur after giving effect to such Transfer on a pro forma basis. The Transfers under clauses (i) and (ii) above may occur as collateral is required under the terms of the ABS Facility documents; provided that the aggregate fair market value of such collateral does not exceed 155% of the outstanding amount of the Debt under the ABS Facility. Notwithstanding the foregoing to the contrary, sales in accordance with Section 10.14(d) shall not apply to this Section 10.14(e);
          (f) any ABS Subsidiary may Transfer Property to any other ABS Subsidiary;
          (g) any ABS Subsidiary may Transfer Property to the US Borrower or any Restricted Subsidiary (other than an ABS Subsidiary);
          (h) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may sell or otherwise dispose of Property (other than Compression Assets) having an aggregate value of up to $50,000,000 in any fiscal year or $150,000,000 during the term of this Agreement;
          (i) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may sell LP Units, IDRs, Subordinated Units and GP Interests, subject to the provisions of Section 2.03(c)(i) and Section 2.07(b)(v);
          (j) it and any of its Restricted Subsidiaries (other than any ABS Subsidiary) may Transfer the property listed on Schedule 10.14(j); and
          (k) it and any of its Restricted Subsidiaries (other than to any ABS Subsidiary) may sell Property located outside the United States and Canada that is used in the production, processing, treating, fractionation or transportation of hydrocarbons, including any related compression equipment and contract rights, and is capitalized on the US Borrower’s balance sheet as fixed assets or inventory; provided that the fair market value of such Property sold (determined for each piece of Property as of the date such Property was sold) during the term of this Agreement does not exceed ten percent (10%) of the aggregate gross asset value in accordance with GAAP of all Property located outside the United States and Canada; provided further that any Net Proceeds received from such sale are reinvested to acquire or repair assets useful in its business within 365 days from the date of such sale; provided further that if such Net Proceeds are not reinvested within 365 days from the date of such sale, the US Borrower will make a mandatory prepayment as required under Section 2.07(b)(vi).
provided that (1) with respect to (c), (d), (h), (i) and (j) above, (A) fair market value is received, (B) any LP Units, IDRs, Subordinated Units and GP Interests received as consideration shall be pledged in accordance with Sections 9.07(a) and 9.07(b), (C) the US Borrower demonstrates pro forma in compliance with Section 10.13 and (D) no Default or Event of Default will occur after giving effect to such sale on a pro forma basis and (2) with respect to (i) above, the US Borrower maintains, directly or indirectly, majority legal and beneficial ownership and voting control of the General Partner, including the GP Interests and the IDRs.
     Section 10.15 Environmental Matters. Except as would not have a Material Adverse Effect, neither it nor any of its Subsidiaries will cause or permit any of its Property to be in violation of Environmental Laws, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws.
     Section 10.16 Transactions with Affiliates. Except as set forth on Schedule 10.16, neither it nor any of its Restricted Subsidiaries will enter into any transaction, including any purchase or Transfer of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms that it or such Restricted Subsidiary reasonably believes to be comparable to those available in an arm’s length transaction with a Person not an Affiliate.
ARTICLE XI
Events of Default; Remedies
     Section 11.01 Events of Default. One or more of the following events which continue beyond any applicable cure period shall constitute an “Event of Default”:
          (a) any Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of five (5) Business Days; or
          (b) any Borrower or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $50,000,000 or more outstanding at any time, or any event or condition occurs that results in such Debt becoming due prior to its scheduled maturity or that enables or permits (with the giving of any notice, the lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due prior to its scheduled maturity; or
          (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by any Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agents pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect, and such materially false or misleading representation, warranty or certification shall continue unremedied for a period of thirty (30) days after an officer of such Borrower has actual knowledge that such representation, warranty or certification was false or misleading when made; or
          (d) any Borrower shall default in the performance of any of its obligations under this Agreement other than under Sections 10.05, 10.13(c) or 10.15 or ARTICLE IX (excluding Section 9.10); or any Borrower or any Restricted Subsidiary shall default in the performance of any of its obligations under Sections 10.05, 10.13(c) or 10.15 or ARTICLE IX (excluding Section 9.10) or any Security Instrument (other than the payment of amounts due which shall be governed by Section 11.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to such Borrower by the Applicable Administrative Agent or any Lender (through the Applicable Administrative Agent), or (ii) such Borrower otherwise becoming aware of such default; or

          (e) any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
          (f) any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
          (g) a proceeding or case shall be commenced, without the application or consent of any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary of all or any substantial part of its assets, or (iii) similar relief in respect of any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary shall be entered in an involuntary case under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable; or
          (h) any Borrower, any Significant Subsidiary or any Significant Foreign Subsidiary fails within sixty (60) days to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of $50,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution; or
          (i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted under the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, shall cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted under the terms of this Agreement, or any Borrower or any Restricted Subsidiary shall so state in writing; or
          (j) a Change of Control shall occur; or

          (k) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of a Borrower and any of its Restricted Subsidiaries in an aggregate amount exceeding $50,000,000 outstanding at any time; or
          (l) the institution of any steps by the Canadian Borrower or any Canadian Guarantor or any applicable regulatory authority to terminate a Canadian Pension Plan (wholly or in part) if, as a result of such termination, the Canadian Borrower or any Canadian Guarantor may be required to make an additional contribution to such Canadian Pension Plan or to incur an additional liability or obligation to such Canadian Pension Plan, equal to or in excess of $50,000,000 for all periods.
     Section 11.02 Remedies.
          (a) In the case of an Event of Default other than one referred to in clauses (f) or (g) of Section 11.01, the Applicable Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrowers, cancel the Aggregate Revolving Commitments and/or declare the Principal Amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) and the BA Exposure as provided in Section 2.11(i)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Applicable Borrower.
          (b) In the case of the occurrence of an Event of Default referred to in clauses (f) or (g) of Section 11.01, the Aggregate Revolving Commitments and the Aggregate Term Commitments shall be automatically canceled and the Principal Amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) and the BA Exposure as provided in Section 2.11(i)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.
          (c) Notwithstanding anything to the contrary in the Loan Documents, on the CAM Exchange Date, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Aggregate Credit Exposure under the Tranches (including participations in the undrawn amounts of Letters of Credit) such that, in lieu of the interest of each Lender in the Credit Exposure under each Tranche in which it shall participate as of such date (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche and such Lender’s participation in undrawn Letters of Credit), such Lender shall own an interest equal to such Lender’s CAM Percentage in the Aggregate Credit Exposure under the Tranches (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche and hold a participation in the undrawn amount of each outstanding Letter of Credit equal to its CAM Percentage thereof). Each Lender, each person acquiring a participation from any Lender as contemplated by Section

13.06(c) and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the US Administrative Agent all such Notes and other instruments and documents as the US Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the US Administrative Agent against delivery of any Notes so executed and delivered; provided, however, that the failure of any Borrower to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. In the event the CAM Exchange Date shall occur, Indebtedness owed by the Borrowers under the Loan Documents denominated in Canadian Dollars (other than, for the avoidance of doubt, obligations in respect of undrawn Offshore Currency Letters of Credit) shall, automatically and with no further act required, be converted to obligations of the same Borrower denominated in US Dollars. Such conversion shall be effected based upon the exchange rate described in the definition of “US Dollar Equivalent Amount” on the CAM Exchange Date. On and after any such conversion, all amounts accruing and owed to any Lender in respect of the Indebtedness owed to it under the Loan Documents shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder. Subject to Section 11.02(d), as a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment or proceeds received by the Applicable Administrative Agent pursuant to or as a result of the execution of any remedy under any Loan Document in respect of the Indebtedness of the Borrowers under the Loan Documents shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of the Indebtedness under the Loan Documents shall be paid over to the US Administrative Agent for distribution to the Lenders in accordance herewith.
          (d) Hedging Agreements and Treasury Management Agreements between the US Borrower and any of its Subsidiaries and the Administrative Agents or a Lender and/or any Lender Affiliate are secured by the Security Instruments pari passu with all other Indebtedness. As such, proceeds from the Security Instruments shall be shared pro rata on all Indebtedness. All proceeds received after the later to occur of the Term Loan Maturity Date or the Revolving Maturity Date, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses provided for in the Security Instruments; next to be shared pro rata between the Hedging Agreements and Treasury Management Agreements (which form part of the Indebtedness) on the one hand and all other Indebtedness pursuant to this Agreement and the other Loan Documents on the other hand. Thereafter, all such proceeds applicable to the Loans and other obligations under this Agreement and the other Loan Documents shall be applied, first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest on the Loans; third to fees; fourth pro rata to principal outstanding on the Loans and other Indebtedness and to serve as cash collateral to be held by the US Administrative Agent to secure the LC Exposure and by the Canadian Administrative Agent to secure outstanding BA Exposure; and any excess shall be paid to the US Borrower or as otherwise required by any Governmental Requirement.
          (e) Acceleration and termination of all Hedging Agreements and Treasury Management Agreements involving the Administrative Agents or Lenders or the Lender

Affiliates shall be governed by the terms of the Hedging Agreements and Treasury Management Agreements, respectively.
     Section 11.03 Letters of Credit.
          (a) In the event that on the CAM Exchange Date any LC Exposure shall be outstanding, each US Tranche Revolving Lender shall promptly pay over to the US Administrative Agent, in immediately available funds, an amount in US Dollars equal to such US Tranche Revolving Lender’s US Tranche Percentage of such LC Exposure (or, in the case of any Offshore Currency Letter of Credit, the US Dollar Equivalent of such LC Exposure) together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the US Administrative Agent at the rate that would be applicable at the time to a US Dollar Base Rate Loan in a Principal Amount equal to such US Lender’s US Tranche Percentage of the LC Exposure. The US Administrative Agent shall establish a separate account (each, a “Reserve Account”) or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The US Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The US Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Borrower and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.10.
          (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the US Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the US Tranche Revolving Lenders under Section 2.10(c). In the event that any US Tranche Revolving Lender shall default on its obligation to pay over any amount to the US Administrative Agent as provided in this Section 11.03, the applicable Issuing Bank shall have a claim against such US Tranche Revolving Lender to the same extent as if such US Tranche Revolving Lender had defaulted on its obligations under Section 2.10(c), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the US Borrower’s reimbursement obligations pursuant to Section 11.02(c). Each other Lender shall have a claim against such defaulting US Tranche Revolving Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.
          (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the US Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit, and distribute such amount to such Lender.
          (d) With the prior written approval of the US Administrative Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay to the US Administrative Agent, for the account of the Issuing Bank, on demand, its CAM Percentage of such drawing or payment.
          (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the US Administrative Agent will, at the direction of such Lender and subject to such rules as the US Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Investments described in Section 10.03(c). Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the US Administrative Agent, to withdraw the earnings on investments so made by the US Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.
ARTICLE XII
The Administrative Agent
     Section 12.01 Appointment, Powers and Immunities of the Administrative Agents. Each Applicable Lender hereby irrevocably appoints and authorizes the Applicable Administrative Agent to act as its administrative agent hereunder and under the Security Instruments with such powers as are specifically delegated to such Applicable Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Applicable Administrative Agent (which term as used in this sentence and in Section 12.05 and Section 12.06 shall include reference to its Affiliates and its and its Affiliates’ officers, directors, employees, attorneys, accountants, experts and administrative agents): (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrowers or any other Person (other than the Applicable Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Applicable Borrower, its Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 12.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its and its officers’, employees’, agents’ and representatives’ gross negligence or willful misconduct; provided, however, the Administrative Agents may employ administrative agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such administrative agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such administrative agents, accountants, attorneys or experts. The Administrative Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with such Administrative Agents. The Administrative Agents are authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.
     Section 12.02 Reliance by the Administrative Agents. The Administrative Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agents.
     Section 12.03 Defaults. The Administrative Agents shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings or Bankers’ Acceptances) unless the Administrative Agents have received notice from a Lender or a Borrower specifying such Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agents receive such a notice of the occurrence of a Default, the Administrative Agents shall give prompt notice thereof to the Applicable Lenders. In the event of a payment Default, the Administrative Agents shall give each Applicable Lender prompt notice of each such payment Default.
     Section 12.04 Rights as a Lender. With respect to its US Tranche Commitments or Canadian Allocated Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, each Applicable Administrative Agent (and any successor acting as such Applicable Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Applicable Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Applicable Administrative Agent in its individual capacity. Each Applicable Administrative Agent (and any successor acting as such Applicable Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Applicable Borrower (and any of its Affiliates) as if it were not acting as the Applicable Administrative Agent, and each Applicable Administrative Agent and its Affiliates may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
     Section 12.05 Indemnification. The Lenders agree to indemnify the Administrative Agents and the Issuing Bank ratably in accordance with their Percentage Shares prior to the CAM Exchange Date and with their CAM Percentage on or after the CAM Exchange Date for the Indemnity Matters as described in Section 13.03 to the extent not indemnified or reimbursed by the Borrowers under Section 13.03, but without limiting the obligations of the Borrowers under said Section 13.03 and for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agents or the Issuing Banks in such capacities in any way relating to or arising out of: (a) this Agreement, the Security Instruments or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their agency duties hereunder or (b) the enforcement of any of the terms of this Agreement, any Security Instrument or of any such other documents; whether or not any of the foregoing specified in this Section 12.05 arises from the sole or concurrent negligence of the Administrative Agents or the Issuing Bank, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agents or the Issuing Bank, as the case may be; provided further that the obligation to indemnify the Issuing Bank hereunder will be the obligations of the US Tranche Revolving Lenders prior to the CAM Exchange Date and all of the Lenders on or after the CAM Exchange Date.
     Section 12.06 Non-Reliance on the Administrative Agents and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agents shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Applicable Administrative Agent hereunder, such Applicable Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of such Applicable Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special US counsel to the US Administrative Agent only and Goodmans LLP is acting in this transaction as special Canadian counsel to the Canadian Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     Section 12.07 Action by the Administrative Agents. Except for action or other matters expressly required of each Applicable Administrative Agent hereunder, each Applicable

Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from the Majority Lenders (or all of the Lenders if expressly required by Section 13.04) specifying the action to be taken, and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders if expressly required by Section 13.04) and any action taken or failure to act pursuant thereto by the Applicable Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, each Applicable Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders if required by Section 13.04) in the written instructions (with indemnities) described in this Section 12.07, provided that, unless and until the Applicable Administrative Agent shall have received such directions, such Applicable Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Applicable Administrative Agent be required to take any action which exposes such Applicable Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.
     Section 12.08 Resignation or Removal of the Administrative Agents. Subject to the appointment and acceptance of a successor Applicable Administrative Agent as provided below, each Applicable Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and each Applicable Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Applicable Administrative Agent. If no successor Applicable Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Applicable Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Applicable Administrative Agent, then the retiring Applicable Administrative Agent may, on behalf of the Lenders, appoint a successor Applicable Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Applicable Administrative Agent, such successor Applicable Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Applicable Administrative Agent, and the retiring Applicable Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Applicable Administrative Agent’s resignation or removal hereunder as Applicable Administrative Agent, the provisions of this ARTICLE XII and Section 13.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.
     Section 12.09 Notification by US Administrative Agent. Subject to the provisions herein to the contrary, the US Administrative Agent shall be required to notify only the US Tranche Revolving Lenders of any Borrowings, continuations or conversions or of any other act requiring notice to be provided by the US Administrative Agent hereunder. Upon each US Tranche Revolving Lender’s receipt of such notice from the US Administrative Agent pursuant to this Section 12.09, such Lender shall notify its respective Canadian counterpart of such notice.

     Section 12.10 Syndication Agent, Joint Lead Arrangers, Joint Book Runners, Documentation Agents. The Syndication Agent, the Joint Lead Arrangers, the Joint Book Runners, and the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.
ARTICLE XIII
Miscellaneous
     Section 13.01 Waiver. No failure on the part of the Administrative Agents or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     Section 13.02 Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone or other electronic communication (and subject to Section 13.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to the US Borrower, to it at 4444 Brittmoore Road, Houston, Texas 77041; Attention: Chief Financial Officer (Telecopier No.: 713-466-6720) with copies to 4444 Brittmoore Road, Houston, Texas 77041; Attention: General Counsel (Telecopier No.: 713-335-7867) with a copy to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 Attention: Steve Krebs (Telecopier No.: 713-229-7767);
     (ii) if to the Canadian Borrower, to it at 4444 Brittmoore Road, Houston, Texas 77041; Attention: Chief Financial Officer (Telecopier No.: 713-466-6720) with copies to 4444 Brittmoore Road, Houston, Texas 77041; Attention: General Counsel (Telecopier No.: 713-335-7867) with a copy to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 Attention: Steve Krebs (Telecopier No.: 713-229-7767);
     (iii) if to the US Administrative Agent, to it at Wachovia Bank, National Association, 301 South College Street, 23rd Floor NC 0680, Charlotte, North Carolina 28288; Attention: Syndication Agency Services (Telecopier No.: 704-383-0288) with a copy to Wachovia Capital Markets, LLC, 1001 Fannin, Suite 2255, Houston, Texas 77002; Attention: David Humphreys (Telecopier No.: 713-650-6354);
     (iv) if to the Canadian Administrative Agent, to it at Wachovia Capital Finance Corporation (Canada), 141 Adelaide St W., Suite 1500, Toronto, Ontario, Canada M5H 3L9; Attention: Enza Agosta (Telecopier No.: 416-364-8165) with a copy to Wachovia

Capital Markets, LLC, 1001 Fannin, Suite 2255, Houston, Texas 77002; Attention: David Humphreys (Telecopier No.: 713-650-6354); and
     (v) if to any other Lender, in its capacity as such, or any other Lender in its capacity as an Issuing Bank, to it at its address (or telecopy number) set forth in its administrative questionnaire.
          (b) Notices and other communications to the Lenders and the Administrative Agents hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the US Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V and ARTICLE XI unless otherwise agreed by the Applicable Administrative Agent and the Applicable Lender. The Applicable Administrative Agent or the Applicable Borrower may, in its discretion, agree to accept notices and other communications hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 13.03 Payment of Expenses, Indemnities, etc.
          (a) The Borrowers agree:
     (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of each Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of each Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent, whether or not effective, relating thereto (including travel, photocopy, mailing, courier, telephone and other similar expenses of each Administrative Agent, ongoing Collateral monitoring and protection, Collateral releases and workout matters, the cost of environmental audits, surveys and appraisals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agents limited to one US counsel and one Canadian counsel and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agents, any of the Lenders and any Issuing Bank and the Administrative Agents shall promptly reimburse the Applicable Lenders and Issuing Banks for such fees and disbursements) and promptly reimburse the Administrative Agents for all such amounts expended, advanced or incurred by the Administrative Agents, the Lenders or the Issuing Banks to satisfy any obligation of the Borrowers under this Agreement or any Security Instrument, including without limitation, all reasonable costs and expenses of foreclosure;

     (ii) to indemnify each Administrative Agent and each Lender and each Lender Affiliate and each Issuing Bank and each of their officers, directors, employees, representatives, Administrative Agents, attorneys, accountants, investment advisors, agents, trustees and experts (“Indemnified Parties”) from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (a) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (b) the execution, delivery and performance of the Loan Documents, (c) the operations of the business of each Borrower and its Subsidiaries, (d) the failure of each Borrower or any Subsidiary to comply with the terms of any Security Instrument or this Agreement, or with any Governmental Requirement, (e) any inaccuracy of any representation or any breach of any warranty of a Borrower set forth in any of the Loan Documents, (f) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, (g) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (h) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments or (i) any other aspect of the Loan Documents, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lenders or any Lender and an Administrative Agent or a Lender’s shareholders against an Administrative Agent or Lender or by reason of the gross negligence or willful misconduct on the part of such Indemnified Party; and
     (iii) to indemnify and hold harmless from time to time the Indemnified Parties from and against any and all Indemnity Matters to which any such Person may become subject (a) under any Environmental Law applicable to a Borrower or any Subsidiary or any of their Properties, including without limitation, the treatment or disposal of hazardous substances on any of their Properties, (b) as a result of the breach or non-compliance by a Borrower or any Subsidiary with any Environmental Law applicable to a Borrower or any Subsidiary, (c) due to past ownership by a Borrower or any Subsidiary of any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability, (d) the presence, use, release, storage, treatment or disposal of hazardous substances on or at any of the Properties owned or operated by a Borrower or any

Subsidiary or (e) any other environmental, health or safety condition in connection with the Loan Documents; provided, however, no indemnity shall be afforded under this Section 13.03(a)(iii) in respect of any Property for any occurrence arising from the acts or omissions of any Indemnified Party after the date which the applicable Borrower or Subsidiary is divested of ownership of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).
          (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 13.03.
          (c) In the case of any indemnification hereunder, an Applicable Administrative Agent or Lender, as appropriate shall give notice to the Borrowers of any such claim or demand being made against the Indemnified Party and the Borrowers shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrowers provide a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrowers and such Indemnified Party.
          (d) The foregoing indemnities shall extend to the Indemnified Parties notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnified Parties or by reason of strict liability imposed without fault on any one or more of the Indemnified Parties. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.
          (e) Each Borrower’s obligations under this Section 13.03 shall be its joint and several obligations and shall survive any termination of this Agreement and the payment of the Loans and shall continue thereafter in full force and effect.
          (f) Each Borrower shall pay any amounts due under this Section 13.03 within thirty (30) days of the receipt by such Borrower of notice of the amount due.
     Section 13.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrowers’ and the Majority Lenders’ prior written consent; provided that (a) no amendment, modification or waiver which increases the Aggregate Commitments, forgives or reduces the Principal Amount of any Indebtedness outstanding under this Agreement, releases (except as otherwise permitted under the Loan Documents) all or substantially all of the Collateral (excluding Transfers of Compression Assets permitted under the Loan Documents) or any of the Subsidiary Guarantors or the US Borrower

as a guarantor of the Canadian Tranche, affects Sections 4.02, 4.05, 11.02(d), 13.04 or 13.06(a) or permits an Interest Period with a duration in excess of six months or modifies the definition of “Majority Lenders” shall be effective without the consent of all Lenders; (b) no amendment, modification or waiver which extends any scheduled payment date or the final maturity of the Term Loans or reduces the interest rate applicable to the Term Loans or the fees payable to the Term Loan Lenders or extends the time for payment of such interest or fees shall be effective without the consent of all the Term Loan Lenders (in lieu of the consent of the Majority Lenders); (c) no amendment, modification or waiver which extends any scheduled payment date or the final maturity of the Revolving Loans, reduces the interest rate applicable to the Revolving Loans or the fees payable to the US Tranche Revolving Lenders or the Canadian Tranche Revolving Lenders or extends the time for payment of such interest or fees shall be effective without the consent of all the US Tranche Revolving Lenders or the Canadian Tranche Revolving Lenders, as applicable (in lieu of the consent of the Majority Lenders); (d) no amendment, modification or waiver which increases the US Tranche Commitment, Canadian Allocated Commitment or Term Commitment of any Lender shall be effective without the consent of such Lender; (e) no amendment, modification or waiver which modifies the rights, duties or obligations of an Applicable Administrative Agent shall be effective without the consent of such Applicable Administrative Agent; and (f) no amendment, modification or waiver which affects Section 2.01(b), 2.02(g), 2.04(b)(ii), 2.04(b)(iii), 2.09, 2.10 or 11.03 shall be effective without the consent of all the Issuing Banks.
     Section 13.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 13.06 Assignments and Participations.
          (a) No Borrower nor Guarantor may assign its rights or obligations hereunder or under the Loans, Bankers’ Acceptances, the BA Equivalent Loans or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agents.
          (b) Any Lender may assign to one or more assignees, all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an “Assignment”) which prior to execution shall be submitted in Microsoft Word format upon the written consent (which consent shall not be unreasonably withheld) of (A) with respect to the Revolving Credit Facility only, the US Administrative Agent, provided that no such consent shall be required for an assignment to an assignee that is an Affiliate (as defined in clause (a) of the definition of “Affiliate”) of such Revolving Lender or a Revolving Lender immediately prior to giving effect to such assignment, (B) with respect to the Term Loan Credit Facility only, the US Administrative Agent, provided that no such consent shall be required for an assignment to an assignee that is an Affiliate (as defined in clause (a) of the definition of “Affiliate”) of such Term Loan Lender, a Related Fund or a Term Loan Lender immediately prior to giving effect to such assignment, (C) the Issuing Banks (with respect to the Revolving Credit Facility only), (D) with respect to the Revolving Credit Facility only, the US Borrower, provided that no such consent shall be required for an assignment to an assignee that is an Affiliate (as defined in clause (a) of the definition of “Affiliate”) of such Revolving Lender or a Revolving Lender immediately prior to giving effect to such assignment, or if an Event of Default has occurred and is continuing, any other assignee and (E) with respect to the Term Loan

Credit Facility only, the US Borrower, provided that no such consent shall be required for an assignment to an assignee that is an Affiliate (as defined in clause (a) of the definition of “Affiliate”) of such Term Loan Lender, a Related Fund or a Term Loan Lender immediately prior to giving effect to such assignment; provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 of a Tranche with respect to the Revolving Credit Facility and at least $1,000,000 with respect to the Term Loan Facility or the remaining amount of such Lender’s Credit Exposure and Commitments hereunder or such lesser amount to which the US Borrower has consented, with Related Funds treated as one assignee for purposes of determining compliance with such minimum assignment amount; (ii) the assignee or assignor shall pay to the Applicable Administrative Agent a processing and recordation fee of $3,500 for each assignment; provided that only $3,500 shall be paid for pro rata assignments by a Lender and its Canadian Lender Affiliate and only one such fee shall be payable in connection with simultaneous assignments to or by two or more Related Funds; (iii) if such assignment is made at a time when no Event of Default has occurred and is continuing, any assignee of the Canadian Tranche Revolving Lender shall satisfy the Canadian residency requirements of a Canadian Tranche Revolving Lender; (iv) any assignee shall not be a competitor of the US Borrower or any of its Subsidiaries; and (v) notwithstanding anything to the contrary contained in this Agreement, if such assignment is made at a time when an Event of Default has occurred and is continuing, (y) the Borrowers shall have the right to withhold all Taxes required by law to be withheld from payments made hereunder, and shall pay such Taxes to the relevant taxing authority or other Governmental Authority in accordance with applicable law and (z) any assignee of a Lender shall not be subject to the provisions of Section 4.06(d) (other than subparagraph (ii) thereof, if applicable), and shall not be entitled to receive any additional amounts payable pursuant to Section 4.06(a)(A) or indemnification payments for Taxes pursuant to Section 4.06(c). Any such assignment will become effective upon the execution and delivery to the US Administrative Agent of the Assignment and the consent, if required above, of the US Administrative Agent, the Issuing Banks and, unless an Event of Default has occurred and is continuing, the US Borrower. Promptly after receipt of an executed Assignment, the US Administrative Agent shall send to the Applicable Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, such Borrower, will, at its own expense, execute and deliver new Notes, Bankers’ Acceptances or BA Equivalent Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 13.06(b), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 13.03 shall not be affected). The US Administrative Agent, acting as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Principal Amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.
          (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section 13.06(c) to any Person that satisfies the requirements of Section 13.06(b)(iv) and either Section 13.06(b)(iii) or Section

13.06(b)(v)(z), as applicable, provided that: (i) such Lender shall remain a “Lender” for all purposes of this Agreement and the transferee of such participation shall not constitute a “Lender” hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents; provided that such participation agreement may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver described in clauses (a), (b) or (c) of the proviso to Section 13.04 that affects such participant, and all amounts payable by the Applicable Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under ARTICLE V on the same basis as if it were a Lender and be indemnified under Section 13.03 as if it were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to such provisions than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred. Anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to pay to any Lender and its participants, collectively, any sum in excess of the sum the Borrowers would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 13.15 or confidentiality provisions at least as restrictive as those of Section 13.15.
          (d) The Lenders may furnish any information concerning a Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that such Persons agree to be bound by the provisions of Section 13.15 or confidentiality provisions at least as restrictive as those of Section 13.15.
          (e) Notwithstanding anything in this Section 13.06 to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (f) Notwithstanding any other provisions of this Section 13.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state or similar laws in any jurisdiction in Canada.
     Section 13.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.
     Section 13.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 13.09 USA Patriot Act Notice. Each US Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the US Borrower and its Subsidiaries, which information includes the name and address of the US Borrower and such Subsidiaries and other information that will allow such US Lender to identify the US Borrower and such Subsidiaries in accordance with the USA Patriot Act.
     Section 13.10 Survival. The obligations of the parties under Section 4.06, ARTICLE V, and Sections 12.05 and 13.03 shall survive the repayment of the Loans and the termination of the US Tranche Commitments, Canadian Allocated Commitments and Term Commitments. To the extent that any payments on the Indebtedness under the Loan Documents or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness under the Loan Documents so satisfied shall be revived and continue as if such payment or proceeds had not been received and each Applicable Administrative Agent’s and Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Applicable Borrower shall take such action as may be reasonably requested by the Applicable Administrative Agent and the Lenders to effect such reinstatement.
     Section 13.11 Restatement. This Agreement amends, restates and supersedes the Existing Universal Credit Agreement. It is the intention of the parties that all Liens and security interests securing the Existing Universal Credit Agreement continue to exist, remain valid and shall not be impaired or released hereby and shall remain in full force and effect as provided in the Security Instruments.
     Section 13.12 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Section 13.13 Governing Law; Submission to Jurisdiction.
          (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas except to the extent that United States federal law permits any US Lender to charge interest at the rate allowed by the laws of the state where such Lender is located or applicable Canadian Law permits any Canadian Tranche Revolving Lender to charge interest at the rate allowed by the laws of the jurisdiction where such Lender is located. Ch. 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

          (b) Any legal action or proceeding with respect to the Loan Documents may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas in each case located in Houston, Texas, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and (to the extent permitted under law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower and Guarantor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude the Administrative Agents or any Lender from obtaining jurisdiction over each Borrower and Guarantor in any court otherwise having jurisdiction.
          (c) Each Borrower and Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower and Guarantor at its address specified in Section 13.02 or as updated from time to time, such service to become effective thirty (30) days after such mailing.
          (d) Nothing herein shall affect the right of the Administrative Agents or any Lender or any holder of a Loan to serve process in any other manner permitted under law or to commence legal proceedings or otherwise proceed against the Borrowers or Guarantors in any other jurisdiction.
          (e) Notwithstanding anything to the contrary in any of the Loan Documents, each Borrower, each Guarantor, each Issuing Bank, each Administrative Agent, each Lender and each of the other parties hereto hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted under law, trial by jury in any legal action or proceeding relating to this Agreement or any Security Instrument and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation or otherwise any special, exemplary, punitive or consequential damages (including loss of profits), or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative thereof or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (iv) acknowledge that it has been induced to enter into this Agreement, the Security Instruments and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 13.13.
     Section 13.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, the Bankers’ Acceptances and the BA Equivalent Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the Principal Amount of the Indebtedness under the Loan Documents (or, to the extent that the Principal Amount of the Indebtedness under the Loan Documents shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the Principal Amount of the Indebtedness under the Loan Documents (or, to the extent that the Principal Amount of the Indebtedness under the Loan Documents shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted under law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.
     Section 13.15 Confidentiality. For the purposes of this Section 13.15, “Confidential Information” means any non-public information about any Borrower or its Subsidiaries furnished by any Borrower, any Subsidiary or its Affiliates (collectively, the “Disclosing Parties”) to the Administrative Agents or any of the Lenders, including, but not limited to, any actual or pending agreement, business plans, budgets, projections, ecological data and accounting records, financial statements, or other financial data of any kind, any title documents, reports or other information relating to matters of title, any projects or plans, whether actual or prospective, and any other documents or items embodying any such Confidential Information; provided that such term does not include information that (a) was publicly known or otherwise known prior to the time of such disclosure, (b) subsequently becomes publicly known other than as a result of unauthorized disclosure by the Administrative Agents or the Lenders or any Person acting on behalf thereof, (c) otherwise becomes known to the Administrative Agents or Lenders other than through disclosure by the Disclosing Parties or a party known to be subject to a confidentiality agreement or (d) constitutes financial statements delivered to the Administrative Agents and the Lenders under Section 9.01(a) that are otherwise publicly available. The Administrative Agents and the Lenders will maintain the confidentiality of such Confidential Information delivered to such Person, provided that each such Person (a “Restricted Person”) may deliver or disclose Confidential Information to (i) such Restricted Person’s directors, officers, employees, agents, attorneys, investment advisors, trustees and Affiliates, who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15 or other provisions at least as restrictive as this Section 13.15, (ii) such Restricted Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15 or other provisions at least as restrictive as this Section 13.15, (iii) any other Lender, (iv) any pledgee referred to in Section 13.06(e) or any assignee to which such Restricted Person sells or offers to sell its Loan or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15 or other provisions at least as restrictive as this Section 13.15), (v) any Person from which such Restricted Person offers to purchase any security of the Borrowers (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15 or other provisions at least as restrictive as this Section 13.15), (vi) any Governmental Authority having jurisdiction or any self-regulatory body claiming to have authority over such Restricted Person, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Restricted Person’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Governmental Requirement applicable to such Restricted Person, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Restricted Person is a party or (D) if an Event of Default has occurred and is continuing, to the extent such Restricted Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement. Each Lender, by its acceptance of a Loan or a participation agreement, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13.15 as though it were a party to this Agreement. On reasonable request by any Borrower in connection with the delivery to any Lender of information required to be delivered to such Lender under this Agreement or requested by such Lender (other than a Lender that is a party to this Agreement or its nominee), such Lender will enter into an agreement with any Borrower embodying the provisions of this Section 13.15.
     Section 13.16 Effectiveness. This Agreement shall be effective on the Closing Date.
     Section 13.17 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security

Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”
     Section 13.18 Hedging Agreements and Treasury Management Agreements. Notwithstanding anything to the contrary contained herein, the terms and provisions of this Agreement shall not apply to any Hedging Agreements or Treasury Management Agreements, except to the extent necessary for all Hedging Agreements or Treasury Management Agreements with Lenders and/or their Lender Affiliate to be secured by the Security Instruments on a pari passu basis with other Indebtedness and for the proceeds from the Security Instruments to be applied as set forth in Section 11.02(d) hereof.
ARTICLE XIV
GUARANTY
     Section 14.01 The Guaranty.
          (a) The US Borrower irrevocably and unconditionally, guarantees to each Canadian Tranche Revolving Lender and the Administrative Agents and their respective successors and permitted assigns the full and punctual payment of principal and interest on each Canadian Tranche Loan when due, whether at maturity, by acceleration, by redemption or otherwise (the “Guaranteed Obligations”).
          (b) The US Borrower further agrees that this Guaranty constitutes an absolute, irrevocable, complete and continuing guarantee of payment, performance and compliance and not merely of collection.
          (c) The obligations of the US Borrower to make any payment hereunder may be satisfied by causing the Canadian Borrower to make such payment.
          (d) The US Borrower also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees incurred by any Applicable Administrative Agent or any Canadian Tranche Revolving Lender in enforcing any of their respective rights under this Guaranty, laws or otherwise) of each Applicable Administrative Agent or any Canadian Tranche Revolving Lender against the Canadian Borrower or any other Person or against such Applicable Administrative Agent or any Canadian Tranche Revolving Lender for their payments in respect of any amounts to any Canadian Tranche Revolving Lender pursuant to the provisions of this Guaranty.
          (e) The US Borrower waives presentment to, demand of payment from and protest to the Canadian Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the US Borrower hereunder shall not be affected by the failure of either of the Administrative Agents or any Canadian Tranche Revolving Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrower or any other Person under the provisions of this Agreement, any other Loan Document or otherwise.
          (f) To the fullest extent permitted under applicable law, the obligations of the US Borrower hereunder are absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Note, other Loan Document or otherwise.
          (g) The US Borrower waives any defense based on or arising out of any defense of the Canadian Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower, other than the final payment in full in cash of all the Guaranteed Obligations.
          (h) To the fullest extent permitted under applicable law, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Canadian Tranche Revolving Lenders upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or otherwise, all as though such payment had not been made.
     Section 14.02 Subrogation. The US Borrower shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of either of the Administrative Agents or any Canadian Tranche Revolving Lender against the Canadian Borrower or any other Person for the payments in respect of any amounts to any Canadian Tranche Revolving Lender pursuant to the provisions of this Guaranty; provided, however, that the US Borrower shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all other Guaranteed Obligations shall have been paid in full and the Canadian Allocated Aggregate Commitments terminated.
[Signatures Begin Next Page]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

US BORROWER AND	EXTERRAN HOLDINGS, INC.
CANADIAN GUARANTOR:

	By: Name:	/s/ J. Michael Anderson J. Michael Anderson
	Title:	Senior Vice President
Signature Page to Senior Secured Credit Agreement

CANADIAN BORROWER:	EXTERRAN CANADA, LIMITED PARTNERSHIP

	By:	EXTERRAN CANADIAN PARTNERSHIP HOLDINGS GP ULC,
its general partner

		By: Name:	/s/ J. Michael Anderson J. Michael Anderson
		Title:	Senior Vice President
Signature Page to Senior Secured Credit Agreement

US ADMINISTRATIVE AGENT AND LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By: Name:	/s/ Todd Schanzlin Todd Schanzlin
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

CANADIAN ADMINISTRATIVE AGENT AND LENDER:	WACHOVIA CAPITAL FINANCE CORPORATION (CANADA),

	By: Name:	/s/ Raymond N. Eghobamien Raymond N. Eghobamien
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

SYNDICATION AGENT, TERM LOAN LENDER AND US TRANCHE REVOLVING LENDER:	JPMORGAN CHASE BANK, N.A.

	By: Name:	/s/ Dianne L. Russell Dianne L. Russell
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

CANADIAN TRANCHE REVOLVING LENDER:	JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

	By: Name:	/s/ Dianne L. Russell Dianne L. Russell
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

DOCUMENTATION AGENT AND	BANK OF AMERICA, N.A.
US TRANCHE
REVOLVING LENDER:	By:	/s/ Julie C. Vincent
	Name:	Julie C. Vincent
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

CANADIAN TRANCHE	BANK OF AMERICA, N.A.
REVOLVING LENDER:	(CANADA BRANCH)

	By: Name:	/s/ Medina Sales de Andrade Medina Sales de Andrade
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

TERM LOAN LENDER:	BANK OF AMERICA, N.A.

	By: Name:	/s/ Julie C. Vincent Julie C. Vincent
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

DOCUMENTATION AGENT AND	CALYON NEW YORK BRANCH
US TRANCHE
REVOLVING LENDER:
	By: Name: Title:	/s/ Dennis Petito Dennis Petito Managing Director

	By: Name:	/s/ Michael Willis Michael Willis
	Title:	Director
Signature Page to Senior Secured Credit Agreement

TERM LOAN LENDER:	CALYON NEW YORK BRANCH

	By: Name: Title:	/s/ Dennis Petito Dennis Petito Managing Director

	By: Name:	/s/ Michael Willis Michael Willis
	Title:	Director
Signature Page to Senior Secured Credit Agreement

DOCUMENTATION AGENT AND	FORTIS CAPITAL CORP.
US TRANCHE
REVOLVING LENDER:	By: Name: Title:	/s/ Svein Engh Svein Engh Managing Director

	By: Name:	/s/ Gloria Beloti-Fields Gloria Beloti-Fields
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

CANADIAN TRANCHE	FORTIS CAPITAL CORP.
REVOLVING LENDER:
	By: Name:	/s/ Svein Engh Svein Engh
	Title:	Managing Director

	By: Name:	/s/ Gloria Beloti-Fields Gloria Beloti-Fields
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

TERM LOAN LENDER:	FORTIS CAPITAL CORP.

	By: Name:	/s/ Svein Engh Svein Engh
	Title:	Managing Director

	By: Name:	/s/ Gloria Beloti-Fields Gloria Beloti-Fields
	Title:	Vice President
Signature Page to Senior Secured Credit Agreement

EXHIBIT A-1
FORM OF US REVOLVING NOTE

$	, 20___
     FOR VALUE RECEIVED, EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”), hereby promises to pay to ___(the “Lender”) or registered assigns, at the principal office of WACHOVIA BANK, NATIONAL ASSOCIATION, as the US Administrative Agent (the “US Administrative Agent”), at 301 South College Street, Charlotte, North Carolina 28288-0608, the principal sum of ___US Dollars ($___) (or such lesser amount as shall equal the aggregate unpaid principal amount of the US Tranche Loans made by the Lender to the US Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such US Tranche Loan, at such office, in like money and funds, for the period commencing on the date of such US Tranche Loan until such US Tranche Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     The date, amount, Type, interest rate, Interest Period and maturity of each US Tranche Loan made by the Lender to the US Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.
     This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of August 20, 2007, among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership, as the Canadian Borrower, the US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent and the other Agents and Lenders parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences US Tranche Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of US Tranche Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

EXHIBIT A-1 -1

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXTERRAN HOLDINGS, INC.

By:

Name:

Title:

EXHIBIT A-1 -2

EXHIBIT A-2
FORM OF CANADIAN REVOLVING NOTE

$	, 20___
     FOR VALUE RECEIVED, EXTERRAN CANADA, LIMITED PARTNERSHIP, a Nova Scotia limited partnership (the “Canadian Borrower”), hereby promises to pay to ___(the “Lender”) or registered assigns, at the principal office of WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), at 141 Adelaide Street W., Suite 1500, Toronto, Ontario, Canada M5G 3L9, the principal sum of ___US Dollars ($___) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Canadian Tranche Loans made by the Lender to the Canadian Borrower under the Credit Agreement, as hereinafter defined), in lawful money of Canada or the United States, as the case may be, and in immediately available funds, on the dates and in the principal amounts and currency provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Canadian Tranche Loan, at such office, in like money and funds, for the period commencing on the date of such Canadian Tranche Loan until such Canadian Tranche Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     The date, amount, Type, interest rate, Interest Period, currency and maturity of each Canadian Tranche Loan made by the Lender to the Canadian Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.
     This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of August 20, 2007, among Exterran Holdings, Inc., a Delaware corporation, as the US Borrower, the Canadian Borrower, Wachovia Bank, National Association, as the US Administrative Agent, the Canadian Administrative Agent and the other Agents and Lenders parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences Canadian Tranche Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Canadian Tranche Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

EXHIBIT A-2 -1

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXTERRAN CANADA, LIMITED PARTNERSHIP

By:	EXTERRAN CANADIAN PARTNERSHIP HOLDINGS GP ULC, its General Partner

By:

Name:

Title:

EXHIBIT A-2 -2

EXHIBIT A-3
FORM OF TERM NOTE

$	, 20___
     FOR VALUE RECEIVED, EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”), hereby promises to pay to ___(the “Lender”) or registered assigns, at the principal office of WACHOVIA BANK, NATIONAL ASSOCIATION, as the US Administrative Agent (the “US Administrative Agent”), at 301 South College Street, Charlotte, North Carolina 28288-0608, the principal sum of ___US Dollars ($___) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the US Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     The date, amount, Type, interest rate, Interest Period and maturity of each Term Loan made by the Lender to the US Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.
     This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of August 20, 2007, among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership, as the Canadian Borrower, the US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent and the other Agents and Lenders parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Term Loan upon the terms and conditions specified therein and other provisions relevant to this Note.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXTERRAN HOLDINGS, INC.

By:

Name:

Title:

EXHIBIT A-3 -1

EXHIBIT A-4
FORM OF BA EQUIVALENT NOTE

$	, 20___
     FOR VALUE RECEIVED, EXTERRAN CANADA, LIMITED PARTNERSHIP, a Nova Scotia limited partnership (the “Canadian Borrower”), hereby promises to pay to ___(the “Lender”) or registered assigns, at the principal office of WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), at 141 Adelaide Street W., Suite 1500, Toronto, Ontario, Canada M3H 3L9, the principal sum of ___Canadian Dollars (C$___), in lawful money of Canada and in immediately available funds, on ___, ___.
     This BA Equivalent Note is one of the BA Equivalent Notes referred to in the Senior Secured Credit Agreement dated as of August 20, 2007, among Exterran Holdings, Inc., a Delaware corporation, as the US Borrower, the Canadian Borrower, Wachovia Bank, National Association, as the US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent and the other Agents and Lenders parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences BA Equivalent Loans made by the Lender thereunder. Capitalized terms used in this BA Equivalent Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
     This BA Equivalent Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this BA Equivalent Note upon the occurrence of certain events and for prepayments of BA Equivalent Loans upon the terms and conditions specified therein.

EXHIBIT A-4 -1

     THIS BA EQUIVALENT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXTERRAN CANADA, LIMITED PARTNERSHIP

By:	EXTERRAN CANADIAN PARTNERSHIP HOLDINGS GP ULC, its General Partner

By:

Name:

Title:

EXHIBIT A-4 -2

EXHIBIT B — 1
FORM OF US BORROWING, CONTINUATION AND CONVERSION REQUEST
                    , 20___
     EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”), pursuant to the Senior Secured Credit Agreement dated as of August 20, 2007, among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership, as the Canadian Borrower, Wachovia Bank, National Association, as the US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), hereby make the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):
     1. US Tranche Loans:
(a) Aggregate amount of new US Tranche Loans to be borrowed is $                    ;
(b) Requested funding date is                     , ___;
(c) $                     of such US Tranche Borrowings are to be US Dollar Base Rate Loans;
(d) $                     of such US Tranche Borrowings are to be US Dollar LIBOR Loans;
(i) Length of Interest Period for US Dollar LIBOR Loans is:                                         .
(e) $                     of such US Tranche Borrowings are to be US Dollar Libor Reference Rate Loans; and
(f) The location and number of the account is:
                                                            .
     2. US Dollar LIBOR Loan Continuation/Conversion for US Dollar LIBOR Loans maturing on                     :
(a) Aggregate amount to be continued as US Dollar LIBOR Loans is $                    ; and
(i) Length of Interest Period for continued US Dollar LIBOR Loans is                     .
(b) Aggregate amount to be converted to US Dollar Base Rate Loans is $                    .

Exhibit B-1 - 1

     3. Conversion of outstanding US Dollar Base Rate Loans to US Dollar LIBOR Loans:
(a) Convert $                     of the outstanding US Dollar Base Rate Loans to US Dollar LIBOR Loans on                      with an Interest Period of                     .
     4. Term Loans:
(a) Aggregate amount of [new] [Additional] Term Loans to be borrowed is $                    ;
(b) Requested funding date is                     , ___;
(c) $                     of such [Additional] Term Loan Borrowings are to be US Dollar Base Rate Loans;
(d) $                     of such [Additional] Term Loan Borrowings are to be US Dollar LIBOR Loans;
(i) Length of Interest Period for US Dollar LIBOR Loans is:                     ; and
(e) The location and number of the account is:
                                                            .
     The undersigned certifies that he is the                      of                     , and that as such he is authorized to execute this certificate on behalf of                     . The undersigned further certifies, represents and warrants on behalf of                      that                      is entitled to receive the requested Borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

EXTERRAN HOLDINGS, INC.

By:
Name:
Title:

Exhibit B-1 - 2

EXHIBIT B – 2
FORM OF CANADIAN BORROWING, CONTINUATION
AND CONVERSION REQUEST
                    , 20___
     EXTERRAN CANADA, LIMITED PARTNERSHIP, a Nova Scotia limited partnership (the “Canadian Borrower”), pursuant to the Senior Secured Credit Agreement dated as of August 20, 2007, among the Canadian Borrower, Exterran Holdings, Inc., a Delaware corporation, as the US Borrower, Wachovia Bank, National Association, as the US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):
     1. New Canadian Tranche Loans:
(a) Aggregate amount of new Canadian Tranche Loans to be borrowed is $                    ;
(b) Requested funding date is                     , ___;
(c) $                     of such Canadian Tranche Borrowings are to be US Dollar Base Rate Loans;
(d) $                     of such Canadian Tranche Borrowings are to be US Dollar LIBOR Loans;
(i) Length of Interest Period for US Dollar LIBOR Loans is:                     .
(e) $                     of such Canadian Tranche Borrowings are to be Canadian Prime Rate Loans;
(f) $                     of such Canadian Tranche Borrowings are to be Bankers’ Acceptances or BA Equivalent Loans; and
(i) The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                     ; and
(ii) The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                     .
(g) The location and number of the account is:
                                                            .

Exhibit B-2 - 1

     2. US Dollar LIBOR Loan Continuation/Conversion for US Dollar LIBOR Loans maturing on                     :
(a) Aggregate amount to be continued as US Dollar LIBOR Loans is $                    ;
(i) Length of Interest Period for continued US Dollar LIBOR Loans is                     .
(b) Aggregate amount to be converted to US Dollar Base Rate Loans is $                    ;
(c) Aggregate amount to be converted to Canadian Prime Rate Loans is $                    ; and
(d) Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .
(i) The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                     ; and
(ii) The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                     .
     3. US Dollar Base Rate Loan Conversion for US Dollar Base Rate Loans:
(a) Aggregate amount to be converted to US Dollar LIBOR Loans is:
$                                        ;
(i) Length of Interest Period for continued US Dollar LIBOR Loans is                                         .
(b) Aggregate amount to be converted to Canadian Prime Rate Loans is $                    ; and
(c) Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .
(i) The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                     ; and
(ii) The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                     .
     4. Canadian Prime Rate Loan Conversion for Canadian Prime Rate Loans:

Exhibit B-2 - 2

(a) Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .
(i) The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                     ; and
(ii) The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                     .
(b) Aggregate amount to be converted to US Dollar LIBOR Loans is $                    ; and
(i) Length of Interest Period for converted US Dollar LIBOR Loans is                     .
(c) Aggregate amount to be converted to US Dollar Base Rate Loans is $                    ;
5. Bankers’ Acceptances and BA Equivalent Loan Conversion for Bankers’ Acceptances and BA Equivalent Loans with a maturity date of                     :
(a) Aggregate amount to be converted to Canadian Prime Rate Loans is $                    .

Exhibit B-2 - 3

     The undersigned certifies that he is the                      of                     , and that as such he is authorized to execute this certificate on behalf of                     . The undersigned further certifies, represents and warrants on behalf of                      that                      is entitled to receive the requested Borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

EXTERRAN CANADA, LIMITED PARTNERSHIP

By:
Name:
Title:

Exhibit B-2 - 4

EXHIBIT C-1
FORM OF COMPLIANCE CERTIFICATE
     The undersigned hereby certifies that he is the                      of EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”) and that as such he is authorized to execute this certificate on behalf of US Borrower. With reference to the Senior Secured Credit Agreement dated as of August 20, 2007, among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower”), Wachovia Bank, National Association, as the US Administrative Agent (the “US Administrative Agent”), Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent (the “Canadian Administrative Agent”) and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):
(a) The representations and warranties of the US Borrower and the Canadian Borrower contained in ARTICLES VII and VIII of the Credit Agreement and in the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are expressly limited to an earlier date or are modified to give effect to the transactions expressly permitted by the Credit Agreement.
(b) The US Borrower and the Canadian Borrower have performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.
(c) Since December 31, 2006, there has been no change or event having a Material Adverse Effect.
(d) No Default has occurred and is continuing under the Credit Agreement.

Exhibit C - 1 - 1

EXECUTED AND DELIVERED this ___ day of ___.

EXTERRAN HOLDINGS, INC.

By:
Name:
Title:

Exhibit C - 1 - 2

EXHIBIT C-2
FORM OF COMPLIANCE CERTIFICATE
     The undersigned hereby certifies that he is the                      of EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”) and that as such he is authorized as a Responsible Officer to execute this certificate on behalf of the US Borrower. With reference to the Senior Secured Credit Agreement dated as of August 20, 2007, among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower”), Wachovia Bank, National Association, as US Administrative Agent (the “US Administrative Agent”), Wachovia Capital Finance Corporation (Canada), as the Canadian Administrative Agent (the “Canadian Administrative Agent”) and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):
(a) No Default has occurred and is continuing under the Credit Agreement.
(b) The financial statements furnished to the US Administrative Agent with this certificate fairly in all material respects present the consolidated financial condition and results of operations of the US Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending                      and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.
(c) Annex I hereto sets forth in reasonable detail computations necessary to determine whether the US Borrower is in compliance with Section 10.13 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                     .
(d) Annex II hereto sets forth in reasonable detail computations reasonably satisfactory to the US Administrative Agent necessary to determine compliance with Section 10.14(k) of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                     .
EXECUTED AND DELIVERED this ____ day of ______________.

EXTERRAN HOLDINGS, INC.

By:
Name:
Title:

Exhibit C - 2 - 1

EXHIBIT D
List of Security Instruments
1.	Deed of Trust, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement dated as of August 20, 2007, executed by Exterran, Inc., covering that certain real property located at 4444 Brittmoore Road, Houston, Texas 77041.

2.	The Guaranty by the US Borrower in support of the obligations of the Canadian Borrower contained in Article XIV of the Credit Agreement.

3.	US Guaranty Agreement dated as of August 20, 2007 among Exterran, Inc., EI Leasing LLC, UCI MLP LP LLC, Exterran Energy Solutions, L.P. and each of the Subsidiary Guarantors that become a party thereto, in favor of the US Administrative Agent.

4.	US Pledge Agreement (Pledge and Assignment) dated as of August 20, 2007 among Exterran Holdings, Inc., Exterran, Inc., Exterran Energy Solutions, L.P., Hanover Compression General Holdings LLC, Hanover HL, LLC, Enterra Compression Investment Company, UCI MLP LP LLC, UCO General Partner, LP, UCI GP LP LLC, UCO GP, LLC and each of the Subsidiaries that become a party thereto, in favor of the US Administrative Agent covering:
a.	100% of the Equity Interests of the following US Domestic Subsidiaries:
(i)	Exterran, Inc.

(ii)	EI Leasing LLC

(iii)	Exterran Energy Solutions, L.P.

(iv)	UCI MLP LP LLC

(v)	UCI GP LP LLC

(vi)	UCO GP, LLC

(vii)	UCO General Partner, LP
b.	65% of the Equity Interests of the following first tier Foreign Subsidiaries:
(i)	Hanover Argentina S.A.

(ii)	Hanover Compressor Holding Company NL B.V.

(iii)	Universal Compression International Holdings, S.L.U.

(iv)	Hanover Venezuela, C.A.
c.	UCI MLP LP LLC’s pledge of 100% of its ownership of the LP Units of EPLP.

d.	UCO General Partner, LP’s pledge of 100% of its ownership of the Subordinated Units of EPLP.
5.	UCC Financing Statements relating to Equity Interests in Item 4.

6.	Stock Powers, if applicable, relating to Equity Interests in Item 4.

Exhibit D - 1

7.	Original certificates representing Equity Interests in Item 4, if applicable.

8.	US Collateral Agreement dated as of August 20, 2007 among the US Borrower, EXTERRAN, INC., EXTERRAN ENERGY SOLUTIONS, L.P., EI LEASING LLC, UCI MLP LP LLC and each of the Subsidiaries that become a party thereto in favor of the US Administrative Agent.

9.	UCC Financing Statements relating to Collateral in Item 8.

10.	Canadian Collateral Agreement dated as of August 20, 2007 among the Canadian Borrower and the Canadian Administrative Agent.

11.	UCC Financing Statement relating to Collateral in Item 10.

12.	Personal Property Security Act Financing Statements relating to Collateral in Item 10.

Exhibit D - 2

EXHIBIT E
FORM OF ASSIGNMENT AGREEMENT
NOTE: IF ASSIGNOR OR A BRANCH OR AN AFFILIATE OF ASSIGNOR IS A LENDER UNDER A US TRANCHE COMMITMENT OR A CANADIAN TRANCHE COMMITMENT, SUCH AFFILIATE MUST ASSIGN AN EQUAL PRO RATA AMOUNT OF ITS RESPECTIVE COMMITMENT PURSUANT TO THIS FORM.
          This ASSIGNMENT AGREEMENT (“Agreement”) dated as of                     ,                     between:                      (the “Assignor”) and                      (the “Assignee”).
RECITALS
A.	The Assignor is a party to the Senior Secured Credit Agreement dated as of August 20, 2007 (as the same may be amended or supplemented from time to time, the “Credit Agreement”) among Exterran Holdings, Inc, a Delaware corporation (the “US Borrower”, and in its capacity as guarantor of the Canadian Borrower, the “Canadian Guarantor”); Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower”); Wachovia Bank, National Association, individually and as the US Administrative Agent (herein, together with its successors in such capacity, the “US Administrative Agent”); Wachovia Capital Finance Corporation (Canada), individually and as the Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”); and the other Agents and lenders parties thereto or which become a signatory hereto pursuant to Section 13.06 (individually, together with their successors and assigns, a “Lender” and, collectively, the “Lenders”).

B.	The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, the Assigned Interests, all on the terms and conditions of this Agreement.

C.	In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01. Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.
          Section 1.02. Other Definitions. As used herein, the following terms have the following respective meanings:

Exhibit E - 1

          “Assigned Interest” shall mean:

US Tranche Commitment	$
Canadian Allocated Maximum Total Commitment	$
Canadian Allocated Commitment	$

US Tranche Credit Exposure:
US Dollar LIBOR Loans	$ outstanding
US Base Rate Loans	$ outstanding
LC Exposure	$ outstanding

Canadian Tranche Credit Exposure:
Canadian Prime Rate Loans	C$ outstanding
US Dollar Base Rate Loans	$ outstanding
US Dollar LIBOR Loans	$ outstanding
Bankers’ Acceptances or BA Equivalent Loans	C$ outstanding

Term Credit Exposure:
US Dollar Base Rate Loans	$ outstanding
US Dollar LIBOR Loans	$ outstanding
     “Assignment Date” shall mean                     , ___.
ARTICLE II
Sale and Assignment
     Section 2.01. Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.
     Section 2.02. Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Applicable Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor’s obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor’s rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.
     Section 2.03. Consent Required. By executing this Agreement as provided below, in accordance with Section 13.06(b) of the Credit Agreement, to the extent required, the US Administrative Agent, the Issuing Banks and (unless an Event of Default has occurred or is continuing) the US Borrower hereby acknowledge notice of the transactions contemplated by this Agreement and consents to such transactions.

Exhibit E - 2

ARTICLE III
Payments
     Section 3.01. Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor’s obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the outstanding Loans, if any[; provided that any outstanding Bankers’ Acceptances or BA Equivalent Notes shall either be held to maturity by the Assignor or Assignee shall pay a discounted amount as determined by Assignor and Assignee]. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02(iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in the applicable currency set forth in Section 1.02 and in immediately available funds, without setoff, deduction or counterclaim.
     Section 3.02. Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date and (iii) the Applicable Administrative Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.
     Section 3.03. Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 13.06(b) of the Credit Agreement, (i) deliver to the Applicable Administrative Agent (or its counsel) the Note(s) and any Bankers’ Acceptances and BA Equivalent Note(s) (if applicable with any necessary indemnity to be agreed among the Assignor and the Assignee) held by the Assignor and (ii) notify the Applicable Administrative Agent to request that the Applicable Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective [US Tranche/Canadian Allocated Maximum Total] Commitment [and outstanding Term Loan] of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.
     Section 3.04. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Exhibit E - 3

ARTICLE IV
Conditions Precedent.
     Section 4.01. Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:
     (a) the execution and delivery of this Agreement by the Assignor and the Assignee;
     (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof;
     (c) the representations and warranties herein are true and correct; and
     (d) to the extent required, the acknowledgment and consent by the Applicable Administrative Agent, the Issuing Banks and the US Borrower contemplated by Section 2.03 hereof.
ARTICLE V
Representations and Warranties
     Section 5.01. Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:
     (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;
     (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it and this assignment complies with Section 13.06 of the Credit Agreement;
     (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;
     (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and
     (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever.
     Section 5.02. Disclaimer. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties

Exhibit E - 4

contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrowers or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.
     Section 5.03. Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:
     (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;
     (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it and this assignment complies with Section 13.06 of the Credit Agreement;
     (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;
     (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;
     (e) the Assignee is not a competitor of the US Borrower or any of its Subsidiaries;
     (f) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and
     (g) the Assignee hereby affirms that the representations contained in Section 4.06(d)[(i)] [(vi)] of the Credit Agreement are true and accurate as to it [IF (i) IS SELECTED ADD: and, the Assignee has contemporaneously herewith delivered to the US Administrative Agent and the US Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06 of the Credit Agreement].
ARTICLE VI
Miscellaneous
     Section 6.01. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this

Exhibit E - 5

Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its “Address for Notices” specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.
     Section 6.02. Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the US Administrative Agent and (unless an Event of Default has occurred or is continuing) the US Borrower.
     Section 6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Applicable Administrative Agent and the [US/Canadian] Borrower, and the Assignee agrees that the Applicable Administrative Agent and the [US/Canadian] Borrower are entitled to rely upon such representations and warranties.
     Section 6.04. Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.
     Section 6.05. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
     Section 6.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.
     Section 6.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.
     Section 6.08. Expenses. To the extent not paid by the [US/Canadian] Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.
     Section 6.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signatures Begin Next Page]

Exhibit E - 6

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

ASSIGNOR:

By:

Name:

Title:

Address for Notices:

Telecopier No.:
Telephone No.:
Attention:

ASSIGNEE:

By:

Name:

Title:

Address for Notices:

Telecopier No.:
Telephone No.:
Attention:

Exhibit E - 1

ACKNOWLEDGED AND CONSENTED TO:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as US Administrative Agent and Issuing Bank

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.,
as Issuing Bank

By:

Name:

Title:	]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Bank

By:

Name:

Title:	]

THE BANK OF NOVA SCOTIA,
as Issuing Bank

By:

Name:

Title:	]

CONSENTED TO:

EXTERRAN HOLDINGS, INC.

By:

Name:

Title:

Exhibit E - 2

EXHIBIT F
FORM OF LETTER OF CREDIT APPLICATION
[Exhibit F is to be updated to include a form for each Issuing Bank. US Borrower is to complete the applicable form for the applicable Issuing Bank only for the Letter of Credit being requested.]
WACHOVIA FORM
Application and Agreement for Irrevocable Standby Letter of Credit
TO: Wachovia Bank, National Association (“Bank”)
Please TYPE information in the fields below. We reserve the right to return illegible applications for clarification.

Date:		The undersigned Applicant hereby requests Bank to issue and transmit by: ☐ Overnight Carrier ☐ Teletransmission ☐ Mail ☐ Other: Explain
L/C No.	(Bank Use Only)	an Irrevocable Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, Bank is expressly authorized to make such changes from the terms hereinbelow set forth as it, in its sole discretion, may deem advisable.

Applicant (Full Name & Address)	Advising Bank (Designate name & address only if desired)
Beneficiary (Full Name & Address)	Currency and Amount in Figures: Currency and Amount in Words: Expiration Date:
Charges: Wachovia’s charges are for our account; all other banking charges are to be paid by beneficiary.

Credit to be available for payment against Beneficiary’s draft(s) at sight drawn on Bank or its correspondent at Bank’s option accompanied by the following documents:
☐      Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

Exhibit F - 1

☐      Other Documents
☐      Special Conditions (including, if Applicant has a preference, selection of UCP as herein defined or ISP98 as herein defined.)
☐      Issue substantially in form of attached specimen. (Specimen must also be signed by applicant.)

Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.
☐	Request Beneficiary to issue and deliver their (specify type of undertaking) in favor of for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference) to expire on . (This date must be at least 15 days prior to expiry date indicated above.) It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under this Application and Agreement in respect of the Credit (even after its stated expiry date) until Bank is released by such bank or entity.
Each Applicant signing below affirms that it has fully read and agrees to this Application and the attached Continuing Letter of Credit Agreement. In consideration of the Bank’s issuance of the Credit, the Applicant agrees to be bound by the agreement set forth in this and in the following pages (even if the following pages are not attached to the Application) delivered to the Bank. (Note: If a bank, trust company, or other financial institution signs as Applicant or joint and several co-Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below). Documents may be forwarded to the Bank by the beneficiary, or the negotiating bank, in one mail. Bank may forward documents to Applicant’s customhouse broker, or Applicant if specified above, in one mail. Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank (“UCP”) or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by Bank (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Co-Applicant)

(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)

Authorized Signature (Title)	Authorized Signature (Title)
Customer Contact:	Phone No.:

BANK USE ONLY

Exhibit F - 2

NOTE : Application will NOT be processed if this section is not complete
Approved (Authorized Signature)			Date:
Approved (Print name and title)			City:
Customer SIC Code:	Borrower Default Grade:		Telephone:
Charge DDA #	Fee:	RC #:	CLAS Bank #	CLAS Obligor #:

Other (please explain):

Exhibit F - 3

JPMORGAN FORM
Dated 1
JPMorgan Chase Bank, N.A.
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
      [complete address ]
Attention:
Fronting Bank: 2
Dear Ladies and Gentlemen:
          We hereby request that the Fronting Bank, in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on 3 (the “Date of Issuance”), which Letter of Credit shall be denominated in United States Dollars and shall be in the aggregate amount of 4.
           For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meaning provided such terms in the Credit Agreement.
           The beneficiary of the requested Letter of Credit will be 5, and such Letter of Credit will be in support of 6 and will have a stated expiration date of 7.
We hereby certify that:
          (1) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

[1]	Date of Letter of Credit Request. On or after the Initial Borrowing Date and prior to the 30thday prior to the Revolving Loan Maturity Date.

[2]	If standby Letter of Credit is to be issued by JPMorgan Chase Bank, N.A. insert: JPMorgan Chase Bank, N.A., [Address]. For standby Letters of Credit to be issued by other Fronting Bank insert name and address of applicable Fronting Bank.

[3]	Date of Issuance, which shall be at least two (2) Business Days from the date hereof (or such shorter period as is reasonably acceptable to the Fronting Bank).

[4]	Aggregate initial amount of the Letter of Credit.

[5]	Insert name and address of beneficiary.

[6]	Insert brief description of supportable obligations.

[7]	Insert the last date upon which drafts may be presented which may not be later than the dates referred to in Section of the Credit Agreement.
EXHIBIT F - 4

          (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

By:
Name:
Title:

EXHIBIT F - 5

THE BANK OF NOVA SCOTIA FORM
See following pages.
EXHIBIT F - 6

Application and Agreement For Irrevocable
Standby Letter of Credit/Letter of Guarantee
The Undersigned agrees to be bound by the terms and conditions set out in the Exterran $1,650,000,000 Senior Secured Credit Agreement, dated August 20, 2007 among Exterran Holdings, Inc., a Delaware corporation, as US Borrower and Exterran Canada, Limited Partnership, a Nova Scotia limited partnership, as Canadian Borrower, Wachovia Bank, National Association, as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent and the Lenders and the other Agents party thereto.

Branch:	Date:	Bank Reference Number

2. Applicant (for the account of )
1. Please ☐ issue ☐ amend
	☐ By airmail / Courier	Name:
Original to:	☐ Branch ☐ Applicant	Address :
☐ Beneficiary
☐ By Teletransmission

	For our accounts the following:	on behalf of:
Name:
☐ Irrevocable Standby Letter of Credit
Subject to: ☐ UCP ☐ ISP
	(Place “x” in one box only)	Address :
☐ Irrevocable Letter of Guarantee

	3. Beneficiary (In Favour Of)	4. Amount in words (Specify Currency)

5.	Expiry date of guarantee/L/C

Expiry date of counterguarantee (if applicable)

6.	Details including purpose, documentation required and specific conditions, if any:
[X] Suggested Proforma attached duly signed bearing reference to this application.
Exhibit F — 7

For Bank Use Only		The Undersigned hereby requests The Bank of Nova Scotia (the “Bank”) to issue or amend its Irrevocable Standby Letter of Credit or Irrevocable Letter of Guarantee substantially in compliance with specifications noted above. If the Bank authorizes the issuance or amendment of its Irrevocable Standby Letter of Credit or Irrevocable Letter of
Debit drawings to DDA Account
Number:	(CAD/USD)
Commission Rate		Guarantee, its counter guarantee or supporting letter of credit, the Undersigned agrees to be bound by the terms and conditions set out in the Reimbursement Agreement Dated .

Customer Data Maintenance Form		Company Name (where applicable)

Supplied/ Attached (delete one)
Company Contact to clarify instructions
Customer SLC/LG ID#

OLL INFORMATION		Telephone Number:

C.A.B. Transit #	(if applicable)

Customer Signature
OLL/BLT Transit #

OLL Account #

OTHER LIABILITY LOAN NUMBERS

Customer Liability under SLC		If more than one Applicant, joint and several:

Currency		Company Name

Customer Liability under LG

Currency

Customer Signature
Authorized Signature Number

Authorized Signature Number

(In case of incorporated companies and other organizations this form must be signed by properly authorized officials)

Exhibit F — 8

EXHIBIT G
FORM OF ACCOUNT DESIGNATION LETTER
___, 20___
Wachovia Bank, National Association
301 South College Street
Charlotte, NC 28288-0608
Ladies and Gentlemen:
     This Notice of Account Designation is delivered pursuant to the Senior Secured Credit Agreement dated as of August 20, 2007, by and among Exterran Holdings, a Delaware corporation, as US Borrower, Exterran Canada, Limited Partnership, as Canadian Borrower, Wachovia Bank, National Association as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”).
     1. The US Administrative Agent is hereby authorized to disburse all US Tranche Loan proceeds into the following account:
Bank Name:
ABA Routing Number:
Account Number:
Account Name:
     2. The Canadian Administrative Agent is hereby authorized to disburse all Canadian Tranche Loan proceeds into the following account:
Bank Name:
ABA Routing Number:
Account Number:
Account Name:
     3. The US Administrative Agent is hereby authorized to disburse all Term Loan proceeds into the following account:
Bank Name:
ABA Routing Number:
Account Number:
Account Name:
     4. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the US Administrative Agent.
Exhibit G — 1

     In witness whereof, the undersigned has executed this Notice of Account Designation this ___ day of ___, 20___.

EXTERRAN HOLDINGS, INC.

By:
Name:

Title:

Exhibit G — 2

EXHIBIT H-1
FORM OF COMMITMENT INCREASE CERTIFICATE
[     ], 200[  ]

To:	Wachovia Bank, National Association, as Administrative Agent
     This Commitment Increase Certificate is delivered pursuant Section 2.03(a)(ii)(B) of the Senior Secured Credit Agreement dated as of August 20, 2007, by and among Exterran Holdings, a Delaware corporation, as US Borrower, Exterran Canada, Limited Partnership, as Canadian Borrower, Wachovia Bank, National Association as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
     This Commitment Increase Certificate is being delivered pursuant to Section 2.03(a)(ii)(B) of the Credit Agreement.
     Please be advised that (a) the US Administrative Agent and each undersigned Lender has agreed to the increase of the [Aggregate Revolving Commitments] [Aggregate Term Commitments] effective                      ___, 2007 from $[ ] to $[ ] (the “Commitment Increase”) pursuant to Section 2.03(a) of the Credit Agreement, (b) each undersigned Lender participating in the Commitment Increase agrees to increase its respective [US Tranche Commitment] [Term Commitment] in an amount equal to such amount set forth on a schedule on file with the US Administrative Agent, a copy of which has been provided to the Borrowers and (c) the US Administrative Agent and each undersigned Lender shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.

Very truly yours,

EXTERRAN HOLDINGS, INC.

By:
Name:

Title:

Exhibit H-1 — 1

Accepted and Agreed:
Wachovia Bank, National Association,
  as US Administrative Agent

By:
Name:

Title:

Accepted and Agreed:

[LENDER], as Lender

By:

Name:

Title:

Exhibit H-1 — 2

EXHIBIT H-2
FORM OF ADDITIONAL LENDER CERTIFICATE
[      ], 20[  ]

To:	Wachovia Bank, National Association, as Administrative Agent
     This Additional Lender Certificate is delivered pursuant Section 2.03(a)(ii)(C) of the Senior Secured Credit Agreement dated as of August 20, 2007, by and among Exterran Holdings, a Delaware corporation, as US Borrower, Exterran Canada, Limited Partnership, as Canadian Borrower, Wachovia Bank, National Association as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent and the other Agents and Lenders parties thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
     Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement in accordance with Section 2.03(a) effective [ ], 20[ ] with a [US Tranche Commitment] [Term Commitment] of $[ ] and (b) that it shall be a party in all respect to the Credit Agreement and the other Loan Documents.
     By its acceptance and agreement hereof, the undersigned Additional Lender confirms that this Additional Lender Certificate is being delivered to the US Administrative Agent together with an Administrative Questionnaire in the form supplied by the US Administrative Agent, duly completed by the Additional Lender.

Very truly yours,

EXTERRAN HOLDINGS, INC.

By:
Name:

Title:

Exhibit H-1 — 1

Accepted and Agreed:
Wachovia Bank, National Association,
  as US Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[ADDITIONAL LENDER], as Additional Lender

By:
Name:

Title:

Exhibit H-1 — 2

Schedule 1.02 — Existing Indebtedness
NONE
Schedule 1.02 — 1

Schedule 2.01(b) – Existing Letters of Credit
     July 1 - September 30, 2007
UNIVERSAL COMPRESSION, INC.
OUTSTANDING LETTERS OF CREDIT
8/18/2007 14:05

								Total
				Type of		Date	E-	LC
LC #	Issuer	Job #	Beneficiary	Bond	Effective	Expiration	green	Balance

Wachovia
SC101137U	AP	E00877	China Petroleum Mat/ I&C Bank of China	Performance Bond	10/2/2006	7/14/2007		148,787.63
			China Petroleum Mat/ I&C Bank of China	Performance Bond	10/2/2006	7/14/2007		(148,787.63)
SC101513U	AP		CNOOC China Ltd/Bank of China	Performance Bond	7/6/2007	12/31/2007		100,000.00
SC100282U	LA	Kanata Project	Empresa Petrolera CHACO S A	Performance Bond	12/21/2004	11/6/2007		2,000,000.00
SC101423U	LA	Kanata Project	Empresa Petrolera CHACO S A	Performance Bond	5/31/2007	1/18/2008		159,580.00
CY549730	LA		Pemex Exploracion Y Produccion — Mexico	Bid Bond	10/21/2003	10/22/2007		32,400.00
CY550110	LA		Pemex Exploracion - Banamex Mexico	Performance Bond	11/3/2003	1/15/2008		52,361.52
CY550112	LA		Pemex Exploracion - Banamex Mexico	Performance Bond	11/3/2003	1/15/2008		715,700.00
SC100134U	LA	44101845	Pemex Exploracion - Banamex Mexico	Performance Bond	8/4/2004	2/15/2008		2,476,845.00
SC100135U	LA	44101845	Pemex Exploracion - Banamex Mexico	Performance Bond	8/4/2004	2/15/2008		61,143.56
SC101090U	LA	425016918	Fianzas Monterrey - Pemex Exploracion	Performance Bond	8/11/2006	3/2/2009		100,424.57
SC100622U	LA	414105928	Fianzas Monterrey - Pemex Exploracion	Performance Bond	11/28/2005	8/31/2010		1,562,500.00
SC100623U	LA	414105928	Fianzas Monterrey - Pemex Exploracion	Performance Bond	11/28/2005	8/31/2010		386,725.12
SC100632U	LA	415135987	Fianzas Monterrey - Pemex Exploracion	Performance Bond	12/2/2005	7/31/2010		684,597.90
SC100633U	LA	415135987	Fianzas Monterrey - Pemex Exploracion	Performance Bond	12/2/2005	7/31/2010		11,173.02
SC100980U	LA	425016861	Fianzas Monterrey - Pemex Exploracion	Performance Bond	5/8/2006	1/29/2011		1,000,000.00
SC100981U	LA	425016861	Fianzas Monterrey - Pemex Exploracion	Performance Bond	5/8/2006	1/29/2011		14,202.96
SC101302U	LA	425016998	Fianzas Monterrey - Pemex Exploracion	Performance Bond	1/31/2007	7/31/2011		365,426.28
SC101364U	LA	424017805	Fianzas Monterrey - Pemex Exploracion	Performance Bond	3/23/2007	7/31/2011		41,732.80
SC101363U	LA	424017805	Fianzas Monterrey - Pemex Exploracion	Performance Bond	3/23/2007	7/31/2011		5,243.02
SC101421U	LA	425017837	Fianzas Monterrey - Pemex Exploracion	Performance Bond	5/15/2007	12/8/2009		220,000.00
SC101466U	LA	425027835	Fianzas Monterrey - Pemex Exploracion	Performance Bond	6/18/2007	6/26/2008		49,369.03

Schedule 2.01(b) — 1

								Total
				Type of		Date	E-	LC
LC #	Issuer	Job #	Beneficiary	Bond	Effective	Expiration	green	Balance

SC101528U	LA	425017842	Fianzas Monterrey - Pemex Exploracion	Performance Bond	7/18/2007	6/8/2009		98,354.76
SC100071U	UCI	NO JOB #	Ace American Insurance Co — PA	Guarantee Bond	4/15/2004	3/31/2008		7,750,000.00
SM417330C	UCI	First Union	Royal Bank of Canada (formerly UBS)		6/22/2001	6/19/2008		83,693.00
SM200016W	UCI	NO JOB #	Zurich Insurance	Guarantee Bond	9/13/2002	3/31/2008		1,000,000.00
SC100435U	AP	E00611	China Petroleum Material — China	Performance Bond	5/27/2005	7/30/2007		62,684.00
SC100435U	AP	E00611	China Petroleum Material — China	Performance Bond	5/27/2005	7/30/2007		(62,684.00)
SC100741U	Replace 639U	E00623	Orgin Energy CSG Ltd — Australia	Performance Bond	1/4/2006	10/15/2007		135,710.00
SC101052U		E00718	Orgin Energy CSG Ltd — Australia	Performance Bond	7/10/2006	3/19/2008		136,068.00
SC101152U		E00721 / 722	Orgin Energy CSG Ltd — Australia	Performance Bond	10/16/2006	9/28/2007		282,488.00
SC101153U		E00721 / 722	Orgin Energy CSG Ltd — Australia	Performance Bond	10/16/2006	8/29/2008		282,488.00
SC101492U		Job EC067100	Orgin Energy CSG Ltd — Australia	Advance Payment	6/28/2007	1/21/2008		2,533,560.00
SC101493U		Job EC067100	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	7/21/2008		158,347.50
SC101494U		Job EC067100	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	7/20/2009		158,347.50
SC101495U		Job EC067099	Orgin Energy CSG Ltd — Australia	Advance Payment	6/28/2007	10/30/2007		2,533,560.00
SC101496U		Job EC067099	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	4/30/2008		158,347.50
SC101497U		Job EC067099	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	4/30/2009		158,347.50
SC101498U		Job E01012	Orgin Energy CSG Ltd — Australia	Advance Payment	6/28/2007	4/30/2008		2,533,560.00
SC101499U		Job E01012	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	10/30/2008		158,347.50
SC101500U		Job E01012	Orgin Energy CSG Ltd — Australia	Performance Bond	6/28/2007	10/30/2009		158,347.50
SC101490U		Sales Order 123-SE	Consorcio Petrolero Bloque	Advance Payment	6/26/2007	10/31/2007		61,620.90

							SUB — TOTAL	28,420,612.44

Wells Fargo Effective 10/20/06

NTS902629		E00751, E00752	Lincas Electro Vertriebs Gesellschaft	Performance Band	7/27/2006	1/31/2009		355,332.00
NTS902628		E00875, E00876	AMTEC AG	Advance Payment	10/26/2006	5/6/2008		2,823,642.00

			TOTAL US$					31,599,586.44

Schedule 2.01(b) — 2

Issued under Existing $450 Million Hanover Credit Facility

			Issuance	Expiry	Amount
L/C REF. NO.	Applicant Name	Type	Date	Date	(USD)

Issued by J.P. Morgan

6-218929	HANOVER COMPRESSION LIMITED	Standby	11/02/01	09/05/10	308,303.00
6-220434	HANOVER COMPRESSION LIMITED	Standby	12/18/01	09/05/10	21,406.00
6-225289	HANOVER COMPRESSION LIMITED	Standby	05/09/02	11/01/07	5,150,000.00
IBTI-579154	BELLELI ENERGY S.P.A.	Commercial	07/09/07	11/05/07	1,870,000.00
IBTI-579358	BELLELI ENERGY C.P.E. SPA	Commercial	07/12/07	05/02/08	6,630,943.70
IBTI-587922	HANOVER COMPRESSION, LP	Commercial	05/15/07	08/21/07	664,791.40
IBTI-587923	BELLELI ENERGY S.P.A.	Commercial	06/28/07	10/31/07	602,800.00
P-200359	HANOVER COMPRESSOR CO.,INC.	Standby	04/25/00	09/05/10	83,242.00
P-201169	HANOVER COMPRESSOR CO.,INC.	Standby	05/17/00	09/05/10	34,355.00
P-201738	HANOVER CANADA CORPORATION	Standby	06/02/00	12/30/07	500,000.00
P-203852	HANOVER COMPRESSOR CO.,INC.	Standby	07/28/00	09/05/10	50,487.00
P-205023	HANOVER COMPRESSION, INC.	Standby	08/31/00	10/25/07	2,124,386.84
P-205945	HANOVER COMPRESSOR CO.,INC.	Standby	09/27/00	09/30/08	795,000.00
P-205992	DR COMPRESSION SERVICES	Standby	09/28/00	09/28/07	1,505,000.00
P-230918	HANOVER COMPRESSION LIMITED	Standby	10/16/02	09/05/10	140,000.00
P-234809	HANOVER COMPRESSION LIMITED	Standby	02/14/03	04/23/08	6,130,000.00
P-237502	HANOVER COMPRESSION LIMITED	Standby	05/27/03	05/16/08	3,500,000.00
P-238651	PRODUCTION OPERATORS CAYMAN INC., A	Standby	07/01/03	07/02/08	160,142.97
P-238653	PRODUCTION OPERATORS CAYMAN INC., A	Standby	07/01/03	07/02/08	41,913.10
P-241242	WILPRO ENERGY SERVICES	Standby	09/23/03	09/19/07	12,000,000.00
P-244546	HANOVER COMPRESSION LIMITED	Standby	01/09/04	08/31/07	5,752,699.95
P-295860	HANOVER COMPRESSOR CO.,INC.	Standby	12/14/99	09/05/10	170,937.00
P-614199	BELLELI ENERGY S.R.L.	Standby	11/01/04	08/15/07	75,736.57
P-615623	HANOVER (GB) LTD	Standby	11/22/04	07/30/08	144,458.93
TBTI-662081	BELLELI ENERGY CRITICAL PROCESS	Commercial	05/01/06	11/09/07	1,369,379.12
TPTS-576009	HANOVER ARGENTINA S.A.	Standby	02/15/07	08/25/07	120,530.00
TPTS-576147	HANOVER COMPRESSION	Standby	03/09/07	08/23/07	600,000.00
Schedule 2.01(b) — 3

			Issuance	Expiry	Amount
L/C REF. NO.	Applicant Name	Type	Date	Date	(USD)

TPTS-576186	ARABIAN EUROPEAN MECHANICAL COMPANY	Standby	03/09/07	01/31/08	618,584.19
TPTS-576187	HANOVER (GB) LTD.	Standby	03/28/07	08/30/07	986,163.75
TPTS-576344	HANOVER (GB) LTD.	Standby	04/05/07	08/14/07	376,690.05
TPTS-576345	HANOVER (GB) LTD.	Standby	04/05/07	08/14/09	251,126.70
TPTS-576357	HANOVER COMPRESSION, LP	Standby	05/02/07	12/31/07	296,746.84
TPTS-576584	BELLELI ENERGY S.P.A.	Standby	05/18/07	05/04/09	2,085,000.00
TPTS-576585	BELLELI ENERGY S.P.A.	Standby	06/07/07	05/15/09	9,767,658.99
TPTS-576734	BELLELI ENERGY S.P.A.	Standby	06/07/07	03/30/10	4,883,829.49
TPTS-576735	BELLELI ENERGY CPE S.P.A.	Standby	06/11/07	11/25/08	464,813.96
TPTS-576804	HANOVER COMPRESSION,	Standby	06/21/07	01/25/08	150,000.00
TPTS-576805	BELLELI ENERGY S.P.A.	Standby	06/22/07	12/30/09	6,064,525.00
TPTS-576876	HANOVER COMPRESSION	Standby	06/28/07	11/30/08	466,293.80
TPTS-576877	HANOVER COMPRESSION, LIMITED	Standby	06/28/07	02/14/08	1,311,697.92
TPTS-576902	HANOVER COMPRESSION LIMITED	Standby	06/28/07	04/12/08	1,218,901.80
TPTS-576903	HANOVER COMPRESSION LIMITED	Standby	06/28/07	10/30/08	1,218,901.80
TPTS-576904	HANOVER COMPRESSION, LIMITED	Standby	06/29/07	10/30/09	7,710,000.00
TPTS-576905	HANOVER COMPRESSION	Standby	06/29/07	10/30/09	3,650,000.00
TPTS-576918	BELLELI ENERGY CPE S.P.A.	Standby	06/29/07	07/01/10	725,927.67
TPTS-576919	HANOVER COMPRESSION, LIMITED	Standby	06/29/07	01/27/08	279,375.00
TPTS-576972	HANOVER COMPRESSION	Standby	07/18/07	09/13/10	392,512.90
TPTS-576973	HANOVER (GB) LTD.	Standby	07/13/07	08/14/07	1,004,506.80
TPTS-577016	HANOVER COMPRESSION	Standby	07/13/07	11/30/08	741,007.00
TPTS-577017	BELLELI ENERGY S.P.A.	Standby	07/13/07	01/31/09	975,000.00
TPTS-577018	BELLELI ENERGY S.P.A.	Standby	07/13/07	01/31/09	1,020,000.00
TPTS-577019	HANOVER EASTERN HEMISPHERE FZE	Standby	07/27/07	06/18/08	2,764,680.00
TPTS-577086	BELLELI ENERGY S.P.A.	Standby	07/26/07	12/12/07	900,000.00
TPTS-577087	HANOVER EASTERN HEMISPHERE FZE	Standby	01/31/09	01/31/09	13,298.00
TPTS-577184	HANOVER COMPRESSION, LP	Standby	02/29/08	02/29/08	656,000.00
TPTS-651107	BELLELI ENERGY S.P.A.	Standby	06/30/06	04/14/08	5,770,950.57
TPTS-651108	BELLELI ENERGY CPE S.P.A.	Standby	06/13/06	06/30/10	760,971.51
TPTS-651304	BELLELI ENERGY S.P.A.	Standby	06/30/06	04/14/09	4,500,000.00
TPTS-651331	BELLELI ENERGY S.P.A.	Standby	07/13/06	09/14/10	1,290,000.00
TPTS-651335	BELLELI ENERGY S.P.A.	Standby	07/13/06	06/30/10	7,435,044.68
TPTS-651446	BELLELI ENERGY CPE S.P.A.	Standby	07/28/06	10/30/08	3,604,313.70
TPTS-651461	BELLELI ENERGY CPE S.P.A.	Standby	07/28/06	11/30/08	3,604,313.70
TPTS-651462	HANOVER COMPRESSION LIMITED	Standby	08/11/06	09/15/07	18,702.00
TPTS-651517	HANOVER PERU SELVA SRL	Standby	08/16/06	09/12/10	900,000.00
TPTS-651588	HANOVER (GB) LTD.	Standby	09/07/06	02/26/08	40,458.00
TPTS-651660	BELLELI ENERGY CPE S.P.A.	Standby	09/22/06	01/23/08	545,506.65

Schedule 2.01(b) — 4

			Issuance	Expiry	Amount
L/C REF. NO.	Applicant Name	Type	Date	Date	(USD)

TPTS-651663	BELLELI ENERGY CPE S.P.A.	Standby	09/22/06	01/23/08	545,506.65
TPTS-651664	BELLELI ENERGY S.P.A.	Standby	10/05/06	03/09/09	815,625.00
TPTS-651872	HANOVER EASTERN HEMISPHERE, FZE	Standby	06/13/07	02/06/08	3,090,000.00
TPTS-651919	BELLELI ENERGY CPE S.P.A.	Standby	11/15/06	09/30/08	1,368,900.00
TPTS-651920	BELLELI ENERGY CPE S.P.A.	Standby	11/15/06	05/30/09	1,368,900.00
TPTS-651991	BELLELI ENERGY CPE S.P.A.	Standby	11/29/06	09/30/08	1,368,900.00
TPTS-651992	BELLELI ENERGY CPE S.P.A.	Standby	11/29/06	05/30/09	1,368,900.00
TPTS-652083	BELLELI ENERGY S.P.A.	Standby	12/15/06	08/31/07	2,880,157.00
TPTS-652084	HANOVER COMPRESSION	Standby	12/18/06	08/19/07	5,160,782.58
TPTS-652198	HANOVER COMPRESSION	Standby	01/11/07	09/07/07	1,810,951.20
TPTS-652336	HANOVER COMPRESSION, LP	Standby	01/25/07	10/30/07	327,045.11
TPTS-652393	HANOVER COMPRESSION, LP	Standby	01/25/07	02/29/08	371,315.21
TPTS-652394	HANOVER (GB) LTD.	Standby	02/08/07	09/18/07	80,000.00
TPTS-652435	HANOVER EGYPT LLC	Standby	01/31/07	11/30/07	17,000.00
TPTS-652436	HANOVER COMPRESSION	Standby	02/08/07	06/05/10	676,960.00
TPTS-661589	BELLELI ENERGY S.P.A.	Standby	04/05/06	11/12/07	2,945,164.00
TPTS-661590	BELLELI ENERGY S.P.A.	Standby	04/04/06	03/30/10	2,945,164.00
TPTS-662238	BELLELI ENERGY S.P.A.	Standby	05/03/06	10/30/10	415,224.10
TPTS-670671	HANOVER COMPRESSION	Standby	06/08/05	04/01/08	6,068,700.00
TPTS-672135	HANOVER COMPRESSION	Standby	05/20/05	05/31/08	5,550,000.00
TPTS-672993	HANOVER (GB) LTD.	Standby	06/24/05	10/23/07	52,018.20
TPTS-673540	HANOVER COMPRESSION	Standby	07/18/05	09/05/10	291,079.00
TPTS-674114	HANOVER (GB) LTD.	Standby	08/04/05	12/30/07	57,893.48
TPTS-674242	BELLELI ENERGY S.P.A.	Standby	08/12/05	09/14/10	1,779,150.00
TPTS-675045	HANOVER COMPRESSION	Standby	09/20/05	08/30/07	119,987.60
TPTS-675277	HANOVER COMPRESSION	Standby	09/19/05	08/31/08	794,037.60
TPTS-675564	HANOVER COMPRESSION	Standby	09/30/05	01/31/08	2,047,720.60
TPTS-676328	BELLELI ENERGY S.P.A.	Standby	11/09/05	08/01/08	7,154,335.80
TPTS-677073	BELLELI ENERGY S.P.A.	Standby	12/06/05	12/30/09	1,379,303.64
TPTS-677111	BELLELI ENERGY S.P.A.	Standby	12/06/05	09/01/08	691,491.62
TPTS-677292	HANOVER (GB) LTD.	Standby	12/12/05	09/30/07	119,860.34
TPTS-677294	HANOVER (GB) LTD.	Standby	12/12/05	09/30/07	119,860.34
TPTS-677295	HANOVER (GB) LTD.	Standby	12/12/05	11/30/07	125,795.07
TPTS-677675	BELLELI ENERGY S.P.A.	Standby	12/23/05	03/09/09	1,885,000.00
TPTS-678429	BELLELI ENERGY S.P.A.	Standby	01/25/06	09/15/07	1,049,600.00
TPTS-678478	BELLELI ENERGY S.P.A.	Standby	01/25/06	03/15/10	5,222,891.63
TPTS-678518	HANOVER COMPRESSION	Standby	01/26/06	11/30/07	38,868.05
TPTS-678818	HANOVER (GB) LTD.	Standby	02/09/06	01/30/10	102,610.83
TPTS-679025	BELLELI ENERGY S.P.A.	Standby	02/23/06	07/08/10	1,917,799.90
TPTS-679056	BELLELI ENERGY S.P.A.	Standby	02/23/06	07/30/10	480,000.00
TPTS-679066	BELLELI ENERGY S.P.A.	Standby	02/22/06	07/30/10	522,398.10
TPTS-679068	BELLELI ENERGY S.P.A.	Standby	02/22/06	09/15/09	1,049,600.00
TPTS-679703	HANOVER COMPRESSION	Standby	03/17/06	04/15/08	201,116.27
TPTS-679803	BELLELI ENERGY S.P.A.	Standby	03/24/06	10/27/07	2,585,000.00
TPTS-679875	BELLELI ENERGY S.P.A.	Standby	03/24/06	04/27/10	2,585,000.00
TPTS-577185	HANOVER (GB) LTD.	Standby	08/15/07	05/16/09	51,826.31
TPTS-651153	HANOVER COMPRESSION, LP	Standby	08/17/07	03/17/09	403,809.60

Schedule 2.01(b) — 5

			Issuance	Expiry	Amount
L/C REF. NO.	Applicant Name	Type	Date	Date	(USD)

					202,013,263.88

Issued by Scotia Bank

247923	HANOVER EGYPT LLC	Standby	10/03/06	10/05/07	20,000.00
248673	BELLELI ENERGY C.P.E. SPA	Standby	10/20/06	10/30/08	3,563,765.50
250095	BELLELI ENERGY C.P.E. SPA	Standby	11/24/06	10/30/08	3,563,765.50
251254	HANOVER COMPRESSION, LP	Standby	12/15/06	11/03/08	26,400,000.00
259263	BELLELI ENERGY C.P.E. SPA	Standby	06/15/07	04/30/10	1,954,454.00
					35,501,985.00

Total					237,515,248.88
Schedule 2.01(b) — 6

Schedule 6.01(j) – Excepted Property
1. Certificates and stock powers not held by the administrative agents (or their representatives) under the Existing Universal Credit Agreement and Existing Hanover Credit Agreement immediately prior to the Initial Funding Date pursuant to the last sentence of Section 9.07(a).
Schedule 6.01(j) — 1

Schedule 7.02 — Liabilities
1.	Miscellaneous performance bonds and guarantees and similar contingent obligations, none of which constitute debt under GAAP for borrowed money and all of which are permitted under this Agreement.
2.	See also Schedule 10.01.
Schedule 7.02— 1

Schedule 7.03 — Litigation
NONE
Schedule 7.03— 1

Schedule 7.09 — Taxes
Holdings, UCO Compression 2002 LLC, UCO Compression 2005 LLC and Hanover Canada Corporation have not filed all franchise, sales and use and property tax returns, if any, that may be applicable. Any remaining unfiled returns would in no event constitute a Material Adverse Effect.
Schedule 7.09— 1

Schedule 7.10 — Titles, Etc.
Various lease agreements for compressor units contain purchase options at specified intervals during the contract term.
Schedule 7.10— 1

Schedule 7.14 — Subsidiaries

Jurisdiction of
Incorporation/
	Company	Organization
1	Exterran, Inc.	Texas
2	Universal Compression International, Inc.	Delaware
3	Compressor Systems International, Inc.	Delaware
4	UCO Compression 2005 LLC	Delaware
5	Beijing Universal Compression Technical Services Company Ltd.	China
6	Enterra Compression Investment Company	Delaware
7	Quimex S.A.	Switzerland
8	Excel Energy Services Limited	Nigeria
9	Exterran Partners, L.P. (51%)	Delaware
10	UCO GP, LLC	Delaware
11	Universal Compression International Ltd.	Cayman Island
12	Universal Compression Canadian Holdings, Inc.	Delaware
13	Universal Compression Services, LLC	Delaware
14	UCO Compression Holding, L.L.C.	Delaware
15	EXLP Operating LLC	Delaware
16	UCI GP LP LLC	Delaware
17	Universal Compression Finance Company Ltd.	Barbados
18	PT Universal Compression Indonesia	Indonesia
19	EI Leasing LLC	Delaware
20	Universal Compression del Peru, S.R.L.	Peru
21	EXLP Leasing LLC	Delaware
22	UCI MLP LP LLC	Delaware
23	Universal Compression of Colombia Ltd.	Cayman Islands
24	Universal Compression (Thailand), Ltd.	Thailand
25	UCO General Partner, LP	Delaware
26	Uniwhale Ltd. (75%)	Cayman Islands
27	Exterran Canadian Partnership Holdings LP Company	Nova Scotia, Canada
28	Universal Compression Services de Venezuela, C.A.	Venezuela
29	Exterran ABS 2007 LLC	Delaware
30	Uniwhale de Colombia E.U.	Colombia
31	Exterran Canada, Limited Partnership	Nova Scotia, Canada
32	Universal Compression (Australia) Pty Ltd	Australia
33	Universal Compression International Holdings, S.L.U.	Spain
34	Exterran ABS Leasing 2007 LLC	Delaware
Schedule 7.14— 1

Jurisdiction of
Incorporation/
	Company	Organization
35	Universal Compression Ltda.	Brazil
36	Compression Services de Mexico, S.A. de C.V.	Mexico
37	Probalance Engenharia Ltda.	Brazil
38	Universal Compression de Mexico, S.A. de C.V.	Mexico
39	Universal Compression Argentina S.A.	Argentina
40	Universal Compression de Venezuela Unicom, C.A.	Venezuela
41	Universal Compression Bolivia Ltda.	Bolivia
42	Energy Dynamics de Venezuela, C.A.	Venezuela
43	Exterran Canadian Partnership Holdings GP ULC	Alberta, Canada
44	Universal Compression Cayman Ltd.	Cayman Islands
45	Universal Compression Mauritius	Mauritius
46	Universal Compression Singapore Pte. Ltd.	Singapore
47	B.T.I. Holdings Pte Ltd	Singapore
48	B.T. Engineering Pte Ltd	Singapore
49	Columbus Insurance Ltd.	Cayman Islands
50	Exterran Energy Solutions, L.P.	Delaware
51	EES Leasing LLC	Delaware
52	Hanover SPE, L.L.C.	Delaware
53	Hanover Compressor Company	Delaware
54	Hanover Compression General Holdings LLC	Delaware
55	Hanover Compressor Capital Trust	Delaware
56	Hanover HL Holdings, LLC	Delaware
57	Hanover HL, LLC	Delaware
58	Hanover Compressed Natural Gas Services, LLC	Delaware
59	HC Cayman LLC	Delaware
60	HCL Columbia, Inc.	Delaware
61	Hanover Australia, L.L.C.	Delaware
62	Nigerian Leasing, LLC	Delaware
63	Hanover Partners Nigeria LLC	Delaware
64	Hanover Compressor Nigeria, Inc.	Delaware
65	KOG, Inc.	Delaware
66	Hanover General Energy Transfer, LLC	Delaware
67	Hanover Limited Energy Transfer, LLC	Delaware
68	Energy Transfer-Hanover Ventures, L.P.	Delaware
69	Hanover IDR, Inc.	Delaware
70	Hanover Ecuador L.L.C.	Delaware
71	Hanover Asia, Inc.	Delaware
72	Hanover Colombia Leasing, LLC	Delaware
Schedule 7.14— 2

Jurisdiction of
Incorporation/
	Company	Organization
73	HC Leasing, Inc.	Delaware
74	Hanover Argentina S.A.	Argentina
75	Hanover (Malaysia) SDN BHD	Malaysia
76	P.T. Hanover Indonesia	Indonesia
77	Hanover Compression Compania Limitada — d/b/a Hanover Chile Ltda.	Chile
78	Hanover de Mexico, S. de R.L. de C.V.	Mexico
79	Hanover Cayman Limited	Cayman Islands
80	Hanover Compressor de Mexico, S. de R.L. de C.V.	Mexico
81	Hanover Compressor Peru S.A.C.	Peru
82	Hanover Peru Selva S.R.L.	Peru
83	Hanover International SA	Switzerland
84	Hanover Compressor Holding Company NL B.V.	Netherlands
85	Belleli Energy S.P.A.	Italy
86	Production Operators Cayman Inc	Cayman Islands
87	Hanover Venezuela, C.A.	Venezuela
88	HC Cayman Ltd.	Cayman Islands
89	Aurora (Barbados), SRL	Barbados
90	Hanover Canada Corporation	Alberta
91	H.C.C. Compressor de Venezuela, C.A.	Venezuela
92	Hanover Bolivia Ltda.	Bolivia
93	Hanover Brasil Ltda.	Brazil
94	Hanover Nigeria Energy Services Limited	Nigeria
95	HG Compression Services Nigeria Limited (51%)	Nigeria
96	Hanover Services (GB) Ltd.	United Kingdom
97	Hanover Middle East LLC (70%)	Oman
98	Hanover Eastern Hemisphere F.Z.E.	United Arab Emirates
99	Hanover Pakistan (Private) Limited	Pakistan
100	Hanover Compressor Services B.V.	Netherlands
101	Hanover Malta Holding Limited	Malta
102	Hanover North Africa Limited	Malta
103	Hanover Egypt LLC	Egypt
104	Hanover Kazakhstan LLP	Kazakhstan
105	Belleli Energy CPE S.p.A.	Italy
106	Belleli Energy FZE	United Arab Emirates
107	Belleli Energy Djibouti FZCO	Djibouti
108	Arabian European Mechanical Company Ltd. (49%)	Saudi Arabia
Schedule 7.14— 3

Jurisdiction of
Incorporation/
	Company	Organization
109	Servicompresores, C.A.	Venezuela
110	Hanover (GB) Limited	United Kingdom
111	Hanover Poland sp. z.o.o.	Poland
Schedule 7.14— 4

Schedule 7.19 — Hedging Agreements
(As of July 31, 2007)

		EFFECTIVE			MTM
COUNTERPARTY	NOTIONAL	DATE	MATURE	RATE	7/31/2007
Floating to Fixed Cash Flow Hedges

JP Morgan	$68,750	01/27/05	03/31/10	0.04037	$1,269
Wachovia	$68,750	01/27/05	03/31/10	0.03990	$1,224
Deutsche	$68,750	01/27/05	03/31/10	0.04035	$1,220
Scotia	$68,750	01/27/05	03/31/10	0.04007	$962
	$275,000			0.04017	$4,675

ABS Floating to Fixed

Wachovia	$63,613	04/02/04	01/20/13	0.05210	$(218)
Wachovia	$43,939	11/01/05	08/20/19	0.04450	$1,830
RBS/Ambac	$51,633	11/28/05	08/20/19	0.05020	$1,567
	$159,185			0.04939	$3,179

TOTAL	$434,185			0.04355	$7,854

Hanover Compression Limited Partnership
($thousands)

		EFFECTIVE		Floating	MTM
COUNTERPARTY	NOTIONAL	DATE	MATURE	RATE	7/31/2007
(Fair Value Hedges) Fixed to Floating

Wachovia	$100,000	03/31/04	12/15/10	9.6920%	$(4,453)
Scotia	$100,000	03/15/07	12/15/10	9.7720%	$(4,154)

					$(8,607)

Schedule 7.19— 1

Schedule 7.20 — Restriction on Liens
1.	The ABS Facility, including without limitation, the Intercreditor Agreement, as defined in the Senior Secured Credit Agreement.

2.	See also Schedule 10.02.
Schedule 7.20— 1

Schedule 8.08 — Canadian Taxes
NONE
Schedule 8.08— 1

Schedule 8.09 — Location of Canadian Personal Property
NONE
Schedule 8.09— 1

Schedule 9.07(a) — US Excluded Collateral
Each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) tangible Property that is not located in the continental United States (including its possessions), (ii) motor vehicles, forklifts, trailers photocopiers or any property which may be covered by a certificate of title, (iii) Equity Interests in each first-tier Foreign Subsidiary required to prevent the Collateral from including more than 65% of all Equity Interests in such Foreign Subsidiary, (iv) any lease, license, contract, property rights or agreement to which the US Borrower or any Subsidiary is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Person therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code); provided, however that such security interest shall, unless otherwise not included from the Collateral under the Loan Documents, attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above, (v) Property owned by other Persons involved in an ABS Facility; (vi) any Property subject to a Lien permitted by Section 10.02(b), (e) or (g) of this Agreement, so long as such Lien is in effect, and (vii) any Property owned by a member of the EPLP Group.
Schedule 9.07(a)— 1

Schedule 9.07(b) — Canadian Excluded Collateral
Each reference to Collateral located in Canada or to any relevant type or item of Property constituting Collateral located in Canada shall be deemed to exclude (i) any general intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favour of a third party, unless and until all required consents shall have been obtained (and where such consents have not been obtained, such general intangibles or other rights shall be held in trust for the Canadian Administrative Agent and shall be subject to the direction of the Canadian Administrative Agent upon the occurrence and continuance of an Event of Default), (ii) Property owned by or assigned to the ABS Subsidiaries as permitted under the Credit Agreement; provided that, upon the transfer of such Property (owned or assigned to any ABS Subsidiary) to a Significant Canadian Subsidiary, such Property shall, unless otherwise not included from the Collateral under the Loan Documents, become Collateral, (iii) any Property subject to a Lien permitted by Section 10.02(b), (e) or (g) of the Credit Agreement, so long as such Lien is in effect, (iv) any Property owned by a member of the EPLP Group as permitted under the Credit Agreement and (v) “Consumer Goods” (as defined in the Personal Property Security Act (Alberta) or any comparable legislation in any other Canadian province or territory).
Schedule 9.07(b)— 1

Schedule 10.01 — Debt
1.	The Existing Indebtedness and the guarantee by the US Borrower of Hanover’s obligations under the 4.75% Convertible Notes Due 2014 and the 4.75% Convertible Notes Due 2008.
2.	Miscellaneous equipment leases and other equipment financings as noted on Schedule 10.02, Item 2.
3.	Letters of credit issued under Belleli’s bank facilities not in excess of $32 million and insurance premium financing of the US Borrower and its Subsidiaries.
Schedule 10.01— 1

Schedule 10.02 — Liens
1.	Liens securing the Existing Indebtedness.
2.	The following UCC filings and Canadian equivalents securing obligations under equipment leases and other equipment financings, the Existing Hanover Credit Agreement, the 8.50% Equipment Lease Notes or the 8.75% Equipment Lease Notes:

Energy Transfer Hanover-Ventures, L.P.
12001 North Houston Rosslyn
Houston, TX 77086	3385063	DELAWARE

Equity Leasing Corporation
12001 North Houston Rosslyn
Houston, TX 77086		OKLAHOMA

Hanover Asia, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	3070145	DELAWARE

Hanover Australia, L.L.C.
12001 North Houston Rosslyn
Houston, TX 77086	3261121	DELAWARE

Hanover Colombia Leasing LLC
12001 North Houston Rosslyn
Houston, TX 77086	3695427	DELAWARE

Hanover Compressor Capital Trust
12001 North Houston Rosslyn
Houston, TX 77086	3134346	DELAWARE

Hanover Compression General Holdings, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3326648	DELAWARE

Hanover Compressor Company
12001 North Houston Rosslyn
Houston, TX 77086	3134929	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	3326660	DELAWARE

Hanover Compressed Natural Gas Services, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3451373	DELAWARE

Hanover Compressor Nigeria, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	2622737	DELAWARE

Hanover Ecuador L.L.C.
12001 North Houston Rosslyn
Houston, TX 77086	3251631	DELAWARE
Schedule 10.02— 1

Hanover General Energy Transfer, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3382629	DELAWARE

Hanover HL, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3608657	DELAWARE

Hanover HL Holdings, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3608238	DELAWARE

Hanover IDR, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	3281862	DELAWARE

Hanover Limited Energy Transfer, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3382635	DELAWARE

Hanover Partners Nigeria LLC
12001 North Houston Rosslyn
Houston, TX 77086	3473446	DELAWARE

Hanover SPE, L.L.C.
12001 North Houston Rosslyn
Houston, TX 77086	2970030	DELAWARE

Hanover/Trinidad, L. L.0 .
12001 North Houston Rosslyn
Houston, TX 77086	3239942	DELAWARE

HC Cayman LLC
12001 North Houston Rosslyn
Houston, TX 77086	3136530	DELAWARE

HC Leasing, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	3469682	DELAWARE

HCL Colombia, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	3332084	DELAWARE

KOG, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	2208978	DELAWARE

Nigerian Leasing, LLC
12001 North Houston Rosslyn
Houston, TX 77086	3294537	DELAWARE

Southwest Industries, Inc.
12001 North Houston Rosslyn
Houston, TX 77086	3421739	DELAWARE

Hanover Compression Inc.
12001 North Houston Rosslyn
Houston, TX 77086	21203649	DELAWARE
Schedule 10.02— 2

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	32285941	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	32285982	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Drive, Suite 200
Houston, TX 77041	41825746	DELAWARE

Hanover Compression Inc.
12001 North Houston Rosslyn
Houston, TX 77086	43045731	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Drive, Suite 200
Houston, TX 77041	52547116	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Drive, Suite 200
Houston, TX 77041	63356409	DELAWARE

Hanover Compression Limited Partnership
9704 W I-20
Midland, TX 79706	63720794	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Drive, Suite 200
Houston, TX 77041	41825910	DELAWARE

Hanover Compression Inc.
12001 North Houston Rosslyn
Houston, TX 77086	41880345	DELAWARE

Universal Compression Canada Limited
Partnership	05040535063	ALBERTA

Universal Compression Canada Limited
Partnership	0531726408	ALBERTA

Universal Compression Canada Limited
Partnership	06021625998	ALBERTA

Universal Compression Canada Limited
Partnership	06041700136	ALBERTA

Universal Compression Canada Limited
Partnership	06041828366	ALBERTA

Universal Compression Canada Limited
Partnership	06072018465	ALBERTA
Schedule 10.02— 3

Universal Compression Canada Limited
Partnership	07052440760	ALBERTA

Universal Compression Canada Limited	04052530815	ALBERTA

Universal Compression Canada Limited	05031803066	ALBERTA

Universal Compression Canada Limited	05060225983	ALBERTA

Universal Compression Canada Limited	01112223571	ALBERTA

Universal Compression Canada Limited	03051438343	ALBERTA

Universal Compression Canada	04120231586	ALBERTA

Universal Compression Canada	05081238882	ALBERTA

Universal Compression Canada	05111812037	ALBERTA

Universal Compression Canada	01101130951	ALBERTA

Universal Compression Canada	03040128625	ALBERTA

Universal Compression Canada	04062408721	ALBERTA

Universal Compression Canada Limited	8791951	BRITISH COLUMBIA

Hanover Maloney Inc.	03040318002	ALBERTA

Maloney Industries Inc.	00060532736	ALBERTA
Schedule 10.02— 4

Maloney Industries Inc.	00060532884	ALBERTA

Collicutt Hanover Services Ltd.	00021718762	ALBERTA

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	20346795	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	20346803	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	20346837	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	20346860	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	21203649	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	32285941	DELAWARE

Hanover Compression Limited Partnership
12001 North Houston Rosslyn
Houston, TX 77086	32285982	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Dr., Suite 200
Houston, TX 77041	41825746	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Dr., Suite 200
Houston, TX 77041	41825910	DELAWARE

Hanover Compression Inc.
12001 North Houston Rosslyn
Houston, TX 77086	43045731	DELAWARE

Hanover Compression Inc.
12001 North Houston Rosslyn
Houston, TX 77086	51021709	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Dr., Suite 200
Houston, TX 77041	52547116	DELAWARE

Hanover Compression Limited Partnership
11000 Corporate Centre Dr., Suite 200
Houston, TX 77041	53287902	DELAWARE
Schedule 10.02— 5

Hanover Compression Limited Partnership
11000 Corporate Centre Dr., Suite 200
Houston, TX 77041	63356409	DELAWARE

Hanover Compression Limited Partnership
9704 W. I-20
Midland, TX 79706	63720794	DELAWARE

Universal Compression, Inc.
4440 Brittmore Rd.
Houston, TX 77041	00-00519011	TEXAS

Universal Compression, Inc.
4440 Brittmore Rd.
Houston, TX 77041	00-00620485	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	02-0036924026	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	03-0024000908	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	03-0028145457	TEXAS

Exterran, Inc.
3808 South Eastman Road
Longview, TX 75602	003-0035082394	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	03-0036006523	TEXAS

Exterran
9021 State Hwy 107
Mission, TX 78574	04-0048500667	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	04-0063267927	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	05-0014085548	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	06-0006345135	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	06-0011344302	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	06-0018659015	TEXAS
Schedule 10.02— 6

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	06-0037918711	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	07-0000640926	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	07-0002291041	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	07-0013306333	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	07-0023579871	TEXAS

Exterran, Inc.
4440 Brittmore Rd.
Houston, TX 77041	13-1742850004	TEXAS
3.	Other Existing Liens
a.	Our subsidiary, Belleli Energy S.P.A. has financed its operations through the factoring liens securing its receivables. In addition, Belleli has Liens securing its revolving credit facilities.

b.	Pledge of equity interest in Harwat International Finance Corp. and other Liens to Royal Bank of Scotland to secure financing.

c.	Pledge of equity interest in Harwat International Finance Corp. and other Liens to Bank of Scotland to secure financing.

d.	Liens, including pledge by Hanover Cayman Limited of its interest in WilPro Energy Sevices (PIGAP II) Limited to secure the non-recourse project financing obtained by WilPro Energy Services (El Furrial) Limited.

e.	Liens, including pledge by Production Operators Cayman Inc. of its interest in WilPro Energy Services (El Furrial) Limited to secure a non-recourse project financing.

f.	Liens securing letters of credit, insurance premium financing, capital lease obligations, Hedging Agreements, guarantees and surety bonds of US Borrower and its Subsidiaries.
Schedule 10.02— 7

4.	Mortgaged Real Property securing Debt under the Existing Hanover Credit Agreement includes:

ADDRESS/STATE		COUNTY/PARISH
1.	9704 West 120, Midland, TX 79706	Midland County

2.	1203 Industrial Park Drive, Victoria, TX 77905-0616	Victoria County

3.	2019 Hwy 135, Kilgore, TX 75662	Gregg County

4.	8193 Lone Tree Road, Victoria, TX 77905-3792	Victoria County

5.	1302 Saratoga, Corpus Christi, TX 78417-3333	Nueces County

6.	20602 East 81st, Broken Arrow, OK 74014-2935	Wagoner County

7.	301 Cummings, Pocola, Oklahoma 74902-3612	Le Flore County

8.	801 Industrial Park, Davis, Oklahoma 73030	Murray County

9.	1114 Hughes Road, Broussard, LA 70518-8045	Saint Martin Parish

10.	1280 Troy King, Farmington, NM 87401-3623	San Juan County

11.	2207 FM 949, Alleytown, TX 78935-2034	Colorado County

12.	1600 West Vandament, Yukon, OK 73099-4402	Canadian County
Schedule 10.02— 8

Schedule 10.03 — Investments, Loans and Advances
1.	Existing investments in Subsidiaries including any member of the EPLP Group.

2.	Existing Investments in Foreign Subsidiaries.

3.	Existing Investments in WilPro Energy Services (PigapII) Limited, WilPro Energy Services (El Furrial) Limited, Harwat International Finance Corp., and Simco Consortium Venezuela Investment.
Schedule 10.03— 1

Schedule 10.05 — Unrestricted Subsidiaries

Jurisdiction of
Incorporation/
	Company	Organization
1	Hanover Malaysia SDN, BHD	Malaysia
2	H.C.C. Compressor de Venezuela, C.A.	Venezuela
3	HC Cayman Ltd.	Cayman Islands
4	Hanover Compressor Capital Trust	Delaware
5	HC Cayman LLC	Delaware
6	Hanover Compressed Natural Gas Services LLC	Delaware
7	HCL Colombia, Inc.	Delaware
8	Hanover SPE LLC	Delaware
9	Hanover Australia LLC	Delaware
10	Nigerian Leasing, LLC	Delaware
11	Hanover Partners Nigeria LLC	Delaware
12	Exterran Partners, L.P.	Delaware
13	EXLP Operating LLC	Delaware
14	EXLP Leasing LLC	Delaware
Schedule 10.05— 1

Schedule 10.14(j) — Permitted Property Sales
U.S.
Offices, fabrication facilities and other buildings and improvements located at 12001 N. Houston Rosslyn, Houston TX
Italy & UAE
The Equity Interest in entities organized in Italy or its subsidiaries, Property located in Italy or Property otherwise for the operations or business in Italy, including the Equity Interest in Belleli Energy SpA or its subsidiaries or the Property thereof.
Venezuela
The Equity Interest in entities organized in Venezuela, Property located in Venezuela or Property otherwise for the operations or business in Venezuela, including Equity Interests of Persons not organized in Venezuela and the Property thereof, including:
Wilpro Energy Services (El Furrial ) Limited (Cayman Islands entity)
Wilpro Energy Services (PIGAP II) Limited (Cayman Islands entity)
Harwatt Internationl Finaince Corp. N.V. (The Netherlands entity) & Simco Consortium (Venezuelan entity)
Nigeria
The Equity Interest in entities organized in Nigeria, Property located in Nigeria or Property otherwise for the operations or business in Nigeria, including Equity Interests of Persons not organized in Nigeria and the Property thereof, including:
Cawthorne Channel Gas Proceesing Barges and related facilities and other Property
Otumra Gas Processing Barge and related facilities and other Property
Minority Investment in Global Energy
Oguta Compression Assets and related facilities and other Property
Amni Compression Assets and related facilities and other Property
Schedule 10.14(j)— 1

Schedule 10.16 — Transactions with Affiliates
1.	Contribution, Conveyance and Assumption Agreement dated October 20, 2006, pursuant to which Holdings and its Subsidiaries will convey a portion of their domestic contract compression business to the EPLP Group.
2.	Amended and Restated Contribution Conveyance and Assumption Agreement, dated July 6, 2007, by and among Exterran Partners, L.P., Exterran, Inc., UCO Compression 2005 LLC, EI Leasing LLC, UCO GP, LLC, UCI GP LP LLC, UCO General Partner, LP, UCI MLP LP LLC, UCLP Operating LLC and UCLP Leasing LLC, as amended by the First Amendment to Omnibus Agreement, dated July 9, 2007.
3.	Omnibus Agreement.
4.	Transactions with Affiliates disclosed in the existing SEC filings of the US Borrower and Subsidiaries.
5.	In connection with our acquisition of Tidewater Compression in 1998, we entered into a registration rights agreement with Castle Harlan Partners III, L.P. and some of our other stockholders (including certain of our directors and officers). Under the registration rights agreement, these stockholders generally have the right to require us to register any or all of their shares of our common stock under the Securities Act of 1933, at our expense, subject to certain minimum dollar values. In addition, these stockholders are generally entitled to include, at our expense, their shares of our common stock covered by the registration rights agreement in any registration statement that we propose to file with respect to registration of our common stock under the Securities Act of 1933. We also agreed in this registration rights agreement to indemnify the stockholders against specified liabilities, including liabilities under the Securities Act of 1933.
6.	Transactions among Borrowers and Restricted Subsidiaries, and among Restricted Subsidiaries.
Schedule 10.16— 1